UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.    )

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Duke Realty Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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600 East 96th Street

Suite 100

Indianapolis, Indiana 46240

(317) 808-6000

March 18, 2009

Dear Shareholder:

The Board of Directors and officers of Duke Realty Corporation join me in extending to you a cordial invitation to attend our annual meeting of shareholders. This meeting will be held on Wednesday, April 29, 2009, at 3:00 p.m. local time, at the Conrad Indianapolis, 50 West Washington Street, Indianapolis, Indiana 46204. To reserve your seat at the annual meeting, please call 800-875-3366 or send an e-mail to ir@dukerealty.com. As in past years, we believe that both the shareholders and management of Duke Realty Corporation can gain much through participation at this meeting. Our objective is to make it as informative and interesting as possible.

This year we are pleased to take advantage of the Securities and Exchange Commission rule allowing companies to furnish proxy materials to their shareholders over the Internet. We believe that this e-proxy process will expedite shareholders’ receipt of proxy materials, while lowering the costs of delivery and reducing the environmental impact of our annual meeting. On March 18, 2009, we mailed to a majority of our shareholders a notice containing instructions on how to access our proxy statement and 2008 annual report to shareholders and how to vote online. All other shareholders will receive these materials by mail. The proxy statement contains instructions on how you can (i) receive a paper copy of the proxy statement and 2008 annual report, if you only received a notice by mail, or (ii) elect to receive your proxy statement and 2008 annual report over the Internet, if you received them by mail this year.

Whether or not you plan to attend the annual meeting, we urge you to vote promptly by mail, by telephone or on the Internet in order to ensure that we record your votes on the business matters presented at the annual meeting.

We look forward to seeing you on April 29th.

Sincerely,

Dennis D. Oklak

Chairman and Chief Executive Officer

600 East 96th Street

Suite 100

Indianapolis, Indiana 46240

(317) 808-6000

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be held April 29, 2009

Notice is hereby given that the 2009 Annual Meeting of Shareholders, or the “Annual Meeting,” of Duke Realty Corporation, or the “Company,” will be held at the Conrad Indianapolis, 50 West Washington Street, Indianapolis, Indiana 46204, on Wednesday, April 29, 2009, at 3:00 p.m. local time. At the Annual Meeting, the shareholders will be asked to act on the following:

1. To elect twelve directors to serve on the Company’s Board of Directors for a one-year term ending at the 2010 Annual Meeting of Shareholders;

2. To ratify the reappointment by the Board of Directors of KPMG LLP as the Company’s independent public accountants for the fiscal year 2009;

3. To approve the Company’s Amended and Restated 2005 Long-Term Incentive Plan, or the “2005 Incentive Plan,” which includes an increase in the number of shares of common stock that may be issued thereunder by 3,900,000 shares and re-approve a list of qualified business criteria for performance-based awards in order to preserve Federal income tax deductions; and

4. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

Only shareholders of record at the close of business on Monday, March 2, 2009 are entitled to notice of and to vote at the Annual Meeting or at any adjournments or postponements thereof. At least a majority of the outstanding shares of common stock of the Company present in person or by proxy is required for a quorum.

YOUR VOTE IS IMPORTANT!

Submitting your proxy does not affect your right to vote in person if you attend the Annual Meeting. Instead, it benefits the Company by reducing the expenses of additional proxy solicitation. Therefore, you are urged to submit your proxy as soon as possible, regardless of whether or not you expect to attend the Annual Meeting. You may revoke your proxy at any time before its exercise by (i) delivering written notice of revocation to the Company’s Corporate Secretary, Howard L. Feinsand, at the above address, (ii) submitting to the Company a duly executed proxy card bearing a later date, (iii) voting via the Internet or by telephone at a later date, or (iv) appearing at the Annual Meeting and voting in person; provided, however, that no such revocation under clause (i) or (ii) shall be effective until written notice of revocation or a later dated proxy card is received by the Company’s Corporate Secretary at or before the Annual Meeting, and no such revocation under clause (iii) shall be effective unless received on or before 11:59 p.m., Indianapolis local time, on April 9, 2009.

When you submit your proxy, you authorize Dennis D. Oklak or Howard L. Feinsand or either one of them, each with full power of substitution, to vote your shares at the Annual Meeting in accordance with your instructions or, if no instructions are given, to vote for the election of the director nominees, for the appointment of the independent auditors for 2009, for the approval of the 2005 Incentive Plan, and to vote on any adjournments or postponements of the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the

Stockholders Meeting to be Held on April 29, 2009

The Company’s proxy statement, proxy card and 2008 Annual Report are available at http://phx.corporate-ir.net/phoenix.zhtml?c=60691&p=proxy.

By order of the Board of Directors,

Howard L. Feinsand

Executive Vice President,

General Counsel and Corporate Secretary

Indianapolis, Indiana

March 18, 2009

600 East 96th Street

Suite 100

Indianapolis, Indiana 46240

(317) 808-6000

QUESTIONS AND ANSWERS

PROXY STATEMENT

FOR 2009 ANNUAL MEETING OF SHAREHOLDERS

Why did I receive this proxy?

The Board of Directors of Duke Realty Corporation, or the “Company,” is soliciting proxies to be voted at its 2009 Annual Meeting of Shareholders, or the “Annual Meeting.” The Annual Meeting will be held on Wednesday, April 29, 2009, at 3:00 p.m. local time at the Conrad Indianapolis, 50 West Washington Street, Indianapolis, Indiana 46204. For driving directions to the Annual Meeting, please call 800-875-3366. This proxy statement, or the “Proxy Statement,” summarizes the information you need to know to vote by proxy or in person at the Annual Meeting. You do not need to attend the Annual Meeting in person in order to vote.

Why did I receive a Notice of Internet Availability of Proxy Materials?

Pursuant to certain rules adopted by the Securities and Exchange Commission, or “SEC,” we are making this Proxy Statement, the enclosed proxy card, and our 2008 Annual Report available to our shareholders electronically via the Internet. Accordingly, certain of our shareholders received a Notice of Internet Availability of Proxy Materials, or “Notice,” which was or will be sent to shareholders on or about March 18, 2009 containing instructions on how to access this Proxy Statement and our 2008 Annual Report via the Internet and how to vote online. If you received the Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you request a copy in the manner described in the Notice. All shareholders will be able to access the proxy materials on a website referred to in the Notice and this Proxy Statement and will be able to request to receive a printed set of the proxy materials by mail or electronically, in either case, free of charge. If you would like to receive a printed or electronic copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice. By participating in the e-proxy process, we will save money on the cost of printing and mailing documents to you and reduce the impact of the Annual Meeting on the environment.

When was this Proxy Statement mailed?

This Proxy Statement, the enclosed proxy card and our 2008 Annual Report were mailed to shareholders beginning on or about March 18, 2009.

Who is entitled to vote?

All shareholders of record as of the close of business on Monday, March 2, 2009, or the “Record Date,” are entitled to vote at the Annual Meeting.

What are the quorum requirements for the Annual Meeting?

In order for any business to be conducted, the holders of a majority of the shares of common stock entitled to vote at the Annual Meeting must be present, either in person or represented by proxy. For the purpose of determining the presence of a quorum, abstentions and broker non-votes (which occur when shares held by brokers or nominees for beneficial owners are voted on some matters but not on others) will be counted as present. As of the Record Date, 148,498,027 shares of common stock were issued and outstanding. There were also 6,763,508 outstanding limited partnership units in our operating partnership, Duke Realty Limited Partnership, or “the Operating Partnership.” All such units are convertible to shares of the Company’s common stock at a 1:1 ratio.

How many votes do I have?

Each share of common stock outstanding on the Record Date is entitled to one vote on each item submitted for consideration.

How do I vote?

By Mail:	Vote, sign, and date your proxy card and mail it in the postage-paid envelope.

In Person:	Vote at the Annual Meeting.

By Telephone:	Call toll-free 800-690-6903 and follow the instructions. You will be prompted for certain information that can be found on your proxy card.

Via Internet:	Log on to http://www.proxyvote.com and follow the on-screen instructions. You will be prompted for certain information that can be found on your proxy card.

Note: Please refer to the specific instructions set forth on the Notice or printed proxy materials.

How do I vote my shares that are held by my broker?

If you have shares held by a broker, you may instruct your broker to vote your shares by following the instructions that the broker provides to you. Most brokers offer voting by mail, telephone and on the Internet.

What am I voting on?

You will be voting on the following proposals:

Proposal One:    The election of twelve directors to serve on the Company’s Board of Directors for a one-year term ending on the date of the Company’s 2010 Annual Meeting of Shareholders, or the “2010 Annual Meeting.”

Proposal Two:    The ratification of the reappointment by the Board of Directors of KPMG LLP, or KPMG, as the Company’s independent public accountants for the fiscal year 2009.

Proposal Three:    The approval of the 2005 Incentive Plan to increase the number of shares of common stock that may be issued thereunder by 3,900,000 shares and re-approve a list of qualified business criteria for performance-based awards in order to preserve Federal income tax deductions.

Will there be any other items of business on the agenda?

The Board of Directors is not presently aware of any other items of business to be presented for a vote at the Annual Meeting other than the proposals noted above. Nonetheless, in case there is an unforeseen need, your proxy gives discretionary authority to Dennis D. Oklak and Howard L. Feinsand with respect to any other matters that might be brought before the meeting. Those persons intend to vote your proxy in accordance with their best judgment.

How many votes are required to act on the proposals?

The election of each director requires the affirmative vote of at least a majority of the shareholders present in person or represented by proxy and entitled to vote for the election of directors. An abstention, broker non-vote, or direction to withhold authority will result in a nominee receiving fewer votes, and will have the same effect as a vote against the nominee.

The approval of the reappointment of KPMG as the Company’s independent public accountants for 2009 requires the affirmative vote of the holders of a majority of the common stock present in person or represented by proxy and entitled to vote at the Annual Meeting. Abstentions and broker non-votes are counted towards a quorum, but will not be treated as a vote against the reappointment and, accordingly, will have no effect on the majority vote required.

The approval of the Company’s 2005 Incentive Plan requires the affirmative vote of the holders of a majority of the common stock present in person or represented by proxy and entitled to vote at the Annual Meeting, provided that the total vote cast represents over 50% of the total number of shares outstanding on the Record Date for the Annual Meeting. Abstentions and broker non-votes will have the effect of a vote against the approval of the 2005 Incentive Plan unless holders of 50% of the total number of shares outstanding on the Record Date cast votes on such proposal, in which case an abstention or broker non-vote will have no effect on the result of the vote.

If any shareholder proposal is properly presented at the Annual Meeting, approval of the shareholder proposal will be approved if the votes cast in favor of such proposal exceed the votes cast opposing such proposal. Abstentions and broker non-votes will be counted towards a quorum, but will not be counted for any purpose in determining whether the proposal has been approved.

What happens if I return my proxy card without voting on all proposals?

When you return a properly executed proxy card, the Company will vote the shares that the proxy card represents in accordance with your directions. If you return the signed proxy card with no direction on a proposal, the Company will vote your proxy in favor of (FOR) Proposals One, Two and Three.

What if I want to change my vote after I return my proxy?

You may revoke your proxy at any time before its exercise by:

(i) delivering written notice of revocation to the Company’s Corporate Secretary, Howard L. Feinsand, at 600 East 96th Street, Suite 100, Indianapolis, Indiana 46240;

(ii) submitting to the Company a duly executed proxy card bearing a later date;

(iii) voting via the Internet or by telephone at a later date; or

(iv) appearing at the Annual Meeting and voting in person.

provided, however, that no such revocation under clause (i) or (ii) shall be effective until written notice of revocation or a later dated proxy card is received by the Company’s Corporate Secretary at or before the Annual Meeting, and no such revocation under clause (iii) shall be effective unless received on or before 11:59 p.m., Indianapolis local time, on April 9, 2009.

Will anyone contact me regarding this vote?

It is contemplated that brokerage houses will forward the proxy materials to shareholders at the request of the Company. In addition to the solicitation of proxies by use of the mails, officers and regular employees of the Company may solicit proxies by telephone, facsimile, e-mail or personal interviews without additional compensation. The Company reserves the right to engage solicitors and pay compensation to them for the solicitation of proxies.

Who has paid for this proxy solicitation?

The Company will bear the cost of preparing, printing, assembling and mailing the Notice, proxy card, Proxy Statement and other materials that may be sent to shareholders in connection with this solicitation. The Company also may reimburse brokerage houses and other custodians, nominees and fiduciaries for their expenses incurred in forwarding solicitation materials to the beneficial owners of shares held of record by such persons.

How do I submit a proposal for the 2010 Annual Meeting?

If a shareholder wishes to have a proposal considered for inclusion in the proxy statement for the 2010 Annual Meeting, he or she must submit the proposal in writing to the Company (Attention: Howard L. Feinsand, Corporate Secretary) so that the Company receives the proposal by November 18, 2009. Shareholders also are advised to review the Company’s by-laws, which contain additional advance notice requirements, including requirements with respect to advance notice of shareholder proposals and director nominations.

The Board of Directors of the Company will review any shareholder proposals that are timely submitted and will determine whether such proposals meet the criteria for inclusion in the proxy solicitation materials or for consideration at the 2010 Annual Meeting. In addition, the persons named in the proxies retain the discretion to vote proxies on matters of which the Company is not properly notified at its principal executive offices on or before 60 days prior to the 2010 Annual Meeting, and also retain such authority under certain other circumstances.

What does it mean if I receive more than one proxy card?

It means that you have multiple accounts at the transfer agent or with stockbrokers. Please complete and return all proxy cards to ensure that all your shares are voted.

How do I receive future proxy materials electronically?

If you are a shareholder of record, you may, if you wish, receive future proxy statements and annual reports electronically. To do so, please log on to http://www.proxyvote.com and follow the instructions to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. You will need to refer to the company number and the control number on your proxy card. If you later wish to receive proxy statements and annual reports by regular mail, this electronic enrollment may be cancelled.

Can I find additional information on the Company’s website?

Yes. The Company’s website is located at http://www.dukerealty.com. Although the information contained on the Company’s website is not part of this Proxy Statement, you can view additional information on the website, such as the Company’s code of conduct, corporate governance guidelines, charters of board committees and reports that the Company files and furnishes with the SEC. A copy of the Company’s code of conduct, corporate governance guidelines and charters of board committees also may be obtained by written request addressed to Duke Realty Corporation, 600 East 96th Street, Suite 100, Indianapolis, Indiana 46240, Attention: Investor Relations.

PROPOSAL ONE: ELECTION OF DIRECTORS

The Company’s Board of Directors currently consists of fourteen members. Mr. William O. McCoy and R. Glenn Hubbard, Ph.D. have declined to stand for re-election to the Board of Directors at the Annual Meeting. The Company would like to thank Mr. McCoy and Dr. Hubbard for their service. Based on the recommendation of the Corporate Governance Committee, the Board of Directors has nominated all of the remaining directors for re-election to serve for one-year terms that will expire at the Company’s 2010 Annual Meeting or until their successors have been elected and qualified. The Board of Directors has also designated Dennis D. Oklak to continue to serve as Chairman of the Board of Directors.

No security holder that held a beneficial ownership interest in the Company’s common stock of five percent (5%) or more for at least one year recommended any candidates to serve on the Board of Directors.

The Company’s Board of Directors believes that all of the nominees for director will be available for election. However, if a nominee is unavailable for election, the proxy holders may vote for another nominee proposed by the Board of Directors. If the Board of Directors does not propose another director nominee prior to or at the Annual Meeting, the Board of Directors, by resolution, may reduce the number of directors to be elected at the Annual Meeting. Each nominee has agreed to be named in this Proxy Statement and to serve if elected.

The election of each director requires the affirmative vote of at least a majority of the shareholders present in person or represented by proxy and entitled to vote for the election of directors. An abstention, broker non-vote, or direction to withhold authority will result in a nominee receiving fewer votes, and will have the same effect as a vote against the nominee.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL OF THE NOMINEES NAMED BELOW FOR DIRECTOR.

Nominees for Election as Directors

Thomas J. Baltimore, Age 44

Mr. Baltimore is a Co-Founder and President of RLJ Development, LLC, RLJ Development, a privately-held real estate investment firm with over $2 billion in assets. Prior to founding RLJ, Mr. Baltimore was with Hilton Hotels Corporation as a Vice President, Development and Finance (1999 to 2000) and a Vice President of Gaming Development (1997 to 1998). From 1994 to 1996, Mr. Baltimore was Vice President, Business Development for Host Marriott Services. Mr. Baltimore also worked for Marriott Corporation from 1988 to 1989 and from 1991 to 1993, holding various positions in the company, including Senior Director and Manager. Mr. Baltimore serves as a Director for Prudential Financial and Integra LifeSciences. Mr. Baltimore has served as a director of the Company since January 2009.

Barrington H. Branch, Age 68

Mr. Branch has served as President of The Branch-Shelton Company, LLC, a private investment banking firm, since 1998. From October 1991 to February 1997, Mr. Branch was President and Chief Executive Officer of DIHC Management Corporation, a wholly owned U.S. real estate investment subsidiary of Pensioenfonds PGGM. He has served as a director of the Company since 1999. The Board of Directors has determined that Mr. Branch qualifies as an “audit committee financial expert” as defined under the applicable rules established by the SEC.

Geoffrey Button, Age 60

Mr. Button has been engaged as an independent real estate and financing consultant since 1995. Prior to December 1995, he was the Executive Director of Wyndham Investments, Ltd., a property holding company of Allied Domecq Pension Funds. Mr. Button has served as a director of the Company since 1993.

William Cavanaugh III, Age 70

Mr. Cavanaugh served as the Chairman of the World Association of Nuclear Operators (WANO) from 2004 until January 2009. He retired as Chairman of Progress Energy in May 2004 and as Chief Executive Officer in March 2004, posts he held since August 1999. Mr. Cavanaugh previously served as President and Chief Executive

Officer of Carolina Power & Light Company (CP&L), one of the predecessors to Progress Energy, Inc., from October 1996 to August 1999 and as President and Chief Operating Officer of CP&L from September 1992 to October 1996. Mr. Cavanaugh has served as a director of the Company since 1999.

Ngaire E. Cuneo, Age 58

Ms. Cuneo has been a partner of Red Associates, LLC, a venture capital firm in the financial services sector, since 2002. Ms. Cuneo also has served as an Executive Vice President of Forethought Financial Group since 2006. Ms. Cuneo served as a consultant to Conseco, Inc. from March 2001 through December 2001. From 1992 through March 2001, she was an Executive Vice President of Conseco, Inc., an owner, operator and provider of services to companies in the financial services industry. Ms. Cuneo has served as a director of the Company since 1995.

Charles R. Eitel, Age 59

Mr. Eitel has served as Vice Chairman of the Board of The Simmons Bedding Company, an Atlanta based manufacturer of mattresses, since October 2008. Mr. Eitel served as Chairman and Chief Executive Officer of The Simmons Bedding Company from January 2000 until his appointment to Vice Chairman in 2008. Mr. Eitel has worked for a number of companies in various capacities, including, but not limited to, president, chief operating officer, and other similar roles. Mr. Eitel currently serves on the board of directors of The Simmons Bedding Company and served on the board of directors of American Fidelity Assurance until December 31, 2008. Mr. Eitel now serves in an advisory capacity for the board of directors of American Fidelity Assurance. Mr. Eitel has served as a director of the Company since 1999.

Martin C. Jischke, Ph.D., Age 67

Dr. Jischke served as President of Purdue University from 2000 to 2007. From 1991 to 2000, Dr. Jischke served as President of Iowa State University. Dr. Jischke also served as chancellor of the University of Missouri-Rolla from 1986 to 1991. He serves as a director and Chairman of Wabash National Corporation, one of the leading manufacturers of truck trailers and composite trailers and as a director of Vectren Corporation, an energy company serving Indiana and Ohio. Dr. Jischke has served as a director of the Company since 2004.

L. Ben Lytle, Age 62

Mr. Lytle is currently Executive Chairman of Univita Health, LLC, a company providing independent aging services to consumers and the insurance industry. Previously, he served as Chairman and Chief Executive Officer of AXIA Health Management, LLC, a health and wellness company, from November 2004 through December 2006. Prior to joining AXIA, Mr. Lytle was a non-executive Chairman of the Board of Wellpoint Inc. (formerly Anthem, Inc.), a national insurance and financial services firm, from November 1999 to May 2003. Mr. Lytle served as Anthem’s Chairman of the Board and Chief Executive Officer from May 1989 through November 1999. Mr. Lytle also serves on the board of directors of Healthways, Inc. Mr. Lytle has served as a director of the Company since 1996, serves as the chairman of the Company’s Corporate Governance Committee, and is the Company’s Lead Director.

Dennis D. Oklak, Age 55

Mr. Oklak was named Chief Executive Officer of the Company in April 2004, and was elected Chairman of the Board of Directors in April 2005. Mr. Oklak joined the Company in 1986 and served in various officer positions with the Company from that time until his appointment as Chief Executive Officer. The prior roles include Vice President and Treasurer, Executive Vice President and Chief Administrative Officer, and President and Chief Operating Officer. He is also a member of the board of directors of recreational vehicle manufacturer Monaco Coach Corporation and the board of directors of the Central Indiana Corporate Partnership. Mr. Oklak also serves on the Board of Governors of the National Association of Real Estate Investment Trusts, or “NAREIT.” Mr. Oklak has served as a director of the Company since 2004.

Jack R. Shaw, Age 66

Since August 2002, Mr. Shaw has been the Vice President and Treasurer of the Regenstrief Foundation. From 1986 to June 2002, Mr. Shaw served as managing partner of the Indianapolis office of Ernst & Young. Mr. Shaw serves or has served on the board of directors of many community organizations including the Arts Council of

Indianapolis, the Indianapolis Chamber of Commerce, the Indianapolis Convention and Visitors Association, the Children’s Museum of Indianapolis, United Way of Central Indiana, and the Central Indiana Corporate Partnership. In addition, Mr. Shaw serves on the Dean’s Advisory Council of the Indiana University Kelley School of Business. Mr. Shaw has served as a director of the Company since 2003. The Board of Directors has determined that Mr. Shaw, who serves as chairman of the Company’s Audit Committee, qualifies as an “audit committee financial expert” as defined under the applicable rules established by the SEC.

Lynn C. Thurber, Age 62

Since December 2006, Ms. Thurber has served as the non-Executive Chairman of LaSalle Investment Management, which is a subsidiary of Jones Lang LaSalle Inc. and is a global real estate money management firm that invests in private real estate as well as publicly-traded real estate companies on behalf of institutional and individual investors. Prior to becoming Chairman, Ms. Thurber was the Chief Executive Officer of LaSalle Investment Management from March 2000 to December 2006 and Co-President from December 1994 to March 2000. Ms. Thurber has served as a director of the Company since 2008. The Board of Directors has determined that Ms. Thurber qualifies as an “audit committee financial expert” as defined under the applicable rules established by the SEC.

Robert J. Woodward, Jr., Age 67

Mr. Woodward has served as a director of the Company since 2002. From 1995 to 2002, he was Executive Vice President — Chief Investment Officer of Nationwide group of companies, which is one of the largest insurance and financial service organizations in the world. Mr. Woodward currently serves as Chairman of the Board of The Palmer-Donavin Manufacturing Company, a regional building materials distribution company based in Columbus, Ohio. He has held this position since 1997. Mr. Woodward also serves on the Pension Management and Investment Council of Battelle Memorial Institute and as a member of the board of directors of ProCentury Corporation, a specialty property and casualty insurance holding company. Mr. Woodward has served as a director of the Company since 2002. The Board of Directors has determined that Mr. Woodward qualifies as an “audit committee financial expert” as defined under the applicable rules established by the SEC.

Lead Director

Mr. Lytle serves as the Lead Director of the Company’s Board of Directors. In that capacity, among other things, Mr. Lytle chairs the Company’s Corporate Governance Committee and presides over executive sessions of the Company’s non-management directors, which are held at least quarterly, and communicates to the Chief Executive Officer the results of such sessions. In establishing the position of Lead Director, the Company seeks for the Board of Directors to have an appropriate balance between the powers of the Chief Executive Officer and those of the non-management directors.

Independent Directors

Under the Company’s articles of incorporation, at least a majority of the directors must consist of persons who are “unaffiliated directors,” which means only those persons who are not officers or employees of the Company or any of its affiliates. Commencing with the annual meeting of shareholders in 2005, this requirement increased to seventy-five (75%). Because none of Mr. Baltimore, Mr. Branch, Mr. Button, Mr. Cavanaugh, Ms. Cuneo, Mr. Eitel, Dr. Jischke, Mr. Lytle, Mr. Shaw, Ms. Thurber nor Mr. Woodward is currently an officer or employee of the Company or any of its affiliates, over ninety percent (90%) of the proposed directors are unaffiliated directors.

In addition, under the enhanced corporate governance listing standards of the New York Stock Exchange, or the “NYSE,” at least a majority of the Company’s directors, and all of the members of the Company’s Audit Committee, Executive Compensation Committee and Corporate Governance Committee, must meet the test of “independence” as defined under the listing standards of the NYSE. The NYSE listing standards provide that to qualify as an “independent” director, in addition to satisfying certain bright-line criteria, the Board of Directors must affirmatively determine that a director has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). In January 2009, the

Board of Directors undertook a review of director independence. During this review, the Board of Directors considered, among other things, relationships and transactions during the past three years between each director or any member of his or her immediate family, on the one hand, and the Company and its subsidiaries and affiliates, on the other hand. The purpose of the review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent as defined under the NYSE listing standards. Based on the review, the Board of Directors has determined that all of the directors, except Mr. Oklak, are independent under the listing standards of the NYSE.

BOARD COMMITTEES

The Board of Directors has four standing committees, with each committee described below. The members of each committee are also listed below. The committees consist solely of independent directors.

Audit Committee

The Audit Committee provides assistance to the Board of Directors in fulfilling its responsibility to the shareholders relating to corporate accounting, reporting practices, the quality and integrity of the financial reports and other operating controls of the Company. The Audit Committee also is responsible for the selection of the independent auditors and oversees the auditors’ activities. In addition, the committee supervises and assesses the performance of the Company’s internal auditing department.

Each member of the Audit Committee satisfies the enhanced independence requirements for audit committee members as defined in the listing standards of the NYSE. The Audit Committee operates under a written charter which is available on the Investor Relations/Corporate Governance section of the Company’s website at http://www.dukerealty.com. In addition, the Investor Relations/Corporate Governance section of the Company’s website contains information regarding procedures established by the Audit Committee for the submission of complaints or concerns about the Company’s accounting, internal accounting controls or auditing matters.

The Board of Directors requires that at least one member of the Board of Directors should meet the criteria for an “audit committee financial expert” as defined under the rules of the SEC. The Board of Directors has determined that each of Mr. Barrington H. Branch, Mr. Jack R. Shaw, Ms. Lynn C. Thurber and Mr. Robert J. Woodward, Jr. is an “audit committee financial expert” as defined under the applicable rules of the SEC.

Corporate Governance Committee

The purpose of the Corporate Governance Committee is to make recommendations to the Board of Directors regarding corporate governance policies and practices, recommend criteria for membership on the Board of Directors, nominate members to the Board of Directors and make recommendations to the Board of Directors concerning the members, size and responsibilities of each of the committees.

In determining appropriate candidates to nominate to the Board of Directors and in considering shareholder nominees, the Corporate Governance Committee generally considers the age, expertise, business experience, character and other board memberships of the candidate. The Corporate Governance Committee may employ a search firm to identify director candidates. In nominating members to the Board of Directors, the Corporate Governance Committee will consider nominees recommended by shareholders if such recommendations are made in writing to the committee. The Company’s by-laws state that the committee must consider such nominees so long as the recommendation is submitted to the Company’s Corporate Secretary at least one hundred and twenty (120) calendar days before the first anniversary of the date that the Company’s proxy statement was released to shareholders in connection with the previous year’s annual meeting of shareholders. However, if no annual meeting of shareholders was held in the previous year or if the date of the annual meeting of shareholders changed by more than thirty (30) calendar days from the date contemplated at the time of the previous year’s proxy statement, the notice must be received by the Company’s Corporate Secretary not fewer than the later of (i) one hundred fifty (150) calendar days prior to the date of the contemplated annual meeting or (ii) the date which is ten (10) calendar days after the date of the first public announcement or other notification to the shareholders of the date of the contemplated annual meeting. The Corporate Governance Committee screens all potential candidates in the same manner regardless of the source of recommendation. However, the Corporate Governance Committee may, in its sole discretion, reject any such recommendation for any reason. Shareholder nominations should contain a brief biographical sketch of the candidate, a document indicating the candidate’s willingness to serve if elected, and evidence of the nominating person’s share ownership.

The Corporate Governance Committee operates under a written charter, which is available on the Investor Relations/Corporate Governance section of the Company’s website at http://www.dukerealty.com.

Executive Compensation Committee

The Executive Compensation Committee reviews and approves the compensation of the Chief Executive Officer and other executive officers of the Company (as designated by the Board of Directors from time to time), and oversees the Company’s compensation strategies, programs, plans and policies. It also oversees the administration of all Company benefit plans. In addition, the committee reviews, approves and recommends for adoption by the Board of Directors the individual elements of compensation for the executive officers and directors of the Company. The Executive Compensation Committee may delegate authority to sub-committees as appropriate. The Executive Compensation Committee operates under a written charter, which is available on the Investor Relations/Corporate Governance section of the Company’s website at http://www.dukerealty.com.

Finance Committee

The Finance Committee reviews the current and long-term capital raising strategies and policies of the Company, including significant borrowings, the issuance and redemption of preferred and common stock, the establishment and payment of dividends and other significant financial transactions. The committee also reviews and authorizes property developments, property acquisitions, property dispositions and lease transactions exceeding certain threshold amounts established by the Board of Directors. The Finance Committee operates under a written charter, which is available on the Investor Relations/Corporate Governance section of the Company’s website at http://www.dukerealty.com.

2008 BOARD COMMITTEE MEMBERSHIP AND MEETINGS

The table below provides current membership and meeting information for each of the Committees of the Board of Directors during 2008.

	Board	Audit	Executive Compensation	Finance	Corporate Governance
Mr. Baltimore	Advisory
Mr. Branch	Member	Member		Member
Mr. Button	Member		Member
Mr. Cavanaugh	Member				Member
Ms. Cuneo	Member		Chair
Mr. Eitel	Member				Member
Dr. Hubbard	Member		Member
Dr. Jischke	Member		Member
Mr. Lytle	Lead Director				Chair
Mr. Oklak	Chair
Mr. McCoy	Member				Member
Mr. Shaw	Member	Chair		Member
Ms. Thurber	Member	Member		Member
Mr. Woodward	Member	Member		Chair

Number of 2008 Meetings	6	8	5	7	4

The independent directors met separately in executive sessions four times in 2008, in addition to the committee meetings noted above. As Lead Director, Mr. Lytle presided over each of these executive sessions.

Majority Voting Policy for Director Elections

In January 2006, the Board of Directors voted to amend the Company’s corporate governance guidelines in order to adopt a majority voting policy. In any non-contested election of directors, any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” such election, or a Majority Withheld Vote, shall promptly tender his or her resignation following certification of the shareholder vote. The Corporate Governance Committee shall consider the resignation offer and recommend to the Board of Directors the action to be taken with respect to such offer of resignation. Within 90 days following certification of the shareholder vote, the Board of Directors will act on the recommendation of the Corporate Governance Committee.

Any director who tenders his or her resignation pursuant to this provision shall not participate in the Corporate Governance Committee recommendation or Board of Directors action regarding whether to accept the resignation offer.

If each member of the Corporate Governance Committee received a Majority Withheld Vote at the same election, then the independent directors who did not receive a Majority Withheld Vote shall appoint a committee amongst themselves to consider the resignation offers and recommend to the Board of Directors whether to accept them.

If the only directors who did not receive a Majority Withheld Vote in the same election constitute three or fewer directors, all directors may participate in the action regarding whether to accept the resignation offers.

Communications from Shareholders

As required by the listing standards established by the NYSE, the Company provides a procedure for the Board of Directors to accept communications from shareholders of the Company that are reasonably related to protecting or promoting legitimate shareholder interests. Such procedure can be found on the Investor Relations/Corporate Governance section of the Company’s website at http://www.dukerealty.com. The Company believes that providing a method for interested parties to communicate with the non-management directors of the Board of Directors and/or the entire Board of Directors provides a more confidential, candid and efficient method of relaying any interested parties’ concerns or comments. Such communications should be directed to the non-management directors by writing to: Non-Management Directors, c/o Corporate Secretary, Duke Realty Corporation, 600 East 96th Street, Suite 100, Indianapolis, Indiana 46240. Communications also may be directed to the entire Board of Directors by writing to: Board of Directors, c/o Corporate Secretary, Duke Realty Corporation, 600 East 96th Street, Suite 100, Indianapolis, Indiana 46240.

Attendance at Board Meetings and the Annual Meeting

In 2008, all directors attended at least seventy-five percent (75%) of the meetings of the Board of Directors, including meetings of the committees of which they were members. The Company encourages all of its directors to attend the Annual Meeting and, in 2008, all directors attended such meeting.

DIRECTOR COMPENSATION

The Company does not pay directors who are also employees of the Company additional compensation for their services as directors. The non-employee directors currently are entitled to receive the following compensation:

•	$60,000 per year retainer, or the “Annual Retainer Fee,” paid quarterly in shares of the Company’s common stock;

•	$4,000 for attendance at each meeting of the Board of Directors, whether telephonically or in person;

•	$1,250 for participation in each meeting, whether telephonically or in person, of the committees of the Board of Directors, not held in conjunction with a quarterly Board of Directors meeting;

•	$10,000 as an annual supplemental retainer for the chairman of the Audit Committee and $7,000 for all other committee chairs; and

•	$2,500 as an annual supplemental retainer for the Lead Director.

The directors are also reimbursed for reasonable travel expenses in connection with attendance at meetings of the Board of Directors and its committees or other Company functions at which the Chairman of the Board and Chief Executive Officer requests the non-employee directors to participate. The Company does not provide any perquisites or other personal benefits or property to directors for which the aggregate value would exceed $10,000.

Each non-employee director also receives an annual grant of restricted stock units, or “RSUs,” pursuant to the Company’s 2005 Non-Employee Directors’ Compensation Plan. These awards currently have the following terms:

•	The grant date is February 10th of each year.

•	The awards vest in full on the first anniversary of the grant date.

•	The number of RSUs awarded is determined by dividing the annual grant value of $50,000 by the closing stock price on the date of grant.

Newly appointed non-employee directors are entitled to a one-time grant of RSUs valued at $50,000. These awards vest in full on the second anniversary of the date of grant.

Pursuant to the Company’s 2005 Non-Employee Directors’ Compensation Plan, non-employee directors may elect to receive all or a portion of their Board of Directors attendance fees in shares of the Company’s common stock rather than in cash. The number of shares any such non-employee director receives is equal to the attendance fee otherwise payable divided by the closing price of the common stock on the date the fee was earned.

Non-employee directors may elect to defer receipt of all or a portion of the director fees (except committee meeting fees) payable in cash, stock or RSUs pursuant to the Company’s Directors’ Deferred Compensation Plan. The deferred fees and earnings thereon are to be paid to the directors after they cease to be members of the Board of Directors. Deferred fees that are otherwise payable in shares of the Company’s common stock must be invested in a “deferred stock account.” Annual cash fees may be deferred in either a deferred stock account or an “interest account.”

•

Deferred Stock Account.    This account allows the director, in effect, to invest his or her deferred compensation in shares of the Company’s common stock. Funds in this account are credited as hypothetical shares of the Company’s common stock based on the market price at the time the compensation would otherwise have been paid. Dividends on these hypothetical shares are deemed to be paid and reinvested in additional hypothetical shares based upon the market price of the Company’s common stock on the date the dividends are paid. Actual shares are only issued when a director ends his or her service on the Board of Directors.

•

Interest Account.    Through December 31, 2008, amounts in this account earned interest at a rate equal to one hundred and twenty percent (120%) of the long-term applicable federal rate, as published by the Internal Revenue Service.

Stock Ownership Policies

Pursuant to the Company’s Director and Executive Stock Ownership Guidelines, a stock ownership goal for each director is determined on an individual basis, first in dollars at five times the director’s compensation, and then by converting that amount to a fixed number of shares. Each director has five years to attain the target number of shares. A copy of the Stock Ownership Guidelines can be found on the Investor Relations/Corporate Governance section of the Company’s website at http://www.dukerealty.com.

Stock Retention Requirements.    Until directors reach their targeted share ownership, they are required to retain any shares that they owned on the date they became subject to the Stock Ownership Guidelines and at least seventy-five percent (75%) of “net shares” delivered through the Company’s director compensation programs. If the director transfers an award to a family member, the transferee will be subject to the same retention requirements. Until a director meets the stock ownership guidelines, shares may be disposed of only for one or more of the exclusion purposes as set forth in the Company’s stock ownership guidelines.

The following table sets forth compensation information for all of the Company’s directors for the fiscal year ended December 31, 2008:

Director Compensation Table for 2008

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)(2)(3)	Option Awards ($) (1)(2)	All Other Compensation ($)	Total ($)
Mr. Baltimore	—	—	—	—	—
Mr. Branch	30,250	121,398	1,495	—	153,143
Mr. Button	24,750	125,516	1,495	—	151,761
Mr. Cavanaugh	24,000	121,398	1,495	—	146,893
Ms. Cuneo	28,750	125,516	1,495	—	155,761
Mr. Eitel	29,500	121,398	1,495	—	152,393
Dr. Hubbard	17,250	119,567	—	—	136,817
Dr. Jischke	25,250	118,270	3,397	—	146,917
Mr. Lytle	10,750	145,513	1,495	—	157,758
Mr. McCoy	24,000	121,398	1,495	—	146,893
Mr. Shaw	43,750	119,089	2,068	—	164,907
Ms. Thurber	5,000	96,000	—	—	101,000
Mr. Woodward	36,750	120,272	1,495	—	158,517

(1)	The compensation amounts included for equity-based awards represent the compensation cost recognized for financial statement purposes under the Financial Accounting Standards Board Statement of Financial Standards No. 123, as revised, or “FAS 123R.” Compensation for stock awards includes the amounts expensed on the financial statements for the following share-based payments: (i) Annual Retainer Fees; (ii) Board of Directors Meeting Fees; (iii) Dividend Increase Units, or “DIUs;” (iv) Dividend Increase Unit Replacement Plan, or “DIURP,” units (see footnote (2), Item (b) below for additional information regarding DIURP units); and (v) RSUs. The amounts under “Option Awards” only reflect the amount of the expense recognized in 2008 with respect to option grants made in previous years. The assumptions made in the valuation of these awards are contained in the footnote captioned “Stock Based Compensation” to the Company’s consolidated financial statements in our Form 10-K for the years ended December 31, 2004 through December 31, 2008.

(2)	The following table sets forth the aggregate number of outstanding option and stock awards for the Company’s directors as of the fiscal year ended December 31, 2008:

Name	Number of Option Awards (a)	Number of Restricted Stock Unit Awards	Number of DIU Awards (b)	Number of DIURP Awards (b)
Mr. Baltimore	—	—	—	—
Mr. Branch	12,865	3,021	5,000	7,500
Mr. Button	20,583	3,137	12,500	7,500
Mr. Cavanaugh	10,292	3,021	5,000	7,500
Ms. Cuneo	20,583	3,137	12,500	7,500
Mr. Eitel	5,146	3,021	5,000	7,500
Dr. Hubbard	—	3,250	—	—
Dr. Jischke	5,145	2,904	—	5,000
Mr. Lytle	20,583	3,137	12,500	7,500
Mr. McCoy	12,865	3,021	5,000	7,500
Mr. Shaw	7,718	2,943	1,000	6,500
Ms. Thurber	—	2,128	—	—
Mr. Woodward	10,291	2,982	2,500	7,500

(a)	No stock options were issued to directors during 2008, as the Company no longer issues such long-term awards to its non-employee directors.

(b)	The Company granted awards under the 1995 Dividend Increase Unit Plan from 1995 to 2004. DIUs granted to directors vested over a five-year period at twenty percent (20%) per year and were exercisable at the participant’s election over a 10-year term. The value of each DIU on the date of exercise is determined by calculating the Dividend Yield at the date the DIU was granted and dividing the increase in the Company’s annualized dividend from the date of grant to the date of exercise by such Dividend Yield. In 2005, the enactment of Section 409A of the United States Internal Revenue Code, or the “Code,” adversely affected the tax treatment of nonvested DIUs. As a result, all nonvested DIU awards were replaced in 2005 with a substitute award under the DIURP with substantially identical terms, except that the value of the awards is automatically paid upon vesting. DIU and DIURP awards are payable in shares of the Company’s common stock. The above table reflects the number of outstanding DIU and DIURP awards held by each director as of December 31, 2008. No DIU and DIURP awards were granted during 2008 as the Company no longer issues such awards.

(3)	The following table summarizes the value of grants of plan-based equity awards made to directors during 2008. For equity-based awards, these amounts represent the full grant date fair value of the awards as computed under FAS 123R:

Name	Annual Retainer and Board Meeting Fees Paid in Shares ($)	Restricted Stock Units ($)
Mr. Baltimore	—	—
Mr. Branch	60,000	50,000
Mr. Button	60,000	50,000
Mr. Cavanaugh	60,000	50,000
Ms. Cuneo	60,000	50,000
Mr. Eitel	60,000	50,000
Dr. Hubbard	60,000	50,000
Dr. Jischke	60,000	50,000
Mr. Lytle	80,000	50,000
Mr. McCoy	60,000	50,000
Mr. Shaw	60,000	50,000
Ms. Thurber	46,000	50,000
Mr. Woodward	60,000	50,000

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors, or the “Audit Committee,” is composed of four directors, each of whom is independent under Securities and Exchange Commission, or SEC, Rule 10A-3 and the listing standards of the New York Stock Exchange. The duties and responsibilities of the Audit Committee are set forth in a written Audit Committee Charter which is available on the Investor Relations/Corporate Governance section of the Company’s website at http://www.dukerealty.com. The Board of Directors has determined that each of Mr. Barrington H. Branch, Mr. Jack R. Shaw, Ms. Lynn C. Thurber and Mr. Robert J. Woodward, Jr. is an “audit committee financial expert” as defined by the rules of the SEC.

Management is responsible for the Company’s internal controls, financial reporting process and compliance with laws and regulations and ethical business standards. KPMG LLP, or “KPMG,” the Company’s independent registered public accounting firm, is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In connection with these responsibilities, the Audit Committee meets separately at most regular committee meetings with management, the Internal Audit Department and KPMG. The Audit Committee met with management and KPMG to review and discuss the Company’s 2008 consolidated financial statements. The Audit Committee also discussed with KPMG the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended by Statement on Auditing Standards No. 90 Audit Committee Communications. Management and KPMG also made presentations to the Audit Committee throughout the year on specific topics of interest, including: (i) current developments and best practices for audit committees; (ii) updates on the substantive requirements of the Sarbanes-Oxley Act of 2002, including management’s responsibility for assessing the effectiveness of internal control over financial reporting; (iii) the Company’s critical accounting policies; (iv) the applicability of several new and proposed accounting releases; and (v) numerous SEC initiatives. The Audit Committee has received the written disclosures and the letter from KPMG in accordance with applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with KPMG that firm’s independence. The Audit Committee pre-approved all audit, audit-related and permitted non-audit services provided by KPMG to the Company and the related fees for such services, and has concluded that such services are compatible with KPMG’s independence.

Based upon the Audit Committee’s discussions with management and KPMG, and the Audit Committee’s review of the representations of management and KPMG, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 to be filed with the SEC.

Audit Committee

Jack R. Shaw, Chair

Barrington H. Branch

Lynn C. Thurber

Robert J. Woodward, Jr.

The information contained in the Report of the Audit Committee shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, except to the extent that we specifically incorporate it by reference in such filing.

FEES PAID TO INDEPENDENT ACCOUNTANTS

The Company incurred the following fees for services rendered by KPMG, the Company’s independent accountants, during 2008 and 2007:

Audit Fees:    $966,425 for 2008 and $1,304,450 for 2007.

Audit-Related Fees:    $26,000 for 2008 and $19,500 for 2007. These fees include employee benefit plan audits and other accounting related consultation.

Tax Fees:    None.

All Other Fees:     None.

Audit Committee Pre-Approval Policies

The Audit Committee has adopted a policy that requires the pre-approval of all fees paid to KPMG for non-audit services. Under that policy, the committee pre-approved the following services:

•	Tax consulting services in an amount not to exceed $30,000 per year;

•	Audits of the Company’s employee benefit plans in an amount not to exceed $40,000 per year; and

•	Accounting and compensation consulting services in an amount not to exceed $20,000 per year.

Any services in excess of the pre-approved amounts, or any services not described above, require the pre-approval of the Audit Committee chair, with a review by the Audit Committee at its next scheduled meeting.

Audit Committee Review

The Company’s Audit Committee has reviewed the services rendered and the fees billed by KPMG for the fiscal year ended December 31, 2008. The Audit Committee has determined that the services rendered and the fees billed last year that were not related directly to the audit of the Company’s financial statements were compatible with the maintenance of independence of KPMG as the Company’s independent public accountants.

REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE

Each member of our Executive Compensation Committee is independent, as determined by our Board of Directors and based on the NYSE listing standards. As members of the Executive Compensation Committee, we have primary responsibility for setting the compensation of the Company’s senior executive officers in a manner that is effective and consistent with the compensation strategy for the Company. As part of that responsibility, we have reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K. Based upon such reviews and discussions, we recommended that the Board of Directors include the Compensation Discussion and Analysis in this Proxy Statement.

Compensation Committee

Ngaire E. Cuneo, Chair

Geoffrey R. Button

Dr. R. Glenn Hubbard

Dr. Martin C. Jischke

The information contained in the Report of the Executive Compensation Committee shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, except to the extent that we specifically incorporate it by reference in such filing.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

As noted above, the Executive Compensation Committee consists of four independent directors: Ms. Ngaire E. Cuneo, Mr. Geoffrey R. Button, Dr. R. Glenn Hubbard and Dr. Martin C. Jischke. No member of the Executive Compensation Committee is or was formerly an officer or an employee of the Company. No executive officer of the Company serves as a member of the Board of Directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Board of Directors, nor has such interlocking relationship existed in the past.

COMPENSATION DISCUSSION AND ANALYSIS

In the paragraphs that follow, we provide an overview and analysis of our compensation program and policies, the material compensation decisions we have made under those programs and policies with respect to our top executive officers, and the material factors that we considered in making those decisions. Following this Compensation Discussion and Analysis, under the heading “Executive Compensation,” is a series of tables containing specific data about the compensation earned in 2008 by the following individuals, whom we refer to as our named executive officers:

•	our Chairman and Chief Executive Officer, Dennis D. Oklak, who also served from March 17, 2008 through December 31, 2008 as our principal financial officer;

•	our former Executive Vice President and Chief Financial Officer, Matthew A. Cohoat;

•	our Chief Operating Officer, Robert M. Chapman;

•	our Executive Vice President, General Counsel and Corporate Secretary, Howard L. Feinsand; and

•	our Executive Vice President, Construction, Steven R. Kennedy.

Effective March 17, 2008, Mr. Cohoat stepped down as our Chief Financial Officer.

Overview of Executive Compensation Philosophy and Objectives

We have designed our executive compensation program, under the direction of the Executive Compensation Committee of the Board of Directors, which we sometimes refer to in this Compensation Discussion and Analysis as the Committee, to attract and retain the highest quality executive officers, directly link pay to our performance, and build value for our shareholders. In order to do this effectively, our program is designed to:

•	provide total compensation opportunities with a combination of compensation elements that are at or above competitive opportunities,

•	tie a significant portion of each executive’s compensation to his or her contribution to achieving our business objectives and individual performance, and

•

align shareholder interests and executive rewards by tying a significant portion of each executive’s compensation opportunity to pay for performance standards designed to increase long-term shareholder value.

Executive Summary

As for almost all companies operating in the real estate industry, 2008 was a challenging year for the Company. Management and the Board of Directors responded to the financial market crisis and its impact on the Company’s business by reviewing our business strategy, organizational structure, financial goals, and needed talent. Among other things, the Company took steps to improve its liquidity by substantially decreasing acquisitions and development activity, diligently managing our overhead expenses, reducing our dividend payments and actively seeking new sources of capital.

In keeping with our long-held compensation philosophy of pay for performance, the 2008 compensation of our named executive officers was significantly affected by our business results and decline in stock price, both in the amount of annual bonus earned and the value of long-term equity awards. For example:

•

The aggregate payout for 2008 annual bonuses for our named executive officers was 55.4% of target (compared to an aggregate payout in 2007 of 120.5% of target). This was largely a reflection of the Company’s performance under the key financial metrics that are used to determine bonus payouts, which collectively determine 100% of the annual bonus for our Chief Executive Officer and 80% of the annual bonus for our other named executive officers. Specifically, our funds from operations, or “FFO,” for 2008 were $2.55 per share (compared to $2.74 per share in 2007) and our return on shareholder equity was 12.40% in 2008 (compared to 14.13% in 2007), while return on real estate investments decreased to 9.36% in 2008 (compared to 9.66% in 2007).

•	No performance shares were earned in 2008 under the Shareholder Value Plan, or “SVP,” based on our total shareholder return.

•	None of the outstanding stock options held by our named executive officers and others had any current value as of December 31, 2008.

In addition, the Company and the Executive Compensation Committee have taken steps to appropriately adjust management compensation for 2009 in light of prevailing economic conditions. Specifically, as discussed later in this report:

•	The Committee elected to freeze the base salaries of our named executive officers for 2009, and a similar salary freeze was instituted for the remainder of the senior management team.

•

To increase the focus on retention of key talent in these challenging times, the Committee elected to make the 2009 long-term equity grants solely in RSUs as compared to the balanced mix of stock options, RSUs, and performance shares under the SVP, as in recent years. The RSUs have a five year vesting period. RSUs tend to have strong retention value for employees, even when our stock price declines, and require fewer shares to deliver the same grant value as stock options.

Role of the Executive Compensation Committee and its Consultants

The Executive Compensation Committee has primary responsibility for setting the compensation of the Company’s senior executive officers in a manner that is effective and consistent with the compensation strategy for the Company. As part of that responsibility, the Committee reviews on an individual basis the performance of each of the named executive officers, and oversees management’s compensation decisions for the Company’s other executive officers. The Committee also oversees the design, implementation and administration of the Company’s equity-related compensation plans. A more complete description of the Committee’s functions is set forth in the Committee’s charter, which is available on the Investor Relations/Corporate Governance section of the Company’s website at http://www.dukerealty.com.

Each of the four members of the Executive Compensation Committee is independent, as determined by our Board of Directors and based on the NYSE listing standards. Their independence from management allows the Committee members to apply independent judgment when designing and overseeing our compensation program and in making pay decisions.

To assist in evaluating the compensation practices at the Company, the Committee from time to time uses independent compensation consultants to provide advice and ongoing recommendations regarding executive compensation that are consistent with our business goals and pay philosophy. In 2008, the Company engaged FPL Associates for assistance in performing a compensation benchmark study and providing an analysis of compensation trends in the market. In addition, Towers Perrin was engaged by the Company for assistance in performing a benchmark review of the Company’s 2005 Long-Term Incentive Plan and providing recommendations for best practices related to long-term compensation plan design. The Committee engaged

Frederic W. Cook & Company to review compensation recommendations submitted by the Company and assist the Committee in allocating our executives’ targeted total direct compensation among base salary, annual incentive bonus opportunity and long-term incentive opportunity. These processes are described below.

Assessing the Competitive Marketplace

To ensure that our executive officer compensation is competitive in the marketplace, in 2008 the Executive Compensation Committee reviewed market data provided by FPL Associates from two peer groups: a REIT peer group and a general industry peer group. The Committee generally relies more heavily on the REIT peer group, especially for the positions specific to the real estate industry where the Company competes for executive talent. However, the Company also competes with companies outside of its peer group for executive talent for positions not specific to the real estate industry and, therefore, the Committee also reviews a non-real estate compensation peer group.

REIT Compensation Peer Group

For the 2008 analysis, the REIT peer group consists of 15 public REITs that are similar in size to the Company in terms of total capitalization and umbrella partnership REIT market capitalization. The total capitalization (market value of common stock, preferred stock, operating partnership units and balance sheet long-term debt) of this peer group ranges from approximately $3.6 billion to $14.1 billion, with a median of $7.1 billion (as of June 30, 2008). The Company’s total capitalization of $8.8 billion (also as of June 30, 2008) is materially consistent with the median of the peer group. The companies included in the REIT compensation peer group are as follows:

•	Alexandria Real Estate Equities, Inc.

•	AMB Property Corporation

•	Apartment Investment and Management Company

•	AvalonBay Communities, Inc.

•	Brandywine Realty Trust

•	CBL & Associates Properties, Inc.

•	Corporate Office Properties Trust

•	First Industrial Realty Trust, Inc.

•	Health Care REIT, Inc.

•	Kimco Realty Corporation

•	Liberty Property Trust

•	The Macerich Company

•	Mack-Cali Realty Corporation

•	Regency Centers Corporation

•	Ventas, Inc.

General Industry Compensation Peer Group

For the 2008 analysis, the general industry peer group consists of 12 public companies in various industry sectors that are similar in size to the Company, in terms of market capitalization (market value of common stock) and are located in the U.S. Because these companies are not as highly leveraged as the real estate peer group companies, the most relevant size measurement is market capitalization. These companies have market capitalization ranging from approximately $2.6 billion to $4.0 billion, with a median of $3.2 billion (as of July 8, 2008). The Company’s market capitalization of $3.3 billion (as of July 8, 2008) approximated the median of the peer group. The companies included in the general industry compensation peer group are as follows:

•	Alberto-Culver Company

•	Alliant Energy Corporation

•	Ashland Inc.

•	CB Richard Ellis Group, Inc.

•	Dean Foods Company

•	Guess? Inc.

•	Kansas City Southern

•	Leggett & Platt Inc.

•	Lexmark International, Inc.

•	Old Republic International Corporation

•	Patterson Companies, Inc.

•	The Black & Decker Corporation

How the Company Uses Benchmarking Data

The Committee’s objective related to executive compensation is to provide compensation opportunities with a combination of elements that are at or above competitive opportunities. The first step in setting the compensation structure and mix of compensation components to our named executive officers is a review of market data derived from our REIT and general industry peer groups. The Executive Compensation Committee reviews the average median compensation levels provided by FPL Associates from the compensation peer group companies for each component of pay, including base salary, annual incentive bonus, total cash compensation (which includes both base salary and annual incentive bonus), long-term compensation, and total remuneration for each executive officer position at the Company. In making actual pay decisions within the range that is determined by these median parameters, the Committee considers each executive’s experience level and job performance, his or her duties and responsibilities at the Company compared to the duties and responsibilities of executive officers in similar positions at compensation peer group companies, the Company’s performance, internal pay equities, and other circumstances unique to the Company. In considering these qualitative and quantitative factors, there is an inherent amount of subjectivity exercised by the Executive Compensation Committee in order to reflect its view of what is appropriate and fair under the circumstances of our Company and our executive officers.

Determining Individual Compensation Levels and Pay Mix

The basic elements of our total direct compensation program consist of: (i) base salary, which is paid in cash and is an element of “fixed” compensation in the sense that it does not vary based on performance, (ii) annual incentive bonus, which is paid in cash, but is “variable” compensation in the sense that the payout varies based upon the executive officer’s performance against prescribed annual goals, and (iii) long-term incentives, which in 2008 were delivered in the form of stock options, RSUs and performance shares under the SVP, all of which ultimately are settled in shares of our common stock. These long-term incentives are considered forms of “variable” compensation in the sense that their value is dependent on variations in our stock price and, in the case of the SVP, our total shareholder return as compared to the Standard & Poor’s 500 Index and the REIT 50 Index published by the FTSE Index Company in association with NAREIT.

The following table summarizes the categories of these forms of compensation:

	Fixed	Performance-Based	Variable Based on Stock Price

Cash	Base salary	Annual incentive bonus

Equity		SVP performance shares	Stock options RSU awards

We do not have a formal policy or formula for determining the precise allocation of fixed versus variable compensation, short-term versus long-term compensation, or cash versus equity compensation. We begin the process of setting and allocating the various elements of compensation by reviewing comparative data from the two compensation peer groups to obtain a general understanding of where each element of our compensation should be targeted in order to be competitive in our marketplace. With that as a backdrop, we tailor our compensation program each year to provide what we consider to be a proper balance of the various elements, taking into consideration the rank and responsibility of each employee.

In 2008, the Executive Compensation Committee engaged Frederic W. Cook & Company to review compensation recommendations and assist the Committee in making allocation decisions. With the input of this independent executive compensation consultant, the Executive Compensation Committee allocated each executive’s targeted total direct compensation among base salary, annual incentive bonus opportunity and long-term incentive opportunity.

•

First, the base salaries of our executive officers are targeted at the median of the peer group for the designated officer positions, with variations based on the other individual and Company-related factors mentioned above.

•

Next, annual incentive bonus target amounts are set as a percentage of base salary. For 2008, the targets were 130% for Mr. Oklak, 125% for Mr. Chapman, 110% for Mr. Cohoat, 100% for Mr. Feinsand, and 105% for Mr. Kennedy.

•

Similarly, the overall annual long-term incentive grant value for each officer is set as a percentage of base salary. For 2008, the values were 250% for Mr. Oklak, 160% for Mr. Chapman, 160% for Mr. Cohoat, 100% for Mr. Feinsand, and 125% for Mr. Kennedy.

•	The Executive Compensation Committee used the peer group data to confirm that these short- and long-term incentive allocation factors were generally consistent with competitive pay practices.

•

As the final step in the process, the annual long-term incentive grant value for each executive officer for 2008 was divided equally among stock options, RSUs, and performance shares granted under the SVP. For example, if a particular executive’s annual long-term incentive grant value were $600,000, he would have been granted (i) a number of stock options equal to $200,000 divided by the per-option Black-Scholes value of our stock options as of the date of grant, (ii) a number of RSUs equal to $200,000 divided by the market price of our common stock on the grant date, and (iii) a targeted number of performance shares under the SVP equal to $200,000 divided by the market price of our common stock on the grant date.

•

In addition to the normal annual long-term incentive grants in 2008, as discussed below under the caption “Analysis of 2008 Compensation Decisions — Long-Term Incentive Awards,” in January 2008 the Committee made special awards of RSUs to our named executive officers.

We believe that a significant portion of our executives’ compensation should be at risk, and that risk should increase with the executive’s level of responsibility. We also attempt to balance the short and long-term focus of our corporate executives and to align their interests with our shareholders by providing a meaningful portion of their compensation in the form of equity.

To illustrate how we apply this strategy, the table below shows the allocations of total direct compensation that applied with respect to fiscal year 2008, based on target opportunity values in the case of variable cash awards and grant date award values in the case of equity awards.

	Fixed/Variable	Cash/Equity	Short-Term/Long-Term
Mr. Oklak	18% / 82%	42% / 58%	42% / 58%
Mr. Cohoat	29% / 71%	60% / 40%	60% / 40%
Mr. Chapman	24% / 76%	55% / 45%	55% / 45%
Mr. Feinsand	30% / 70%	61% / 39%	61% / 39%
Mr. Kennedy	27% / 73%	55% / 45%	55% / 45%

Differential of Compensation Among Named Executive Officers

Each year, the Executive Compensation Committee reviews a report that shows the target total direct compensation (consisting of base salary, annual incentive bonus, and annual long-term incentive compensation) of each named executive officer, expressed as a percentage of the targeted total direct compensation of our CEO. For example, in 2008, the targeted total direct compensation for each of the named executive officers (expressed as a percentage of Mr. Oklak’s targeted total direct compensation for 2008) was as follows: 55% for Mr. Chapman, 40% for Mr. Cohoat, 28% for Mr. Feinsand, and 28% for Mr. Kennedy. The Committee considers these percentages as a means of testing for “internal pay equity,” and to make sure that the proportionate pay differential is maintained within the bounds of what the Executive Compensation Committee considers to be appropriate, based upon then current market practices and the context of our Company and our executive officers. The ratios that the Executive Compensation Committee considers at the beginning of each year are based upon assumed target level performance. Actual performance typically results in variations from the assumed ratios.

Analysis of 2008 Compensation Decisions

The Committee assesses the individual performance of the executive officers, including the CEO, in addition to the financial results of the Company against annual objectives. In regards to the CEO, the Executive Compensation Committee is responsible for reviewing the achievement of individual goals and objectives, evaluating the CEO’s performance, and setting the CEO’s compensation based on this evaluation. Among other things, in particular with respect to the CEO, the Executive Compensation Committee evaluates strategic vision and leadership, the Company’s business and operational results, the executive’s ability to make long-term decisions that create competitive advantage and position the Company as a premier REIT, and overall the executive’s effectiveness as a leader and role model.

Individual performance, as discussed below, is one of the considerations in setting the base salaries of our named executive officers. Since our officers’ annual and long-term incentive opportunities are determined by reference to a percentage of base salary, the individual performance assessments are also indirectly reflected in the annual and long-term incentive elements of our compensation program. For our named executive officers other than Mr. Oklak, 20% of the annual incentive bonus is directly tied to individual performance.

CEO Individual Performance.    At the beginning of each year, the Executive Compensation Committee establishes personal goals for Mr. Oklak. These goals relate to financial and operational performance, implementation of strategic initiatives and personnel development and recruitment. For example, in 2008, Mr. Oklak’s personal goals included, among others: financial goals related to total shareholder return, FFO, return on equity and return on real estate investments; operational goals related to capital management, acquisitions, dispositions, the formation of joint ventures, land management and occupancy; and goals related to the development and monitoring of Company strategies. After the end of each year, the Executive Compensation Committee assesses Mr. Oklak’s performance against his personal goals for the prior year. This assessment is taken into account, along with the competitive market data, in setting his base salary for the next year. By affecting his base salary, his individual performance is indirectly reflected in his annual and long-term incentive opportunities for the next year.

Other Executive Officers’ Individual Performance.    At the beginning of each year, Mr. Oklak makes recommendations to the Executive Compensation Committee for individual performance goals for each of the named executive officers other than himself. These vary considerably from one executive to another, as a reflection of their different roles within the Company.

For example, as the Company’s chief operating officer, Mr. Chapman was assigned several individual goals for 2008, each designed to improve the Company’s operations and personnel, such as managing continued growth in our new markets, managing existing markets to meet or exceed budgeted occupancy, production and profitability goals, expanding our joint venture investment platform, and managing succession planning at the business unit level. Mr. Feinsand had individual goals tailored to reflect his responsibilities as it relates to the Company’s legal, general corporate, risk management, compliance, financial transactions and real estate matters, including serving as the liaison between the Company and significant outside counsel, managing succession planning within his division, providing high level legal advice on corporate, financial and real estate matters, and supervising material litigation. Mr. Kennedy also had individual goals tailored to reflect his responsibilities related to the Company’s construction matters, including improving efficiency of the construction management process, developing LEED design expertise in all the Company’s offices, managing the Company’s construction professionals, developing talent within the construction function, and establishing best practices with vendors and subcontractors. Mr. Cohoat’s individual goals for 2008, which initially focused on his role as Chief Financial Officer, were modified when his responsibilities changed in March.

Due to the tailored nature of these individual goals, the assessment of their achievement is necessarily more subjective than for the financial goals that make up the Company’s overall performance objectives. Based upon his evaluation, the CEO reports to the Executive Compensation Committee his assessment of the individual performance of each executive officer other than himself. This assessment is taken into account, along with the competitive market data, in setting base salaries for our officers for the next year. By affecting the officer’s base salary, individual performance is indirectly reflected in his or her annual and long-term incentive opportunities for the next year. In addition, as discussed below, individual performance accounts for 20% of these officers’ annual incentive bonus determination for the most recently completed year.

Base Salaries

Base salaries paid to the Company’s executive officers are the fixed portion of annual compensation and are intended to recognize the fundamental skills and experience of our executive officers. The base salaries are reviewed annually by the Executive Compensation Committee and are adjusted from time to time to recognize competitive market data, the officer’s level of responsibility, outstanding individual performance, promotions and internal equity considerations.

Annual Cash Incentives

The Company pays annual incentive bonuses to reward executives for achieving or surpassing annual performance goals which represent norms of excellence for the real estate industry and for execution of specific strategies of the Company. At the beginning of each year, the Executive Compensation Committee establishes performance targets for the annual incentive program. These performance targets are developed using economic and industry factors, including the interest rate environment, general market conditions, overall company leverage, annual capital recycling goals, the capital market environment, specific platform issues, and other considerations. Each named executive officer has a target bonus potential, expressed as a percentage of base salary, that is based on each executive’s role and responsibilities, internal equity considerations, and externally competitive compensation data. Bonuses are paid in cash in February, for the prior year’s performance, and are based upon the Committee’s assessment of the Company’s overall performance versus goals that the Committee established, and each executive’s individual performance, with a higher emphasis on overall Company performance for the most senior executives.

Overall Company performance is determined using three measures: FFO per share of common stock (weighted 80%), return on shareholders’ equity (weighted 10%), and return on real estate investments (weighted

10%). FFO is used by industry analysts and investors as a supplemental operating performance measure of an equity REIT such as Duke. The Board of Governors of NAREIT created FFO as a supplemental measure of REIT operating performance that excludes historical cost depreciation, among other items, from net income determined in accordance with United States generally accepted accounting principles, or “GAAP.” FFO is a non-GAAP financial measure. The most comparable GAAP measure is net income (loss). FFO should not be considered as a substitute for net income or any other measures derived in accordance with GAAP and may not be comparable to other similarly titled measures of other companies.

Performance at the threshold level pays 50% of target and performance at the superior level pays 150% of target. The Executive Compensation Committee calibrates the threshold, target, and superior goals such that the likelihood of achieving target level is approximately 50%, the likelihood of achieving threshold level is 80% and the likelihood of achieving superior level of performance is between 10% and 15%.

The following table shows the target annual incentive bonus for 2008 for each of our named executive officers and the actual award earned, in each case expressed as a percentage of base salary:

Name	Target Annual Bonus (as a % of Salary)	Actual Annual Bonus (as a % of Salary)(1)
Mr. Oklak	130	70
Mr. Chapman	125	68
Mr. Cohoat	110	55
Mr. Feinsand	100	68
Mr. Kennedy	105	57

(1)	Although FFO for 2008 was $2.55 per share, the annual incentive bonus for 2008 for purposes of determining our named executive officers’ annual bonus was adjusted to $2.53 per share to reflect certain non-operating components.

Mr. Oklak’s annual incentive bonus for 2008 was based 100% on the Company’s financial performance. The Committee awarded Mr. Oklak an annual cash incentive bonus for 2008 of $507,312. Mr. Oklak requested that this bonus be converted to shares of restricted stock, which cannot be sold until three (3) years after the date of the award, which was February 27, 2009. Mr. Oklak believes that, in light of current economic conditions, his 2008 annual incentive bonus should be subject to the risks of current shareholders and based upon future performance of the Company’s stock through an anticipated economic recovery. The target annual incentive bonuses for each of our other named executive officers were weighted 80% on Company financial performance and 20% on individual performance, determined using measures such as those discussed above under “Other Executive Officers’ Individual Performance.”

Long-Term Incentive Awards

The objectives of the Company’s long-term incentive compensation program are to:

•	reward achievement over a multi-year period;

•	align the interests of executives with those of shareholders by focusing executives on the shareholder return performance of the Company; and

•	provide a retention mechanism through multi-year vesting.

The Executive Compensation Committee oversees grants of long-term incentives on an annual basis and at such other times as may be warranted. A target long-term incentive award value is established for each executive, as a percentage of base salary. The Executive Compensation Committee determines the target grant amounts using factors similar to those used in setting annual incentive targets, including the executive’s level of responsibility within the Company, competitive compensation levels, and internal equity considerations. For 2008, the annual grant amounts were divided equally into three components: stock option grants, RSU grants and SVP grants, all pursuant to the 2005 Long-Term Incentive Plan. In addition to the normal annual long-term incentive grants in 2008, in January 2008 the Committee approved special awards of RSUs to our named executive officers. These special awards were granted on February 10, 2008, had a grant date value of approximately one third of the grant date value of each officer’s 2008 annual long-term incentive awards, and were made in recognition of such officers’ special contribution to the Company’s strong operating performance in 2007. For example, our FFO in 2007 was 10.48% above FFO in 2006.

Stock Options and RSUs.    The Executive Compensation Committee believes that stock option and RSU grants provide the Company’s executive officers with long-term incentive opportunities that are aligned with the shareholder benefits of an increased common stock value. Stock options have no value unless the share price appreciates, and therefore provide leveraged reward opportunity based on increases in our stock price over time and drive performance that would tend to increase stock value. RSUs are also aligned with performance because they allow the holder to share in total shareholder return, both through share price appreciation and dividends. They are directly aligned with shareholders because they have both upside opportunity, as well as downside risk. Compared to stock options, RSUs are less leveraged and provide more of a retention mechanism. The Executive Compensation Committee believes the combination of these two vehicles provides executives with a strong alignment with shareholders, provides pay for performance, and in normal economic times achieves an appropriate balance of risk, leverage, and retention. Nevertheless, as mentioned in the Executive Summary of this report, due to the need to retain key talent in the turbulent economic environment currently affecting our business, and the resulting high volatility in our stock price, as well as share availability constraints in our stock plan, the Committee elected to make 100% of the long-term incentive grants in 2009 in the form of RSUs.

The stock options and RSUs granted in 2008 vest twenty percent (20%) per year over a five-year period, subject to the holder’s continued employment. During the vesting period, RSUs accumulate dividend equivalents, which are deemed reinvested in additional vested RSUs. Upon vesting, the original RSUs and the RSUs acquired through corresponding dividend equivalents are converted to shares of the Company’s common stock and paid to participants.

Shareholder Value Plan.    One-third of the annual long-term incentive award amount for 2008 was allocated to SVP grants. The SVP is a performance share plan that is designed to provide executive officers with long-term incentive opportunities directly related to providing total shareholder return in excess of the median of independent market indices. The SVP award dollar amount is converted to a target number of “performance shares” by dividing the award amount by the market value of one share of the Company’s common stock on the date of grant. Performance shares represent the right to earn actual shares of the Company’s common stock at the end of a three-year performance cycle. The actual number of shares to be earned with respect to a SVP award is based upon the number of targeted performance shares, multiplied by a “combined payout percentage.” The combined payout percentage is determined by (i) comparing the Company’s total shareholder return (defined as increase in common stock price plus reinvested dividends) for a three-year period to the total shareholder returns of companies tracked by two indices, and (ii) establishing a payout percentage for each of the two indices by reference to a table contained in the SVP. The two indices are the Standard & Poor’s 500 Index, and the REIT 50 Index published by the FTSE Index Company in association with NAREIT. The combined payout percentage is the average of the payout percentages determined for each index.

Under the SVP, the combined payout percentage moves in correlation to the common shareholder return, such that the higher the Company’s total shareholder return is relative to the companies tracked by the indices, the higher the payout percentage will be. The combined payout percentage will range from a low of zero percent (0%) if the Company’s total shareholder return is less than the 50th percentile for each of the indices, to a high of three hundred percent (300%) if the Company’s total shareholder return is in the 90th percentile or higher for each of the indices. A one hundred percent (100%) combined payout percentage would be attained if the Company’s total shareholder return was at the 60th percentile for the companies in each of the indices.

For the performance cycle ending in 2008, the Company’s total shareholder return ranked below the 50th percentile as to the Standard & Poor’s 500 Index and the REIT 50 Index, resulting in no payouts under the SVP.

Performance Share Plan.    In 2000 and 2004, certain executives received special grants of performance shares pursuant to the Performance Share Plan. Each performance share represents the economic equivalent of one share of common stock. The Committee determined the appropriate number of performance shares to be granted to an executive after considering his or her position and level of responsibilities within the Company and the overall compensation of the executive relative to competitive overall compensation levels for the executive’s position. Vesting of the awards is based on the Company’s attainment of certain predefined levels of earnings growth over a five-year period. At the beginning of each calendar year while this plan is in effect, the Executive Compensation Committee sets a targeted earnings growth percentage for the year, and the awards vest based upon a comparison of the actual earnings growth of the Company to the targeted earnings growth percentage. Unvested awards at the end of the five-year period will be forfeited. The value of vested performance shares is paid in shares upon the holder’s termination of employment. This plan was frozen in 2005 upon adoption of the 2005 Long-Term Incentive Plan, and the only outstanding awards under this plan are the grants made in 2000 and 2004.

The Company’s financial performance in 2008 met the threshold targeted earnings growth percentage for the year, resulting in additional vesting in 2008 equal to 10.5% of the performance shares granted in 2004.

DIU Plans.    The Company maintains the 1995 Dividend Increase Unit Plan under which selected officers have been granted DIUs. The DIUs provide the holder a cash benefit measured by the increase in the Company’s dividend over the term of the award divided by the dividend yield on the date of grant. DIUs were awarded in tandem with stock options. In order to exercise a DIU, the holder must exercise such corresponding stock options or, in the event the current share value precludes such option exercise, reduce the DIU value by the amount the option price exceeds the share value.

In 2005, changes in tax laws, specifically the enactment of Section 409A of the Code, adversely affected the design and operation of DIUs. In 2005, and in keeping with transitional relief provided in proposed Treasury regulations, certain officers, including some of the Company’s named executive officers, voluntarily cancelled their non-grandfathered DIUs in exchange for performance unit awards under the DIURP, which is a subplan of the 2005 Long-Term Incentive Plan. These performance units, which are paid out in cash on an annual basis, are designed to comply with Section 409A of the Code and, similar to the DIUs they replaced, provide a benefit that is measured by the increase in the Company’s dividend over the term of the award divided by the dividend yield on the date of grant. The last grant of DIUs was in 2004. The 1995 Dividend Increase Unit Plan was frozen in 2005 upon adoption of the 2005 Long-Term Incentive Plan, and the only outstanding awards under this plan are the grants made prior to 2005.

For each of our named executive officers, the dollar amount earned in 2008 from DIU vesting and under the DIURP is shown in footnote (3) to the Summary Compensation Table in this Proxy Statement.

Other Compensation and Benefits

The Company’s executive officers participate in benefits plans generally available to all other employees. To remain competitive in the market, the Company also provides certain benefits to its executive officers, including the CEO, such as automobile allowances, executive physical examinations, personal financial counseling services and, in one case in connection with a relocation, tuition reimbursement and a country club membership. For additional information on these benefits made available during fiscal 2008, please see the Summary Compensation Table under the section entitled “Executive Compensation.” Overall, these benefits represented less than two (2%) percent of the senior executives’ compensation for 2008.

Stock Ownership and Grant Policies

Stock Ownership Guidelines. The stock ownership guidelines for the Company’s senior executive officers are as follows:

Position	Base Salary Multiple	Time to Attain
Chief Executive Officer	6x	5 years
Chief Operating Officer and Executive Vice Presidents	4x	5 years

The stock ownership goal for each person subject to the ownership guidelines is determined on an individual basis, first in dollars as a multiple of the executive’s base salary, and then by converting that amount to a fixed number of shares. A copy of the Stock Ownership Guidelines can be found on the Investor Relations/Corporate Governance section of the Company’s website at http://www.dukerealty.com.

Stock Retention Requirements.    Until the senior executive officers reach their ownership guidelines, they are required to retain shares that are owned on the date they became subject to the Stock Ownership Guidelines and at least seventy-five percent (75%) of “net shares” delivered through the Company’s executive compensation plans. For this purpose, “net shares” means the number of shares obtained by exercising stock options or through the vesting of awards, less the number of shares the executive sells or trades to cover the exercise costs or to pay withholding taxes. If the executive transfers an award to a family member, the transferee will be subject to the same retention requirements. Until the stock ownership guidelines have been met, executives may dispose of shares only for one or more of the exclusion purposes as set forth in the Company’s stock ownership guidelines.

Equity Grant Policies

Annual Awards.    Our policy is that annual equity grants will be made on February 10th, of each year, with the exercise price of stock options equal to the closing price of our stock on the grant date. If February 10th falls on a weekend, the exercise price is based on the closing price on the preceding business day on which the stock was traded, which is the fair market value of the stock as of the grant date. The Executive Compensation Committee chose February 10th as the equity award grant date because it is presumed that the market will have had sufficient time by then to absorb the financial and other material information disclosed in the Company’s January earnings release. This grant policy applies to executives, as well as to employees in general.

Special Equity Awards.    The Executive Compensation Committee periodically approves equity grants to newly hired employees or to employees receiving promotions. These interim grants generally occur on the February 10th, May 10th, July 10th or November 10th immediately following the date of hire or promotion, with the exercise price of stock options equal to the closing price of our stock on the grant date. If the fixed grant date falls on a weekend, the exercise price is based on the closing price on the preceding business day on which our stock was traded, which is the fair market value of the stock as of the grant date. In addition, the Executive Compensation Committee is authorized to award special equity grants on other dates from time to time when the Company experiences exceptional performance results.

The Company does not plan to time, and has not timed, its release of material non-public information for the purpose of affecting the value of executive compensation. The Company does not have any programs, plans or practices of awarding stock options and setting the exercise price based on the stock’s price on a date other than the actual grant date (or the closing price on the last preceding trading day when the grant date falls on a day when the markets are closed).

Employment and Severance Agreements

As a matter of business philosophy, the Company does not enter into employment agreements with its executive officers. In order to secure agreements regarding their activities after separation from the Company, the Company from time to time enters into letter arrangements regarding executive severance with certain key officers. A copy of the form of letter agreement regarding executive severance most recently executed between the Company and all of its named executive officers was filed with the SEC as an exhibit to the Company’s Annual Report on Form 10-K on February 29, 2008. For additional disclosure about the terms of the severance agreement, please see the section of this Proxy Statement under “Executive Compensation — Other Potential Post-Employment Payments.”

In connection with his departure at the end of 2008, Mr. Cohoat will receive severance payments pursuant to a letter agreement regarding executive severance with the Company dated December 18, 2007, the material terms of which are summarized in the section of this Proxy Statement under “Executive Compensation — Other Potential Post-Employment Payments. The amounts to be paid to Mr. Cohoat are reflected in the appropriate tables under “Executive Compensation” following this report.

Tax and Accounting Considerations

Section 162(m) of the Code imposes a limitation on the deductibility of certain compensation in excess of $1 million paid to the chief executive officer and certain other highly paid executive officers. However, compensation that qualifies for the performance-based compensation exemption from Section 162(m) of the Code is fully deductible, without regard to the limits of Section 162(m). While the Executive Compensation Committee considers the deduction limitation in designing compensation plans and overseeing awards under those plans, the Committee also considers many other factors and retains the discretion to pay non-deductible amounts. The Committee believes that such flexibility best serves the interests of the Company and its shareholders by allowing the Committee to recognize and motivate executive officers as circumstances warrant. The Company did not pay any compensation in 2008 that was not deductible under Section 162 (m) of the Code.

EXECUTIVE COMPENSATION

The compensation of each named executive officer consists of annual base salary, annual cash and long-term equity incentive awards as specifically addressed in the Compensation Discussion and Analysis section of this Proxy Statement. The Company’s objective is to provide compensation opportunities that are competitive in total as well as in the mix of elements. The compensation program is designed to provide the proper balance of fixed versus variable and cash versus equity compensation.

With the exception of stock and option awards, the following table sets forth the compensation earned by or paid to each of the named executive officers of the Company during the fiscal years ended December 31, 2008, December 31, 2007 and December 31, 2006. In the case of stock and option awards, this table reflects the amounts recognized as an expense by the Company in its financial statements for these years.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Dennis D. Oklak Chairman & Chief Executive Officer	2008	718,461	—	1,774,428	997,809	548,240	41,568	4,080,506
	2007	696,154	—	813,135	424,639	1,153,285	37,764	3,124,977
	2006	643,846	—	465,612	209,193	1,219,306	47,694	2,585,651
Matthew A. Cohoat Executive Vice President & Chief Financial Officer(5)	2008	350,000	25,564	(117,280)	13,971	166,936	1,640,453	2,079,644
	2007	348,077	77,000	277,451	75,399	380,927	36,413	1,195,267
	2006	323,077	65,000	190,147	48,136	377,422	48,766	1,052,548
Robert M. Chapman Chief Operating Officer	2008	424,231	58,438	725,397	365,782	230,350	61,016	1,865,214
	2007	387,692	104,995	435,465	187,901	463,417	65,198	1,644,668
	2006	338,461	78,200	272,774	98,377	469,341	73,382	1,330,535
Howard L. Feinsand Executive Vice President, General Counsel	2008	324,231	81,250	312,059	143,905	140,920	40,620	1,042,985
	2007	313,846	72,450	228,568	144,987	318,589	43,930	1,122,370
	2006	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Steven R. Kennedy Executive Vice President, Construction	2008	315,000	36,383	224,875	95,151	152,258	32,573	856,240
	2007	313,846	63,000	246,135	60,928	316,968	38,102	1,038,979
	2006	N/A	N/A	N/A	N/A	N/A	N/A	N/A

(1)	The annual cash incentive bonus paid to named executive officers has two components: (a) an individual performance component, the attainment of which is not necessarily formula based, and (b) a component based upon the Company’s attainment of certain corporate performance goals as compared to predetermined targets established at the beginning of each calendar year. The individual performance component of the bonus is included in the bonus column in the above table, while the corporate performance component of the bonus is included in the Non-Equity Incentive Plan Compensation column. The Chief Executive Officer’s bonus does not contain an individual component.

(2)	Represents the proportionate amount of the total fair value of stock and option awards recognized as expense by the Company in its 2008, 2007 and 2006 financial statements for equity based compensation in accordance with FAS 123R. Under the requirements of FAS 123R, the amounts reported under Stock and Option Awards for 2008 include accelerated expense in the amounts of $1,695,430 and $627,852 for Mssrs. Oklak and Chapman, respectively, that is attributable to their reaching retirement age in 2008. The assumptions made in the valuation of these awards are contained in the footnote captioned “Stock Based Compensation” to the Company’s consolidated financial statements in our Form 10-K for the years ended December 31, 2004 through December 31, 2008. The payout percentages for the 2006 and 2005 SVP award grants payable in Company shares were zero percent for each year. As a result, the Company recognized an expense in its financial statements and included a corresponding amount of compensation in the above table for which no value was received by each named executive officer.

(3)	Non-Equity Incentive Plan Compensation is summarized in the following table. For a detailed description of each plan, see the Compensation Discussion and Analysis section of this Proxy Statement.

Named Executive Officer	Year	Annual Cash Incentive Bonus ($)(a)	Shareholder Value Plan Payments ($)(b)	Dividend Increase Unit Plan Awards ($)(c)	Total Non-Equity Plan Compensation ($)
Dennis D. Oklak	2008	507,312	—	40,928	548,240
	2007	1,112,930	—	40,355	1,153,285
	2006	1,069,250	108,347	41,709	1,219,306
Matthew A. Cohoat	2008	166,936	—	—	166,936
	2007	376,684	—	4,243	380,927
	2006	342,160	28,663	6,599	377,422
Robert M. Chapman	2008	230,350	—	—	230,350
	2007	446,640	—	16,777	463,417
	2006	357,960	85,990	25,391	469,341
Howard L. Feinsand	2008	140,920	—	—	140,920
	2007	308,196	—	10,393	318,589
	2006	N/A	N/A	N/A	N/A
Steven R. Kennedy	2008	143,413	—	8,845	152,258
	2007	308,196	—	8,772	316,968
	2006	N/A	N/A	N/A	N/A

(a)	Represents the component of the annual cash incentive bonus that is based upon the Company’s attainment of certain corporate performance goals as compared to predetermined targets established at the beginning of each calendar year. As discussed under the Compensation Discussion and Analysis section of this Proxy Statement, Mr. Oklak’s annual cash bonus for 2008, after required tax and other withholdings, was paid in restricted shares of Company common stock.

(b)	Represents amounts vested in 2006 for SVP grants that were paid in cash. SVP awards granted prior to 2005 were payable in cash, while later SVP awards are payable in Company shares and are reported in the Stock Awards column of the Summary Compensation Table.

(c)	Represents the value of awards vested in 2008, 2007, 2006 under the Company’s Dividend Increase Unit and Dividend Increase Unit Replacement Plans.

(4)	All other compensation is summarized in the following table. For additional discussion of all other compensation, see the Compensation Discussion and Analysis section of this Proxy Statement.

Named Executive Officer	Year	Performance Share Plan Dividend Equivalents ($)(a)	Tax Reimbursement Payments ($)	All Other Compensation ($)(b)	Total All Other Compensation ($)
Dennis D. Oklak	2008	2,909	7,810	30,849	41,568
	2007	9,224	4,586	23,954	37,764
	2006	15,930	4,528	27,236	47,694
Matthew A. Cohoat	2008	2,263	5,044	1,633,146	1,640,453
	2007	7,174	4,203	25,036	36,413
	2006	12,390	6,790	29,586	48,766
Robert M. Chapman	2008	2,586	12,773	45,657	61,016
	2007	8,199	13,215	43,784	65,198
	2006	14,160	12,718	46,504	73,382
Howard L. Feinsand	2008	808	5,433	34,379	40,620
	2007	2,562	5,433	35,935	43,930
	2006	N/A	N/A	N/A	N/A
Steven R. Kennedy	2008	2,263	5,044	25,266	32,573
	2007	7,174	5,044	25,884	38,102
	2006	N/A	N/A	N/A	N/A

(a)	Represents the vested value of dividend equivalents earned on Performance Share Plan, or “PSP,” awards.

(b)	All other compensation includes the value of the Company match and profit sharing contributions to the Company’s 401(k) plan and profit sharing plan, and the value of term life insurance premium payments made by the Company, each valued at $10,000 or less for all Named Executive Officers. In addition, all other compensation includes the following perquisites: (1) an automobile allowance; (2) personal financial planning services; (3) the cost of annual medical examinations; (4) the cost of spousal travel on corporate-owned aircraft; and (5) a country club membership and tuition reimbursement payments to Mr. Chapman related to a prior relocation. The actual aggregate incremental cost to the Company of each perquisite is less than $25,000 for each Named Executive Officer.

All other compensation also includes an accrual of $1,607,380 for severance payments due to Mr. Cohoat pursuant to his letter agreement regarding executive severance with the Company. See further discussion of severance agreements under “Executive Compensation—Other Potential Post-Employment Payments.”

(5)	Effective March 17, 2008, Mr. Cohoat stepped down as our Chief Financial Officer.

Grants of Plan-Based Awards in 2008

The following table summarizes grants made to the named executive officers in 2008 under the Company’s plan-based awards:

Name	Grant Date	Compensation Committee Approval Date	Estimated Possible payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#) (3)	All Other Option Awards: Number of Securities Underlying Options (#) (4)	Exercise or Base Price of Option Awards ($/sh) (4)	Grant Date Fair Value of Stock and Option Awards ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Dennis D. Oklak	1/30/08	1/30/08	468,000	936,000	1,404,000	—	—	—	—	—	—	—
	2/10/08	1/30/08	—	—	—	12,497	24,993	74,979	—	—	—	293,710
	2/10/08	1/30/08	—	—	—	—	—	—	44,987	—	—	1,050,000
	2/10/08	1/30/08	—	—	—	—	—	—	—	330,594	23.34	583,333
Matthew A. Cohoat	1/30/08	1/30/08	154,000	308,000	462,000	—	—	—	—	—	—	—
	2/10/08	1/30/08	—	—	—	3,999	7,998	23,994	—	—	—	93,990
	2/10/08	1/30/08	—	—	—	—	—	—	7,998	—	—	186,666
	2/10/08	1/30/08	—	—	—	—	—	—	—	105,790	23.34	186,666
Robert M. Chapman	1/30/08	1/30/08	212,500	425,000	637,500	—	—	—	—	—	—	—
	2/10/08	1/30/08	—	—	—	4,742	9,483	28,449	—	—	—	111,441
	2/10/08	1/30/08	—	—	—	—	—	—	18,373	—	—	428,833
	2/10/08	1/30/08	—	—	—	—	—	—	—	125,437	23.34	221,333
Howard L. Feinsand	1/30/08	1/30/08	130,000	260,000	390,000	—	—	—	—	—	—	—
	2/10/08	1/30/08	—	—	—	2,250	4,499	13,497	—	—	—	52,871
	2/10/08	1/30/08	—	—	—	—	—	—	8,998	—	—	210,000
	2/10/08	1/30/08	—	—	—	—	—	—	—	59,507	23.34	105,000
Steven R. Kennedy	1/30/08	1/30/08	132,300	264,600	396,900	—	—	—	—	—	—	—
	2/10/08	1/30/08	—	—	—	2,812	5,623	16,869	—	—	—	66,080
	2/10/08	1/30/08	—	—	—	—	—	—	11,246	—	—	262,500
	2/10/08	1/30/08	—	—	—	—	—	—	—	74,384	23.34	131,250

(1)	Represents the component of the annual cash incentive bonus that is earned based on the Company’s attainment of certain corporate performance goals as compared to predetermined targets established at the beginning of each calendar year. The three measures used for the corporate performance goals are: FFO per share of common stock (weighted 80%), return on shareholders’ equity (weighted 10%) and return on real estate investments (weighted 10%). See the description of the annual cash incentive award in the Compensation Discussion and Analysis section of this Proxy Statement for further details.

(2)	Represents the number of shares potentially payable under the SVP for awards granted in 2008. The actual number of shares to be issued under these awards is based upon the Company’s total shareholder return for a three-year period as compared to the Standard & Poor’s 500 Index and the REIT 50 Index, with a 50% weighting for each index. See the Compensation Discussion and Analysis section of this Proxy Statement for further detail.

(3)	Represents the number of RSUs granted during 2008 under the Duke Realty Corporation 2005 Long Term Incentive Plan. RSUs vest in five equal annual installments commencing on the first anniversary of the grant date. Dividend equivalents are paid on RSUs in the form of additional RSUs. The number of additional RSUs issued on each dividend payment date is equal to the amount of dividends that would be payable to the holders of the RSUs if the RSUs were shares of the Company’s common stock, divided by the closing price of the Company’s common stock on such date.

(4)	The options vest and become exercisable in five equal annual installments beginning on the first anniversary of the grant date. With the exception of options that qualify as incentive stock options under Section 422 of the Code, the options may be transferred to immediate family members or entities beneficially owned by such family members.

Material Terms of the Compensation Paid to our Named Executive Officers in 2008

Executive compensation includes base salaries, annual cash incentives, long-term incentive awards and other compensation and benefits for each named executive officer as described under the section captioned “Analysis of 2008 Compensation Decisions” in the Compensation Discussion and Analysis section of this Proxy Statement.

Outstanding Equity Awards at 2008 Fiscal Year End

The following table contains information concerning outstanding equity awards held by each of the named executive officers as of December 31, 2008:

		Option Awards					Stock Awards
Named Executive Officer	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(2)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($/sh)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, units or Other Rights That Have Not Vested ($)
Oklak, Dennis D.	1/25/00	29,570	—	—	19.426	1/25/10	—	—	—		—
	1/31/01	26,042	—	—	24.263	1/31/11	—	—	—		—
	1/30/02	27,859	—	—	22.680	1/30/12	—	—	—		—
	2/19/03	35,175	—	—	24.691	2/19/13	—	—	—		—
	1/28/04	22,004	5,500	—	31.577	1/28/14	—	—	—		—
	2/10/05	30,870	20,580	—	31.402	2/10/15	—	—	—		—
	4/27/05	20,129	13,418	—	29.761	4/27/15	4,226	46,316	—		—
	11/15/05	—	—	—	—	—	2,732	29,945	—		—
	2/10/06	42,406	63,609	—	34.130	2/10/16	8,242	90,336	—		—
	2/10/07	17,398	69,589	—	47.880	2/10/17	8,586	94,104	4,525	(4)	49,594	(4)
	2/10/08	—	330,594	—	23.340	2/10/18	50,512	553,608	12,497	(4)	136,962	(4)
Cohoat, Matthew A.	1/31/01	7,671	—	—	24.263	3/31/09	—	—	—		—
	1/30/02	6,079	—	—	22.680	3/31/09	—	—	—		—
	2/19/03	5,583	—	—	24.691	3/31/09	—	—	—		—
	1/28/04	5,821	—	—	31.577	3/31/09	—	—	—		—
	2/10/05	17,646	—	—	31.402	3/31/09	—	—	—		—
	4/27/05	—	—	—	—	—	334	3,659	—		—
	11/15/05	—	—	—	—	—	118	1,292	—		—
	2/10/06	13,950	—	—	34.130	3/31/09	514	5,630	—		—
	2/10/07	6,524	—	—	47.880	3/31/09	505	5,533	—		—
	2/10/08	—	—	—	—	—	982	10,765	—		—
Chapman, Robert M.	1/26/99	25,643	—	—	22.401	1/26/09	—	—	—		—
	6/18/99	25,725	—	—	21.915	6/18/09	—	—	—		—
	1/25/00	38,440	—	—	19.426	1/25/10	—	—	—		—
	1/31/01	28,409	—	—	24.263	1/31/11	—	—	—		—
	1/30/02	27,859	—	—	22.680	1/30/12	—	—	—		—
	2/19/03	24,195	—	—	24.691	2/19/13	—	—	—		—
	1/28/04	17,464	4,365	—	31.577	1/28/14	—	—	—		—
	2/10/05	20,359	13,573	—	31.402	2/10/15	—	—	—		—
	4/27/05	—	—	—	—	—	1,690	18,524	—		—
	11/15/05	—	—	—	—	—	3,345	36,663	—		—
	2/10/06	14,880	22,318	—	34.130	2/10/16	2,891	31,686	—		—
	2/10/07	6,826	27,300	—	47.880	2/10/17	3,368	36,914	1,776	(4)	19,459	(4)
	2/10/08	—	125,437	—	23.340	2/10/18	20,629	226,097	4,742	(4)	51,967	(4)
Feinsand, Howard L.	1/25/00	29,569	—	—	19.426	1/25/10	—	—	—		—
	1/31/01	21,306	—	—	24.263	1/31/11	—	—	—		—
	1/30/02	22,794	—	—	22.680	1/30/12	—	—	—		—
	2/19/03	12,283	—	—	24.691	2/19/13	—	—	—		—
	1/28/04	7,685	1,920	—	31.577	1/28/14	—	—	—		—
	2/10/05	9,366	6,243	—	31.402	2/10/15	—	—	—		—
	4/27/05	—	—	—	—	—	777	8,517	—		—
	11/15/05	—	—	—	—	—	2,022	22,162	—		—
	2/10/06	10,044	15,065	—	34.130	2/10/16	1,951	21,382	—		—
	2/10/07	4,015	16,059	—	47.880	2/10/17	1,982	21,719	1,045	(4)	11,448	(4)
	2/10/08	—	59,507	—	23.340	2/10/18	10,103	110,729	2,250	(4)	24,655	(4)
Kennedy, Steven R.	1/25/00	6,505	—	—	19.426	1/25/10	—	—	—		—
	1/31/01	7,766	—	—	24.263	1/31/11	—	—	—		—
	1/30/02	6,078	—	—	22.680	1/30/12	—	—	—		—
	2/19/03	5,583	—	—	24.691	2/19/13	—	—	—		—
	1/28/04	5,821	1,455	—	31.577	1/28/14	—	—	—		—
	2/10/05	14,931	9,952	—	31.402	2/10/15	—	—	—		—
	4/27/05	—	—	—	—	—	1,238	13,572	—		—
	11/15/05	—	—	—	—	—	693	7,593	—		—
	2/10/06	10,044	15,065	—	34.130	2/10/16	1,951	21,382	—		—
	2/10/07	5,019	20,073	—	47.880	2/10/17	2,476	27,140	1,306	(4)	14,308	(4)
	2/10/08	—	74,384	—	23.340	2/10/18	12,627	138,393	2,812	(4)	30,814	(4)

(1)	Represents the number of vested stock options as of December 31, 2008. Options expire 10 years from the date of grant. All options vest and become exercisable in five equal annual installments beginning on the first anniversary of the grant date, subject to the holder’s continued employment. For example, the January 25, 2000 awards vested at a rate of 20% on January 25, 2001, January 25, 2002, January 25, 2003, January 25, 2004, and January 25, 2005.

(2)	Represents the number of unvested stock options as of December 31, 2008. The options vest as described in footnote (1).

(3)	Represents the number and market value of outstanding RSUs granted pursuant to the 2005 Long-Term Incentive Plan, including accumulated dividend equivalent RSUs, which vest as they accrue but are paid out when the host award vests. The market value indicated is based upon the closing price of the Company’s common stock on December 31, 2008 of $10.96 per share. The units vest in five equal annual installments beginning on the first anniversary of the grant date, subject to the holder’s continued employment. For example, the April 27, 2005, awards vest at a rate of 20% on April 27, 2006, April 27, 2007, April 27, 2008, April 27, 2009, and April 27, 2010.

(4)	Represents the threshold number of shares awarded under the SVP and the estimated value of nonvested awards as of December 31, 2008. SVP awards are payable in shares of common stock and fully vest on December 31 upon conclusion of a three year performance period beginning on January 1 of the year of grant, subject to the recipient’s continued employment. The actual number of shares issued under the SVP is subject to certain performance measures. A detailed description of SVP awards is contained in the Compensation Discussion and Analysis section of this Proxy Statement. The market value indicated is based upon the closing price of the Company’s common stock on December 31, 2008 of $10.96 per share.

Option Exercises and Stock Vested in 2008

During 2008, the number of shares acquired and the value realized upon the exercise of option awards and the number of shares acquired and the value realized upon vesting of stock awards for each of the named executive officers were as follows:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(2)
Dennis D. Oklak	—	—	21,071	376,114
Matthew A. Cohoat	4,000	27,674	6,177	115,960
Robert M. Chapman	—	—	12,030	196,683
Howard L. Feinsand	—	—	6,623	109,582
Steven R. Kennedy	—	—	7,066	120,242

(1)	Represents the amount equal to the excess of the fair market value of the shares at the time of exercise over the exercise price.

(2)	Represents the number and value of RSUs vesting and PSP units earned in 2008, including the value of dividend equivalents earned and vested in 2008 on all outstanding RSUs and unvested PSP units.

Nonqualified Deferred Compensation for 2008

The named executive officers’ nonqualified deferred compensation results from participation in one or more of the following plans: (1) the Company’s Executive Deferred Compensation Plan; (2) the Performance Share Plan; or (3) the 1995 Dividend Increase Unit Plan.

Executive Deferred Compensation Plan.    The named executive officers are eligible to participate in the Company’s Executive Deferred Compensation Plan, or the “DC Plan.” The Company neither makes contributions to nor guarantees any return on participant account balances. The Company has established an irrevocable rabbi trust to hold assets separate from other general corporate assets for the purpose of paying future participant obligations. The assets of the trust remain available to the general creditors of the Company. Executives are permitted to elect to defer up to fifty percent (50%) of their base salary, one hundred percent (100%) of their annual cash incentive bonus, one hundred percent (100%) of their SVP award payments and one hundred percent (100%) of RSU awards. Participants are one hundred percent (100%) vested in the participant deferrals and related earnings.

Participant accounts are credited with a rate of return (positive or negative) based upon the investment crediting options selected by the participant. The DC Plan makes available a menu of market-based investment options, which represent a broad range of asset classes, including shares of the Company’s common stock. Although not required, the Company makes investments in the DC Plan trust that generally correspond to the investment crediting options selected by the executive. Except for crediting based upon the Company’s common stock, the executive can elect to change investment options daily. Participant accounts are determined in relation to the market value of each selected investment option. All investments are market-based and do not provide an above market interest component. Participant accounts based on shares of the Company’s common stock are credited for dividends at the same rate as paid to common shareholders.

Participants who retire on or after reaching age fifty (50) will receive their DC Plan account balance based upon their election either in a full or by partial lump sum payment, and/or by annual installments of two (2) to fifteen (15) years, if the participant has completed three years of service with the Company. Participants who terminate employment other than by retirement, death or disability will receive the undistributed portion of their account balance in a lump-sum payment. In the event of the participant’s death, the participant’s designated beneficiary will receive the undistributed portion of their account balance in a lump-sum payment. Participants may also elect to receive some or all of a particular year’s deferral and related earnings prior to retirement or termination of employment in the form of a lump-sum payment or in up to five (5) annual installments. Subject to approval by the DC Plan Administrator, in the event of an unforeseen financial emergency beyond the participant’s control, a participant may request a withdrawal from a vested account up to the amount necessary to satisfy the emergency (provided the participant does not have the financial resources to otherwise meet the hardship).

Performance Share Plan.    Under the PSP, awards are made in the form of performance units, each of which is equivalent to one share of the Company’s common stock. As discussed in the Compensation Discussion and Analysis section of this Proxy Statement, the awards have variable vesting provisions over a five (5) year term based upon the achievement of certain FFO per-share targets for the Company. Awards are not paid until retirement or termination of employment, and thus are considered deferred compensation. Dividends are paid on the awards in cash or additional performance units, at the election of the participant. Dividends are paid at the same per-share amount as paid to common shareholders. The vested value of performance units for each named executive officer is included in the aggregate balance column in the table below. Vested performance units are valued at $10.96 per unit, the closing price of the Company’s common stock on December 31, 2008.

1995 Dividend Increase Unit Plan.    The Company granted awards under the DIU Plan from 1995 through 2004. DIUs vested over a five-year period at twenty percent (20%) per year and, once vested, are exercisable at the participant’s election. As described in the Compensation Discussion and Analysis section of this Proxy Statement, and subject to an adjustment for the value of any stock options awarded in tandem, the value of each DIU at the date of exercise is determined by calculating the dividend yield at the date the DIU was granted and dividing the increase in the Company’s annualized dividend from the date of grant to the date of exercise by such dividend yield. The valuation of each executive’s DIUs is determined in the same manner and rate as for all employee participants in the DIU Plan. Distribution of a participant’s benefits under the plan is made in cash. DIUs not exercised within 10 years of the date of grant are forfeited. As also discussed in the Compensation Discussion and Analysis section of this Proxy Statement, outstanding and unvested DIUs as of January 1, 2005 and not deferred under the DC Plan were considered deferred compensation that did not comply with Section 409A of the Code. Such non-compliant DIUs were replaced with a substitute award under the DIURP. Except for DIUs elected by the executive to be deferred under the DC Plan, all outstanding DIUs are fully vested as of December 31, 2008. The vested value of outstanding DIUs at December 31, 2008, based upon the current annual dividend rate of $1.94 per share, is included in the aggregate balance column in the table below.

The following table sets forth certain information as of December 31, 2008 regarding deferred compensation plans available to each of the named executive officers:

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals/ Distributions ($)(3)	Aggregate Balance at Last FYE ($)(4)
Dennis D. Oklak	120,783	—	(1,763,655)	(4,691)	3,005,114
Matthew A. Cohoat	5,778	—	(273,435)	(187,434)	204,488
Robert M. Chapman	266,174	—	(1,485,865)	(275,868)	1,248,358
Howard L. Feinsand	47,892	—	(589,954)	(221,367)	2,156,331
Steven R. Kennedy	14,652	—	(375,718)	(42,601)	382,744

(1)	Executive contributions to nonqualified deferred compensation during 2008 are summarized in the following table:

Named Executive Officer	Executive Deferred Compensation Plan ($)(a)	Performance Share Plan ($)(b)	Dividend Increase Unit Plan ($)(c)	Restricted Stock Units ($)(d)	Total Executive Contributions in 2008 ($)
Dennis D. Oklak	—	18,839	—	101,944	120,783
Matthew A. Cohoat	—	2,263	3,515	—	5,778
Robert M. Chapman	180,333	16,745	12,565	56,531	266,174
Howard L. Feinsand	—	5,233	5,974	36,685	47,892
Steven R. Kennedy	—	14,652	—	—	14,652

(a)	Mr. Chapman deferred $42,423 of his 2008 salary, which is included as compensation in the Summary Compensation Table for 2008. Mr. Chapman also deferred $137,910 of compensation earned in 2007 but payable in 2008, which was reported in the Summary Compensation Table for 2007.

(b)	Represents the value of performance units vesting during 2008. Performance units are payable in shares of the Company’s common stock upon retirement or termination and are reported in the Summary Compensation Table in the year earned.

(c)	Represents the deferred portion of the DIU vested value reported as non-equity incentive plan compensation in the Summary Compensation Table.

(d)	Mr. Oklak, Mr. Chapman and Mr. Feinsand deferred $101,944, $56,531 and $36,685 respectively, of the value of RSUs vesting during 2008. RSUs are payable in shares of the Company’s common stock upon vesting, unless deferred into the DC Plan. The fair value of such awards as reported in the Company’s financial statements was reported in the Summary Compensation Table over the life of the award.

(2)	Represents the aggregate earnings (loss) from participation in the nonqualified deferred compensation plans, as summarized in the following table. Aggregate earnings (loss) on all nonqualified deferred compensation balances are not includable in the Summary Compensation Table disclosure above.

Name	Executive Deferred Compensation Plan ($)(a)	Performance Share Plan ($)(b)	Dividend Increase Unit Plan ($)(c)	Restricted Stock Units ($)(d)	Total Aggregate Earnings in 2008 ($)
Dennis D. Oklak	(1,152,576)	(359,608)	(169,859)	(81,612)	(1,763,655)
Matthew A. Cohoat	(105,390)	(174,418)	6,373	—	(273,435)
Robert M. Chapman	(321,599)	(305,318)	(820,493)	(38,455)	(1,485,865)
Howard L. Feinsand	(112,559)	(197,648)	(254,482)	(25,265)	(589,954)
Steven R. Kennedy	(159,603)	(174,418)	(41,697)	—	(375,718)

(a)	Represents the aggregate earnings (loss) from participant accounts based upon investment crediting options selected by the named executive officer under the DC Plan.

(b)	Represents the quarterly dividends earned on vested PSP units and the decrease in value of the PSP units resulting from the change in value of the Company’s common stock.

(c)	Represents the increase in DIU vested value during 2008 resulting from the Company’s increase in the annual dividend from $1.92 to $1.94 per common share, and, if applicable, the decrease in DIU value based on certain provisions relating to corresponding stock options as described in the Compensation Discussion and Analysis.

(d)	Represents the quarterly dividends earned on deferred RSUs and the decrease in value of the RSUs resulting from the change in value of the Company’s common stock.

(3)	Represents a reduction in the participant’s deferred compensation upon exercise of vested DIUs. The amount for Mr. Oklak represents FICA taxes withheld on DIUs that were exercised and deposited into the DC Plan. The amount for Mr. Cohoat represents FICA taxes withheld on DIUs that were exercised and deposited into the DC Plan and a termination distribution from the DC Plan. The amounts for Mr. Chapman, Mr. Feinsand and Mr. Kennedy represent the value of DIUs exercised and paid.

(4)	The aggregate balance at December 31, 2008 includes the following amounts of employee contributions representing compensation earned and deferred in prior years that was reported in the Summary Compensation Table for the year in which earned or would have been so reported if the officer had been a named executive officer in such year:

Named Executive Officer	Total ($)
Dennis D. Oklak	3,994,634
Matthew A. Cohoat	452,897
Robert M. Chapman	2,317,748
Howard L. Feinsand	1,969,488
Steven R. Kennedy	636,720

Other Potential Post-Employment Payments

On December 18, 2007, the Company and its named executive officers entered into letter agreements regarding executive severance payments, which provide for separation payments upon the termination of such named executive officer’s employment under various conditions. The Company entered into these agreements as a means of protecting the business interests of the Company by conditioning the right of a terminated officer to receive the severance benefits upon each officer’s compliance with a number of post-termination restrictive covenants, including covenants not to solicit our customers or employees, not to go to work for our competitors, and not to disclose our confidential information and trade secrets.

The level of severance pay depends upon the circumstances of the officer’s termination of employment. For example, if the officer were terminated by the Company without “cause” and not in connection with a “change in control” of the Company (each of which terms are defined in the letter agreements), then the officer would be entitled to a severance payment equal to two times (2X) the sum of his or her base salary and annual cash incentive bonus for services performed in the prior year, payable over a 24-month period. If the officer terminated his or her employment voluntarily, then the severance payment would equal one times (1X) his or her base salary for the prior year, payable over a 12-month period. If the officer were terminated for “cause,” then the severance payment would be $10,000, payable over a two-month period.

Regardless of the reason for termination of an officer’s employment, that officer’s right to the severance payments would stop if and when he or she violated any of the post-employment restrictive covenants in the agreement. By tying the right to receive severance to compliance with the restrictive covenants, we are able to provide a strong financial incentive for the former officer not to compete with us, not to disclose our confidential information and not to solicit our employees and customers. We believe that having these covenants in place and increasing the likelihood that they will be honored is a tangible benefit to our shareholders.

The letter agreements provide the highest severance payment (three times (3X) the sum of salary and annual cash incentive bonus for services performed in the prior year, payable over a 24-month period) in the case of the Company’s termination of the executive’s employment within one year after a change in control of the Company’s or in the case of the executive’s resignation of employment for “good reason” (as defined in the severance agreements). It is natural, in the face of a pending change in control, for executives to be concerned and distracted by uncertainty as to their ongoing role in the organization after the transaction. The Company recognizes the importance of reducing the risk that these personal concerns could influence our executive officers when considering strategic opportunities that may include a change in control of the Company. The Company believes that the enhanced severance payments in the case of a change in control appropriately balances the potential harm to the Company from distraction or loss of key executives in connection with a potential corporate transaction that could benefit our shareholders.

The following table shows the amounts that would be payable to the named executive officers under the letter agreements under various termination scenarios using 2008 base salary as if the termination occurred on January 1, 2009. The severance agreements do not include tax gross-up provisions and all payments made to the executives will be net of applicable withholdings.

Named Executive Officer	Executive Leaves Voluntarily with No Change in Control ($)	Termination by Company without Cause and with No Change in Control ($)	Termination by Company For Cause ($)	Executive Leaves for “Good Reason” or Termination by Company upon Change in Control ($)
Dennis D. Oklak	720,000	2,454,624	10,000	3,681,936
Matthew A. Cohoat(1)	—	—	—	—
Robert M. Chapman	425,000	1,427,576	10,000	2,141,364
Howard L. Feinsand	325,000	1,094,340	10,000	1,641,510
Steven R. Kennedy	315,000	989,592	10,000	1,484,388

(1)	In connection with his departure from the Company at the end of 2008, Mr. Cohoat will receive severance payments, the accrued value of which is included as 2008 compensation in the Summary Compensation Table of this proxy statement as “All Other Compensation.”

The Company does not provide any post-employment healthcare, or other benefits, including perquisites to executive officers.

Change in Control Provisions Under Other Agreements

The Company’s long-term compensation plans generally provide that a Change in Control occurs upon the occurrence of any of the following: (1) when the incumbent Board of Directors of the Company ceases to constitute a majority of the Board of Directors; (2) except in the case of certain issuances or redemptions of stock or the acquisition of stock by any employee benefit plan sponsored by the Company, when any person acquires a twenty-five percent (25%) or more ownership interest in the outstanding common stock or combined voting power of the then outstanding securities of the Company; (3) the consummation of a reorganization, merger, consolidation, statutory share exchange, or other corporate transaction, unless (a) the beneficial owners of the Company’s stock immediately prior to the transaction continue to own 50% or more of the outstanding common stock and combined voting power of the then outstanding securities of the Company, (b) no person acquires a twenty-five percent (25%) or more ownership interest in the then outstanding common stock or combined voting power of the then outstanding securities of the Company, and (c) at least a majority of the members of the board of directors of the surviving corporation were incumbent directors at the time of approval of the corporate transaction; (4) the approval by the shareholders of the Company of a complete liquidation or dissolution; or (5) the Company’s ownership interest in the Operating Partnership is reduced below fifty percent (50%).

Upon the occurrence of a Change in Control of the Company, each named executive officer is entitled to full vesting of all of his outstanding equity and non-equity awards as follows: (1) stock options; (2) SVP awards; (3) DIU awards; (4) DIURP awards; (5) RSUs; and (6) PSP awards, as if all performance and vesting conditions had been achieved.

All outstanding equity and non-equity awards are payable as follows upon the occurrence of a Change in Control of the Company: (1) all outstanding stock options will become fully exercisable within the term of the option; (2) SVP awards are payable within 90 days after the Change in Control in the form of shares of the Company’s common stock equal to the greater of the original target award value, or the value of the award on the date of the Change in Control; (3) the value of DIU and DIURP awards are payable in the form of a lump sum cash payment within 90 and 60 days after the Change in Control, respectively; (4) RSUs are payable in shares of the Company’s common stock within 60 days following the effective date of the Change in Control; and (5) the value of all PSP awards are payable in shares of the Company’s common stock within 60 days after the Change in Control. However, to the extent required to comply with Section 409A of the Code, the payment of an award may be delayed until six (6) months after the executive’s separation from service.

The following table shows the total additional value of the awards that would be payable to each of the named executive officers under the accelerated vesting provisions of these plans upon the occurrence of a Change in Control. Award values were determined at $10.96 per share, the closing price of the Company’s stock on December 31, 2008.

Named Executive Officer	Stock Options ($)(1)	Shareholder Value Plan Awards ($)(2)	Restricted Stock Units ($)(3)	Performance Share Plan Units ($)(3)	Dividend Increase Units ($)(3)	Total ($)
Dennis D. Oklak	—	373,111	705,462	16,521	9,445	1,104,539
Matthew A. Cohoat	—	—	—	—	—	—
Robert M. Chapman	—	142,853	301,959	14,685	—	459,497
Howard L. Feinsand	—	72,204	158,657	4,589	—	235,450
Steven R. Kennedy	—	90,245	180,051	12,850	2,499	285,645

(1)	Represents in-the-money value of unvested stock options.

(2)	Represents the greater of the original target value or the value of these awards at December 31, 2008.

(3)	Represents the value of the applicable unvested awards.

Retirement Provisions Under Other Agreements

Awards granted to the named executive officers pursuant to the 2005 Long-Term Incentive Plan will continue to vest upon the executive’s retirement on or after reaching age fifty-five (55) and, for certain awards, subject to completion of at least ten (10) years of service to the Company. As consideration for the extended vesting period for awards under the 2005 Long-Term Incentive Plan, the Executive Compensation Committee may request that the executive officer enter into a non-competition agreement at retirement. For outstanding awards granted under plans that existed prior to the adoption of the 2005 Long-Term Incentive Plan, the named executive officers are entitled to accelerated vesting upon retirement.

Equity Compensation Plan Information

The following table provides information as of February 25, 2009 about our common stock that may be issued, whether upon the exercise of options, warrants and rights or otherwise, under our existing equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (A)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($)	Weighted-Average Remaining Term of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (A))
Equity compensation plans approved by security holders	7,209,466	27.9377	7.16	338,096
Equity compensation plans not approved by security holders	—	—	—	—
Total	7,209,466	27.9377	7.16	338,096

The number of options granted and outstanding as of February 25, 2009, as indicated above, is from all plans. In addition, as of February 25, 2009, there were 1,279,919 full-value awards granted and outstanding with 338,096 shares remaining available for grant under the Company’s 2005 Long-Term Incentive Plan. All shares remaining available for future issuance may be used for grants of full value awards.

OWNERSHIP OF COMPANY SHARES

The following table sets forth the beneficial ownership of shares of common stock as of February 16, 2009 for each person or group known to the Company to be holding more than five percent (5%) of such common stock and for each director and named executive officer, and for the directors and executive officers of the Company as a group. The number of shares shown represents the number of shares of common stock the person “beneficially owns,” as determined by the rules of the SEC.

Beneficial Owner	Shares Beneficially Owned(1)	Shares Issuable Upon Exercise of Stock Options	Total	Percent of Shares
Dennis D. Oklak(2)	82,164	371,963	454,127	*
Robert M. Chapman(3)	50,271	254,662	304,933	*
Matthew A. Cohoat(4)	27,377	63,274	90,651	*
Howard L. Feinsand(5)	39,042	143,043	182,085	*
Steven R. Kennedy(6)	50,829	93,096	143,925	*
Thomas J. Baltimore, Jr.	2,035	—	2,035	*
Barrington H. Branch	20,874	12,865	33,739	*
Geoffrey Button	66,241	12,865	79,106	*
William Cavanaugh III	32,958	10,292	43,250	*
Ngaire E. Cuneo	35,414	12,865	48,279	*
Charles R. Eitel	13,355	5,146	18,501	*
R. Glenn Hubbard, Ph.D.	1,548	—	1,548	*
Martin C. Jischke, Ph.D.	1,533	4,116	5,649	*
L. Ben Lytle	44,028	12,865	56,893	*
William O. McCoy(7)	45,931	12,865	58,796	*
Jack R. Shaw(8)	2,840	7,718	10,558	*
Lynn C. Thurber	4,126	—	4,126	*
Robert J. Woodward, Jr.	35,882	10,291	46,173	*
All directors and executive officers as a group (18 persons)	556,448	1,027,926	1,584,374	1.06%
The Vanguard Group, Inc.(9)	10,827,284	—	10,827,284	7.29%
Barclays Global(10)	11,384,424	—	11,384,424	7.67%
Morgan Stanley(11)	7,876,110	—	7,876,110	5.30%

*	Less than one percent (1%)

(1)	Unless otherwise indicated, each person listed in the table possesses sole voting and investment power with respect to the Common Shares reported in this column to be owned by such person.

(2)	Includes 51,958 shares owned by family members.

(3)	Includes 4,650 shares owned by family members.

(4)	Includes 1,176 shares owned by family members.

(5)	Includes 25,228 shares that are pledged as security for indebtedness.

(6)	Includes 22,751 shares owned by family members.

(7)	Includes 15,599 shares owned by family members.

(8)	Includes 1,095 shares owned by family members.

(9)	The address of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355. This information was obtained from Schedule 13G/A filed with the SEC.

(10)	The aggregate number of shares owned by affiliates of Barclays Funds is reported. The principal mailing address of Barclays is 400 Howard Street, San Francisco, CA 94105. This information was obtained from Schedule 13G filed with the SEC.

(11)	The address of Morgan Stanley is 1585 Broadway, New York, NY 10036. This information was obtained from Schedule 13G/A filed with the SEC.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the company’s directors and executive officers and persons who beneficially own more than ten percent (10%) of the Company’s common stock to file with the SEC initial reports of ownership and reports of changes in ownership of common stock, including derivatives of the Company’s common stock. Officers, directors and greater-than-10%-beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filing requirements applicable to its officers, directors and greater-than-10% beneficial owners were complied with during the year ended December 31, 2008, except for one late filing of Form 4 for each of Messrs. Oklak, Chapman, Feinsand and Kennedy to report shares withheld for taxes upon the vesting of RSUs on a non-business day and one late Form 4 filing for Mr. Robert J. Woodward, Jr. to report the acquisition of shares of Company common and preferred stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company’s Code of Conduct requires that all associates, officers and directors avoid conflicts of interests that interfere with the performance of their duties or are not in the best interests of the Company. The Audit Committee of the Board of Directors of the Company reviews all material proposed transactions between the Company and related parties as specified under Item 404 of Regulation S-K promulgated by the SEC and examines each such transaction for potential conflicts of interests and other improprieties. The Audit Committee has not adopted any specific written procedures for conducting such reviews and considers each transaction in light of the specific facts and circumstances presented. The Company currently does not have any such transactions to report.

EXECUTIVE OFFICERS

On March 2, 2009, the Company announced that Ms. Christie B. Kelly, age 47, was appointed as Chief Financial Officer of the Company effective as of February 27, 2009. Ms. Kelly has 25 years of experience ranging from financial planning and strategic development to senior leadership roles in financial management, mergers and acquisitions, information technology and investment banking. Prior to joining the Company, Ms. Kelly served as Senior Vice President of the Global Real Estate Group at Lehman Brothers from 2007 to February 2009. Previously, Ms. Kelly was employed by General Electric Company from 1983 to 2007. She served as a Business Development Leader for Mergers & Acquisitions for GE Real Estate from 2003 to 2007. Ms. Kelly also served as a Senior Vice President of Global Quality for GE Capital Fleet Services from 2001 to 2003. Prior to that, Ms. Kelly served as a Senior Vice President of Supply Chain Management for GE Capital Information Technology Solutions from 1999 to 2001. Ms. Kelly joined General Electric in 1983 as a member of the Financial Management Program. There are no arrangements or understandings between Ms. Kelly and any other person pursuant to which Ms. Kelly was appointed to the position of Chief Financial Officer of the Company. Since the beginning of the Company’s last fiscal year, Ms. Kelly has had no direct or indirect interest in any transaction to which the Company was a party required to be disclosed under Item 404(a) of Regulation S-K.

PROPOSAL TWO: RATIFICATION OF REAPPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected KPMG as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009 and has further directed that management submit the selection of the independent registered public accounting firm for ratification by the shareholders at the Annual Meeting.

Representatives of KPMG will be present at the Annual Meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of KPMG. Abstentions and broker non-votes are counted towards a quorum, but will not be treated as a vote against the reappointment and, accordingly, will have no effect on the majority vote required.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF KPMG AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR 2009.

PROPOSAL THREE: APPROVAL OF THE COMPANY’S AMENDED AND RESTATED 2005

LONG-TERM INCENTIVE PLAN TO INCREASE THE SHARES OF COMMON STOCK THAT

MAY BE ISSUED THEREUDNER BY 3,900,000 SHARES AND RE-APPROVE A LIST OF

QUALIFIED BUSINESS CRITERIA FOR PERFORMANCE-BASED AWARDS IN ORDER TO PRESERVE FEDERAL INCOME TAX DEDUCTIONS

Stock Incentive Plan

The Company’s 2005 Long-Term Incentive Plan was originally approved by the shareholders in 2005. When we asked for shareholder approval of the 2005 Incentive Plan at our 2005 annual meeting of shareholders, we projected that 7,000,000 shares would be sufficient for the three-year period ending December 31, 2008. That projection proved to be substantially accurate. As of February 25, 2009, approximately 338,096 shares of our common stock remained available for future awards under the 2005 Long-Term Incentive Plan. This balance takes into account awards of 507,312 additional shares during 2009, primarily for RSUs awarded to management members below the level of Senior Vice President and to non-employee directors. Upon approval of this proposal, we expect to use another 1,021,742 shares in 2009 for RSU awards to the remaining members of management. Therefore, there are not enough shares currently available for all 2009 awards under the 2005 Long-Term Incentive Plan. Furthermore, given our anticipated usage of stock-based awards under various compensation plans for 2010, we would not have enough shares remaining for issuance under the regular operation of the 2005 Long-Term Incentive Plan through the time of our 2010 Annual Meeting.

Accordingly, based upon the recommendation of the Company’s Executive Compensation Committee, which reviewed current market practices within comparator firms, our Board of Directors has unanimously approved, subject to shareholder approval at the Annual Meeting, the Company’s Amended and Restated 2005 Long-Term Incentive Plan, or the “2005 Incentive Plan,” to increase the shares of common stock that may be issued thereunder by 3,900,000 shares.

In addition, the 2005 Incentive Plan contains a list of business criteria, or “Qualified Business Criteria,” that the Executive Compensation Committee may use to establish objectively determinable performance goals for performance-based awards under the 2005 Incentive Plan that are fully deductible without regard to the $1,000,000 deduction limit imposed by Section 162(m) of the Code. In order to preserve our ability to continue to grant certain fully deductible performance-based awards, a list of Qualified Business Criteria must be approved by the shareholders no less often than every five years.

We believe that the continued use of our 2005 Incentive Plan will be important to maintain the alignment between the interests of our employees and directors and the interests of our shareholders through:

•	providing incentive compensation opportunities tied to the performance of our common stock over time;

•	promoting increased ownership of our common stock by those who are most able to influence its performance; and

•	helping us to attract, retain and motivate key personnel upon whose initiative, effort and judgment the successful conduct of our business is largely dependent.

THE BOARD OF DIRECTORS THEREFORE RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE COMPANY’S AMENDED AND RESTATED 2005 LONG-TERM INCENTIVE PLAN TO INCREASE THE SHARES OF COMMON STOCK THAT MAY BE ISSUED THEREUNDER BY 3,900,000 SHARES AND RE-APPROVE THE LIST OF QUALIFIED BUSINESS CRITERIA FOR PERFORMANCE-BASED AWARDS IN ORDER TO PRESERVE FEDERAL INCOME TAX DEDUCTIONS.

We attach as Appendix A the form of the 2005 Incentive Plan as it would be amended and restated assuming we receive the shareholder approval we are requesting. The general description we provide below is subject to the full text of the 2005 Incentive Plan in the Appendix.

Information about Participants Who Receive Shares Under the 2005 Long-Term Incentive Plan

We have granted restricted stock units under the 2005 Long-Term Incentive Plan to the non-executive members of our Board of Directors, currently 11 in number, as described in the Director Compensation section of this Proxy Statement. We have also granted stock options, RSUs and SVP awards to our Named Executive Officers under the 2005 Long-Term Incentive Plan as described in the Compensation Discussion and Analysis section of this Proxy Statement. In addition, we have granted stock options, RSUs and SVP awards to a larger group of employees (252 employees in 2008, excluding Named Executive Officers). We anticipate that all future grants of RSUs to our employees, including our Named Executive Officers, and to the Non-Executive members of our Board of Directors, will continue to be made under the 2005 Incentive Plan, if approved. In addition, we will consider the grant of other types of awards, including stock options and performance-based awards, to our employees in future years.

Additional information about the number of securities remaining available for future issuance under equity compensation plans and the number of securities to be issued upon exercise of outstanding options, warrants and rights is provided in the “Equity Compensation Plan Information” section of this Proxy Statement.

Procedural Matters Relating to Voting on the Approval Request

We will present at our Annual Meeting a proposal to approve the 2005 Incentive Plan. The affirmative vote of a majority of the total number of votes cast by holders of common stock entitled to vote at the Annual Meeting will be necessary in order to approve the 2005 Incentive Plan, provided that the total vote cast represents over 50% of the total number of shares outstanding on the Record Date for the Annual Meeting. Each valid proxy returned to the Company will be voted for the approval of the 2005 Incentive Plan unless the proxy specifies otherwise. Abstentions and broker non-votes will have the effect of a vote against the approval of the 2005 Incentive Plan unless holders of 50% of the total number of shares outstanding on the Record Date cast votes on such proposal, in which case an abstention or broker non-vote will have no effect on the result of the vote. If our shareholders approve the 2005 Incentive Plan, it will be effective as of its adoption. In the event that our shareholders do not approve the 2005 Incentive Plan, then we will not be able to provide any equity incentives to certain of our employees beyond 2008 in accordance with our proposed compensation plans.

Description of the 2005 Incentive Plan

Purpose.    The purpose of the 2005 Incentive Plan is to promote the Company’s success by linking the personal interests of its employees, officers, directors and consultants to those of the Company’s shareholders, and by providing participants with an incentive for outstanding performance.

Permissible Awards.    The 2005 Incentive Plan authorizes the granting of awards in any of the following forms:

•	options to purchase shares of common stock, which may be nonstatutory stock options or incentive stock options under the Code;

•	stock appreciation rights, or “SARs,” which give the holder the right to receive the difference between the fair market value per share of common stock on the date of exercise over the grant price;

•	performance awards, which are payable in cash or stock upon the attainment of specified performance goals;

•	restricted stock, which is subject to restrictions on transferability and subject to forfeiture on terms set by the Executive Compensation Committee;

•

RSUs or deferred stock units, which represent the right to receive shares of common stock (or an equivalent value in cash or other property) at a designated time in the future, based upon the attainment of stated vesting or performance criteria;

•	dividend equivalents, which entitle the participant to payments (or an equivalent value payable in stock or other property) equal to any dividends paid on the shares of stock underlying an award;

•

other stock-based awards in the discretion of the Executive Compensation Committee, including unrestricted stock grants (However, with the exception of certain limited situations, including the death, disability or retirement of a participant or a change in control of the Company, other stock-based awards subject solely to continued employment restrictions shall be subject to restrictions imposed by the Executive Compensation Committee for a period of not less than three years from the grant date); and

•	purely cash-based awards.

Shares Available for Awards.    When the 2005 Long-Term Incentive Plan was originally approved, the aggregate number of shares of common stock reserved and available for issuance pursuant to awards granted under the 2005 Incentive Plan was 7,000,000. Under the terms of the 2005 Long-Term Incentive Plan, this number was increased to 7,203,000 shares as a result of an extraordinary cash dividend paid by the Company in 2005. The maximum number of shares of common stock that were issuable upon the exercise of incentive stock options granted under the 2005 Long-Term Incentive Plan was 5,000,000. Following approval of this proposal, the aggregate number of shares of common stock reserved and available for issuance pursuant to awards granted under the 2005 Incentive Plan will be 11,103,000 shares.

Limitations on Awards.    In order for awards to be exempt from the $1,000,000 deduction limit imposed by Code Section 162(m), the 2005 Incentive Plan is required to include limits on the number of awards that may be issued to any one person. The maximum number of shares of common stock that may be covered by options and SARs granted under the 2005 Incentive Plan to any one person during any one calendar year is 500,000. The maximum number of shares of common stock, share equivalents or limited partnership interests in the Operating Partnership (which may be exchanged or redeemed for shares of common stock on a one-for-one basis, or any profits interest in the Operating Partnership that may be exchanged or converted into such limited partnership interests) issuable with respect to restricted stock, RSUs, deferred stock units, performance shares or other stock-based awards under the 2005 Incentive Plan (excluding any additional shares of common stock, share equivalents or limited partnership interests in the Operating Partnership received as a result of actual or deemed dividend reinvestments on such awards) that may be granted to any one person during any one calendar year is 400,000. The aggregate maximum dollar value of any performance-based cash award that may be paid to any one participant during any one calendar year under the 2005 Incentive Plan is $5,000,000.

Administration.    The Executive Compensation Committee will continue to administer the 2005 Incentive Plan. The Executive Compensation Committee will have the authority to designate participants; determine the type or types of awards to be granted to each participant and the number, terms and conditions thereof; establish, adopt or revise any rules and regulations as it may deem advisable to administer the 2005 Incentive Plan; and make all other decisions and determinations that may be required under the plan. The Board of Directors may at any time administer the 2005 Incentive Plan. If it does so, it will have all the powers of the Executive Compensation Committee under the 2005 Incentive Plan.

Awards to Non-Employee Directors.    Awards granted to the Company’s non-employee directors under the 2005 Incentive Plan will be made only in accordance with the terms, conditions and parameters of an additional separate plan, program or policy for the compensation of non-employee directors as in effect from time to time, and the Executive Compensation Committee may not make discretionary grants under the 2005 Incentive Plan to non-employee directors. We maintain the Duke Realty Corporation 2005 Non-Employee Directors Compensation Plan, the “2005 Directors Plan,” which will operate as sub-plan of the 2005 Incentive Plan. Equity-based compensation payable to directors under the 2005 Directors Plan will be granted under the 2005 Incentive Plan and the 2005 Directors Plan does not serve as a separate source of shares for awards.

Performance Goals.    All options and SARs granted under the 2005 Incentive Plan will be exempt from the $1,000,000 deduction limit imposed by Code Section 162(m). The Executive Compensation Committee may designate any other award granted under the 2005 Incentive Plan as a qualified performance-based award in order to make the award fully deductible without regard to the $1,000,000 deduction limit imposed by Code Section 162(m). If an award is so designated, the Executive Compensation Committee must establish objectively determinable performance goals for the award based on one or more of the following business criteria, which may be expressed in terms of company-wide objectives or in terms of objectives that relate to the performance of a division, affiliate, department or function within the company or an affiliate:

•	Revenue

•	Sales

•	Profit (net profit, gross profit, operating profit, economic profit, profit margins or other corporate profit measures)

•	Earnings (EBIT, EBITDA, earnings per share, or other corporate earnings measures)

•	FFO as defined by NAREIT, or a similar performance measure adopted by NAREIT

•	Adjusted FFO (FFO as adjusted for certain specified income, expense or cash flow amounts that are not considered in the computation of FFO)

•	Net income (before or after taxes, operating income or other income measures)

•	Cash (cash flow, cash generation or other cash measures)

•	Stock price or performance

•	Growth in annualized dividends per share to common stockholders

•	Total stockholder return (stock price appreciation plus reinvested dividends divided by beginning share price)

•	Return measures (including, but not limited to, return on assets, capital, equity, or sales, and cash flow return on assets, capital, equity, or sales)

•	Market share

•	Volume of asset acquisitions or dispositions

•	Occupancy rates of real estate rental properties

•	Volume of lease transactions

•	Volume and/or profitability of real estate developments

•	Volume and/or profitability of construction contracts

•	Debt or capital raising transactions (debt or equity placements and joint venture transactions)

•	Improvements in capital structure

•	Expenses (expense management, expense ratio, expense efficiency ratios or other expense measures)

•	Business expansion or consolidation (acquisitions and divestitures)

•	Internal rate of return or increase in net present value

•	Working capital targets relating to inventory and/or accounts receivable

•	Planning accuracy (as measured by comparing planned results to actual results)

The Board of Directors recommends that the shareholders re-approve at the Annual Meeting the foregoing list of business criteria for the purposes of future performance-based awards that are intended to be fully deductible under Code Section 162(m).

Performance goals may be specified in absolute terms, in percentages, or in terms of growth from period to period or growth rates over time, as well as measured relative to an established or specially created performance index of competitors or peers. The Executive Compensation Committee must establish such goals prior to the beginning of the period for which such performance goal relates (or such later date as may be permitted under applicable tax regulations) and the Executive Compensation Committee may for any reason reduce (but not increase) any award, notwithstanding the achievement of a specified goal.

Limitations on Transfer; Beneficiaries.    No award is assignable or transferable by a participant other than by will or the laws of descent and distribution or (except in the case of an incentive stock option) pursuant to a qualified domestic relations order. Notwithstanding the foregoing, the Executive Compensation Committee may permit the transfer of nonstatutory stock options by an optionee to: (i) the spouse, child or grandchildren of the optionee; (ii) a trust or trusts for the exclusive benefit of such immediate family members; or (iii) a partnership or limited liability company in which the optionee and/or such immediate family members are the only equity owners. An option that is transferred under the 2005 Incentive Plan will not be further transferable by the transferee other than by will or by the laws of descent and distribution. Incentive stock options will not be transferable.

Acceleration Upon Certain Events.    Unless otherwise provided in an award certificate:

•

If a participant’s service terminates by reason of death or disability, all of such participant’s outstanding options, SARs and other awards in the nature of rights that may be exercised will become fully vested and will remain exercisable for up to two years, all time-based vesting restrictions on his or her outstanding awards will lapse, and, in the case of death only, any performance-based criteria will be deemed to be satisfied at the greater of “target” or actual performance as of the date of death. In the case of a participant’s disability, any awards containing performance-based criteria that have not been met as of the date of termination will be payable to the participant at the time otherwise payable, based on actual performance during the period.

•

Upon the occurrence of a change in control of the Company, all outstanding options, SARs and other awards in the nature of rights that may be exercised will become fully vested and exercisable, all time-based vesting restrictions and deferral limitations on outstanding awards will lapse, and any performance-based criteria with respect to outstanding awards (other than those pertaining to vesting) will be deemed to be satisfied at the greater of “target” or actual performance as of the date of the change in control. Awards that are not subject to exercise will be paid within sixty (60) days following the effective date of the change in control.

Adjustments.    In the event of a stock split, a dividend payable in shares of common stock, or a combination or consolidation of the common stock into a lesser number of shares, the share authorization limits under the 2005 Incentive Plan will automatically be adjusted proportionately, and the shares then subject to each award automatically will be adjusted proportionately without any change in the aggregate purchase price for such award. If the Company is involved in another corporate transaction or event that affects the common stock, such as an extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares, the share authorization limits under the 2005 Incentive Plan will be adjusted proportionately, and the Executive Compensation Committee will adjust outstanding awards to preserve the benefits or potential benefits of the awards.

Termination and Amendment

The Board of Directors or the Executive Compensation Committee may, at any time and from time to time, terminate or amend the 2005 Incentive Plan, but if an amendment to the plan would materially increase the number of shares of stock issuable under the plan, expand the types of awards provided under the plan, materially expand the class of participants eligible to participate in the plan, materially extend the term of the plan or otherwise constitute a material amendment requiring shareholder approval under applicable listing requirements, laws, policies or regulations, then such amendment will be subject to shareholder approval. In addition, the Board of Directors or the Executive Compensation Committee may condition any amendment on the approval of the shareholders for any other reason. No termination or amendment of the 2005 Incentive Plan may adversely affect any award previously granted under the plan without the written consent of the participant.

The Executive Compensation Committee may amend or terminate outstanding awards. However, such amendments may require the consent of the participant and, unless approved by the shareholders, the exercise price of an outstanding option may not be reduced, directly or indirectly, and the original term of an option may not be extended.

Prohibition on Repricing

As indicated above under “Termination and Amendment,” outstanding stock options cannot be repriced, directly or indirectly, without the prior consent of the Company’s shareholders. The exchange of an “underwater” option (i.e., an option having an exercise price in excess of the current market value of the underlying stock) for another award would be considered an indirect repricing and would, therefore, require the prior consent of the Company’s shareholders.

Certain Federal Tax Effects

Nonstatutory Stock Options.    There will be no federal income tax consequences to the optionee or to the Company upon the grant of a nonstatutory stock option under the 2005 Incentive Plan. When the optionee exercises a nonstatutory option, however, he or she will recognize ordinary income in an amount equal to the excess of the fair market value of the common stock received upon exercise of the option at the time of exercise over the exercise price, and the Company will be allowed a corresponding deduction. Any gain that the optionee realizes when he or she later sells or disposes of the option shares will be short-term or long-term capital gain, depending on how long the shares were held.

Incentive Stock Options.    There typically will be no federal income tax consequences to the optionee or to the Company upon the grant or exercise of an incentive stock option. If the optionee holds the option shares for the required holding period of at least two years after the date the option was granted or one year after exercise, the difference between the exercise price and the amount realized upon sale or disposition of the option shares will be long-term capital gain or loss, and the Company will not be entitled to a federal income tax deduction. If the optionee disposes of the option shares in a sale, exchange, or other disqualifying disposition before the required holding period ends, he or she will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the option shares at the time of exercise over the exercise price, and the Company will be allowed a federal income tax deduction equal to such amount. While the exercise of an incentive stock option does not result in current taxable income, the excess of the fair market value of the option shares at the time of exercise over the exercise price will be an item of adjustment for purposes of determining the optionee’s alternative minimum taxable income.

Stock Appreciation Rights.    A participant receiving a SAR under the 2005 Incentive Plan will not recognize income, and the Company will not be allowed a tax deduction, at the time the award is granted. When the participant exercises the SAR, the amount of cash and the fair market value of any shares of common stock received will be ordinary income to the participant and the Company will be allowed a corresponding federal income tax deduction at that time.

Restricted Stock.    Unless a participant makes an election to accelerate recognition of the income to the date of grant as described below, a participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a restricted stock award is granted, provided that the award is nontransferable and is subject to a substantial risk of forfeiture. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the common stock as of that date (less any amount he or she paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). If the participant files an election under Code Section 83(b) within 30 days after the date of grant of the restricted stock, he or she will recognize ordinary income as of the date of grant equal to the fair market value of the stock as of that date (less any amount paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). Any future appreciation in the stock will be taxable to the participant at capital gains rates. However, if the stock is later forfeited, the participant will not be able to recover the tax previously paid pursuant to the Code Section 83(b) election.

Restricted or Deferred Stock Units.    A participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a stock unit award is granted. Upon receipt of shares of common stock (or the equivalent value in cash or other property) in settlement of a stock unit award, a participant will recognize ordinary income equal to the fair market value of the common stock or other property as of that date (less any amount he or she paid for the stock or property), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).

Performance Awards.    A participant generally will not recognize income, and the Company will not be allowed a tax deduction, at the time performance awards are granted. Upon receipt of shares of cash, stock or other property in settlement of a performance award, the cash amount or the fair market value of the stock or other property will be ordinary income to the participant, and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).

Code Section 409A.    The 2005 Incentive Plan will permit the grant of various types of incentive awards, which may or may not be exempt from Code Section 409A. If an award is subject to Section 409A, and if the requirements of Section 409A are not met, the taxable events as described above could apply earlier than described, and could result in the imposition of additional taxes and penalties. Restricted Stock awards, stock options and SARs that comply with the terms of the 2005 Incentive Plan are designed to be exempt from the application of Code Section 409A. Restricted and deferred stock units granted under the 2005 Incentive Plan will be subject to Section 409A unless they are designed to satisfy the short-term deferral exemption from such law. If not exempt, such awards must be specially designed to meet the requirements of Section 409A in order to avoid early taxation and penalties.

Benefits to Named Executive Officers and Others

The table below reflects shares underlying (i) awards previously granted under the 2005 Incentive Plan and (ii) awards granted by the Executive Compensation Committee under the 2005 Incentive Plan on February 10, 2009 to the persons and groups shown in the table below, inclusive of awards that are subject to approval of this proposal. Because additional future awards will be made at the discretion of the Executive Compensation Committee or its delegates, we cannot determine the benefits or amounts that will be received in the future by the following persons or groups pursuant to the 2005 Incentive Plan. Furthermore, many of the shares indicated below were not or will not be issued because of forfeitures, cancellations and tax withholdings.

Name and Position	Options (#)	RSUs (#)	SVP Awards (#)	Total (#)
Named Executive Officers
Dennis D. Oklak	557,143	272,372	53,336	882,851
Chairman and Chief Executive Officer

Matthew A. Cohoat	173,283	19,093	17,883	210,259
Former Executive Vice President and Chief Financial Officer

Robert M. Chapman	196,761	115,793	20,205	332,759
Chief Operating Officer

Howard L. Feinsand	104,690	54,236	10,726	169,652
Executive Vice President, General Counsel and Corporate Secretary

Steven R. Kennedy	124,585	62,620	13,264	200,469
Executive Vice President, Construction

All Non-Executive Directors as a Group(1)	—	135,091	—	135,091

All Current Executive Officers as a Group	2,025,464	814,161	172,694	3,012,319

All Non-Executive Officer Employees as a Group	4,135,426	1,237,675	285,985	5,659,086

(1)	Non-employee directors will periodically receive awards of RSUs under the 2005 Incentive Plan pursuant to the formula for such awards contained in the 2005 Directors Plan. The 2005 Directors Plan provides for an initial grant of $50,000 in RSUs on the director’s first date of joining the Board of Directors and annual grants of $50,000 in RSUs.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPANY’S 2005 INCENTIVE PLAN TO INCREASE THE SHARES OF COMMON STOCK THAT MAY BE ISSUED THEREUNDER BY 3,900,000 SHARES AND RE-APPROVE A LIST OF QUALIFIED BUSINESS CRITERIA FOR PERFORMANCE-BASED AWARDS IN ORDER TO PRESERVE FEDERAL INCOME TAX DEDUCTIONS.

SHAREHOLDER PROPOSALS FOR 2010 ANNUAL MEETING

SEC rules establish the eligibility requirements and the procedures that must be followed for a shareholder’s proposal to be included in the Company’s proxy statement. Under those rules, any shareholder wishing to have a proposal considered for inclusion in the Company’s proxy statement for the 2010 Annual Meeting must submit his or her proposal to the Company in writing on or before November 18, 2009, which is 120 calendar days prior to the anniversary of the mailing of this Proxy Statement. Proposals must comply with all applicable SEC rules. If a shareholder wishes to present a proposal at the 2010 Annual Meeting, whether or not the proposal is intended to be included in the 2010 proxy material, the Company’s by-laws require that the shareholder give advance written notice to the Company’s Secretary not less than 60 nor more than 90 days prior to the one year anniversary of the Annual Meeting. If a shareholder is permitted to present a proposal at the 2010 Annual Meeting, but the proposal was not included in the 2010 proxy material, the Company believes that its proxy holder would have the discretionary authority granted by the proxy card (and as permitted under SEC rules) to vote on the proposal if the proposal was received after February 1, 2010, which is 45 calendar days prior to the one-year anniversary of the mailing of this Proxy Statement.

ANNUAL REPORT

A copy of the Company’s 2008 Annual Report is available on the Internet as described in the Notice of Internet Availability of Proxy Materials. Additionally, a copy of the Company’s 2008 Annual Report on Form 10-K for the fiscal year ended December 31, 2008 may be obtained, free of charge, by any shareholder by writing to Duke Realty Corporation, 600 East 96th Street, Suite 100, Indianapolis, Indiana 46240, Attention: Investor Relations. Our Annual Report on Form 10-K is also available and may be accessed free of charge through the Investor Relations section of our Internet website at http://investor.dukerealty.com.

OTHER MATTERS

The Board of Directors knows of no other matters to be brought before this Annual Meeting. However, if other matters should properly come before the Annual Meeting, it is the intention of each person named in the proxy to vote such proxy in accordance with his or her judgment on such matters.

HOUSEHOLDING OF PROXY MATERIAL

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering to that address a single proxy statement to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. Some brokers household proxy materials, delivering a single proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one copy, please notify your broker if your shares are held in a brokerage account, or notify us if you hold registered shares. You can notify us by sending a written request to Duke Realty Corporation, c/o Corporate Secretary, 600 East 96th Street, Suite 100, Indianapolis, Indiana 46240 or by calling our Investor Relations Department at (317) 808-6005.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. Whether or not you plan to attend the meeting, you are urged to vote your proxy.

By order of the Board of Directors,

Howard L. Feinsand
Executive Vice President, General Counsel and Corporate Secretary
Indianapolis, Indiana
March 18, 2009

Appendix A

DUKE REALTY CORPORATION

AMENDED AND RESTATED

2005 LONG-TERM INCENTIVE PLAN

ARTICLE 1

HISTORY AND PURPOSE

1.1.      History.    The Duke Realty Corporation 2005 Long-Term Incentive Plan (the “Plan”) was originally adopted by the stockholders of the Company on April 27, 2005. The Plan was amended and restated by the Board of Directors of the Company on January 30, 2008 to comply with Section 409A of the Internal Revenue Code. The Board of Directors further amended the Plan on January 28, 2009, subject to approval of the Company’s stockholders at the 2009 annual meeting of stockholders, to increase the number of shares authorized to be issued pursuant to the Plan and for other purposes.

1.2.      Purpose.    The purpose of the Plan is to promote the success, and enhance the value, of Duke Realty Corporation (the “Company”), by linking the personal interests of employees, officers, directors and consultants of the Company or any Affiliate (as defined below) to those of Company stockholders and by providing such persons with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of employees, officers, directors and consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent. Accordingly, the Plan permits the grant of incentive awards from time to time to selected employees, officers, directors and consultants of the Company and its Affiliates.

ARTICLE 2

DEFINITIONS

2.1.      Definitions.    When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Section or in Section 1.1 unless a clearly different meaning is required by the context. The following words and phrases shall have the following meanings:

(a)      “Affiliate” means (i) any Subsidiary or Parent, or (ii) an entity that directly or through one or more intermediaries controls, is controlled by or is under common control with, the Company, as determined by the Committee.

(b)      “Award” means any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Deferred Stock Unit Award, Performance Award, Dividend Equivalent Award, Other Stock-Based Award, Performance-Based Cash Awards, or any other right or interest relating to Stock or cash, granted to a Participant under the Plan.

(c)      “Award Certificate” means a written document, in such form as the Committee prescribes from time to time, setting forth the terms and conditions of an Award. Award Certificates may be in the form of individual award agreements or certificates or a program document describing the terms and provisions of an Awards or series of Awards under the Plan.

(d)      “Board” means the Board of Directors of the Company.

(e)      “Cause” as a reason for a Participant’s termination of employment shall have the meaning assigned such term in the employment, severance or similar agreement, if any, between such Participant and the Company or an Affiliate, provided, however that if there is no such employment, severance or similar agreement in which such term is defined, and unless otherwise defined in the applicable Award Certificate, “Cause” shall mean any of the following acts by the Participant, as determined by the Committee or the

Board: (i) the willful and continued failure of the Participant to perform his or her required duties as an officer or employee of the Company or any Affiliate, (ii) any action by the Participant that involves willful misfeasance or gross negligence, (iii) the requirement of or direction by a federal or state regulatory agency that has jurisdiction over the Company or any Affiliate to terminate the employment of the Participant, (iv) the conviction of the Participant of the commission of any criminal offense that involves dishonesty or breach of trust, or (v) any intentional breach by the Participant of a material term, condition or covenant of any agreement between the Participant and the Company or any Affiliate.

(f)      “Change in Control” means and includes the occurrence of any one of the following events:

(i)      individuals who, on the Effective Date, constitute the Board of Directors of the Company (the “Incumbent Directors”) cease for any reason to constitute at least a majority of such Board, provided that any person becoming a director after the Effective Date and whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to the election or removal of directors (“Election Contest”) or other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board (“Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, shall be deemed an Incumbent Director; or

(ii)      any person becomes a “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of either (A) 25% or more of the then-outstanding shares of common stock of the Company (“Company Common Stock”) or (B) securities of the Company representing 25% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of directors (the “Company Voting Securities”); provided, however, that for purposes of this subsection (ii), the following acquisitions of Company Common Stock or Company Voting Securities shall not constitute a Change in Control: (w) an acquisition directly from the Company, (x) an acquisition by the Company or a Subsidiary of the Company, (y) an acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary of the Company, or (z) an acquisition pursuant to a Non-Qualifying Transaction (as defined in subsection (iii) below); or

(iii)      the consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or a Subsidiary (a “Reorganization”), or the sale or other disposition of all or substantially all of the Company’s assets (a “Sale”) or the acquisition of assets or stock of another corporation (an “Acquisition”), unless immediately following such Reorganization, Sale or Acquisition: (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Company Common Stock and outstanding Company Voting Securities immediately prior to such Reorganization, Sale or Acquisition beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Reorganization, Sale or Acquisition (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets or stock either directly or through one or more subsidiaries, the “Surviving Corporation”) in substantially the same proportions as their ownership, immediately prior to such Reorganization, Sale or Acquisition, of the outstanding Company Common Stock and the outstanding Company Voting Securities, as the case may be, and no person (other than (x) the Company or any Subsidiary of the Company, (y) the Surviving Corporation or its ultimate parent corporation, or (z) any employee benefit plan (or related trust) sponsored or maintained by any of the foregoing is the beneficial owner, directly or indirectly, of 25% or more of the total common stock or 25% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Surviving Corporation, and at least a majority of the members of the board of directors of the Surviving Corporation were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Reorganization, Sale or Acquisition (any Reorganization, Sale or Acquisition which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a “Non-Qualifying Transaction”); or

(iv)      approval by the stockholders of the Company of a complete liquidation or dissolution of the Company; or

(v)      the general partnership interest owned by the Company and its Subsidiaries in DRLP is reduced to a level below 50%.

Notwithstanding the foregoing, for any Awards that constitute a nonqualified deferred compensation plan within the meaning of Section 409A(d) of the Code, Change in Control shall mean any “change in control event” as such term is defined in Section 409A of the Code, without giving effect to any to any elective provisions that may be available under such definition.

(g)      “Code” means the Internal Revenue Code of 1986, as amended from time to time. Reference to a specific Section of the Code or regulation thereunder shall include such Section or regulation, any valid regulation promulgated under such Section, and any comparable provision of any future law, legislation or regulation amending, supplementing or superseding such Section or regulation.

(h)      “Committee” means the committee of the Board described in Article 4.

(i)      “Company” means Duke Realty Corporation, an Indiana corporation, or any successor corporation.

(j)      “Continuous Status as a Participant” means the absence of any interruption or termination of service as an employee, officer, consultant or director of the Company or any Affiliate, as applicable; provided, however, that for purposes of an Incentive Stock Option, “Continuous Status as a Participant” means the absence of any interruption or termination of service as an employee of the Company or any Parent or Subsidiary, as applicable, pursuant to applicable tax regulations. Continuous Status as a Participant shall continue to the extent provided in a written severance or employment agreement during any period for which severance compensation payments are made to an employee, officer, consultant or director and shall not be considered interrupted in the case of any short-term disability or leave of absence authorized in writing by the Company prior to its commencement; provided, however, that for purposes of Incentive Stock Options, no such leave may exceed 90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 91st day of such leave any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Notwithstanding the foregoing, for any Awards that constitute a nonqualified deferred compensation plan within the meaning of Section 409A(d) of the Code, Continuous Status as a Participant shall mean the absence of any “separation from service” within the meaning given such term in Section 409A of the Code, without giving effect to any elective provisions that may be available under such definition.

(k)      “Covered Employee” means a covered employee as defined in Code Section 162(m)(3).

(l)      “Deferred Stock Unit” means a right granted to a Participant under Article 11.

(m)      “Disability” or “Disabled” has the same meaning as provided in the long-term disability plan or policy maintained by the Company or if applicable, most recently maintained, by the Company or if applicable, an Affiliate, for the Participant, whether or not such Participant actually receives disability benefits under such plan or policy. If no long-term disability plan or policy was ever maintained on behalf of Participant or if the determination of Disability relates to an Incentive Stock Option, Disability means Permanent and Total Disability as defined in Section 22(e)(3) of the Code. Notwithstanding the foregoing, for any Awards that constitute a nonqualified deferred compensation plan within the meaning of Section 409A(d) of the Code, Disability has the meaning given such term in Section 409A of the Code, without giving effect to any elective provisions that may be available under such definition. In the event of a dispute, the determination whether a Participant is Disabled will be made by the Committee and may be supported by the advice of a physician competent in the area to which such Disability relates.

(n)      “Dividend Equivalent” means a right granted to a Participant under Article 12.

(o)      “DRLP” means Duke Realty Limited Partnership, an Indiana limited partnership of which the Company is the sole general partner.

(p)      “DRLP Units” means limited partnership interests in DRLP that may be exchanged or redeemed for Shares on a one-for-one basis, or any profits interest in DRLP that may exchanged or converted into such limited partnership interests.

(q)      “Effective Date” has the meaning assigned such term in Section 3.1.

(r)      “Eligible Participant” means an employee, officer, consultant or director of the Company or any Affiliate.

(s)      “Exchange” means the New York Stock Exchange or any other national securities exchange on which the Stock may from time to time be listed or traded.

(t)      “Fair Market Value”, on any date, means (i) if the Stock is listed on the New York Stock Exchange, the per share closing sales price for the Stock on the New York Stock Exchange on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, or (ii) if the Stock is not listed on the New York Stock Exchange, but is listed on another securities exchange or national market system, the closing sales price on such exchange or over such system on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, or (iii) if the Stock is not listed on the New York Stock Exchange or any other securities exchange or national market system, the mean between the bid and offered prices as quoted by Nasdaq for such date, provided that if it is determined that the fair market value is not properly reflected by such Nasdaq quotations, Fair Market Value will be determined by such other method as the Committee determines in good faith to be reasonable.

(u)      “Full Value Award” means an Award other than in the form of an Option or SAR, and which is settled by the issuance of Stock.

(v)      “Grant Date” of an Award means the first date on which all necessary corporate action has been taken to approve the grant of the Award as provided in the Plan, or such later date as is determined and specified as part of that authorization process. Notice of the grant shall be provided to the grantee within a reasonable time after the Grant Date .

(w)      “Incentive Stock Option” means an Option that is intended to be an incentive stock option and meets the requirements of Section 422 of the Code or any successor provision thereto.

(x)      “Non-Employee Director” means a director of the Company who is not a common law employee of the Company or an Affiliate.

(y)      “Nonstatutory Stock Option” means an Option that is not an Incentive Stock Option.

(z)      “Option” means a right granted to a Participant under Article 7 of the Plan to purchase Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option.

(aa)      “Other Stock-Based Award” means a right, granted to a Participant under Article 13, that relates to or is valued by reference to Stock or other Awards relating to Stock.

(bb)      “Parent” means a corporation, limited liability company, partnership or other entity which owns or beneficially owns a majority of the outstanding voting stock or voting power of the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Parent shall have the meaning set forth in Section 424(e) of the Code.

(cc)      “Participant” means a person who, as an employee, officer, director or consultant of the Company or any Affiliate, has been granted an Award under the Plan; provided that in the case of the death of a Participant, the term “Participant” refers to a beneficiary designated pursuant to Section 14.5 or the legal guardian or other legal representative acting in a fiduciary capacity on behalf of the Participant under applicable state law and court supervision.

(dd)      “Performance Award” means Performance Shares or Performance Units or Performance-Based Cash Awards granted pursuant to Article 9.

(ee)      “Performance-Based Cash Award” means a right granted to a Participant under Article 9 to a cash award to be paid upon achievement of such performance goals as the Committee establishes with regard to such Award.

(ff)      “Performance Share” means any right granted to a Participant under Article 9 to a unit to be valued by reference to a designated number of Shares or DRLP Units to be paid upon achievement of such performance goals as the Committee establishes with regard to such Performance Share.

(gg)      “Performance Unit” means a right granted to a Participant under Article 9 to a unit valued by reference to a designated amount of cash or property other than Shares, including DRLP Units, to be paid to the Participant upon achievement of such performance goals as the Committee establishes with regard to such Performance Unit.

(hh)      “Person” means any individual, entity or group, within the meaning of Section 3(a)(9) of the 1934 Act and as used in Section 13(d)(3) or 14(d)(2) of the 1934 Act.

(ii)      “Plan” means the Duke Realty Corporation 2005 Long-Term Incentive Plan, as amended from time to time.

(jj)      “Qualified Performance-Based Award” means an Award granted to an officer of the Company that is either (i) intended to qualify for the Section 162(m) Exemption and is made subject to performance goals based on Qualified Business Criteria as set forth in Section 14.10(b), or (ii) an Option or SAR having an exercise price equal to or greater than the Fair Market Value of the underlying Stock as of the Grant Date.

(kk)      “Qualified Business Criteria” means one or more of the Business Criteria listed in Section 14.10(b) upon which performance goals for certain Qualified Performance-Based Awards may be established by the Committee.

(ll)      “Restricted Stock Award” means Stock granted to a Participant under Article 10 that is subject to certain restrictions and to risk of forfeiture.

(mm)      “Restricted Stock Unit Award” means the right granted to a Participant under Article 10 to receive shares of Stock (or the equivalent value in cash or other property if the Committee so provides) in the future, which right is subject to certain restrictions and to risk of forfeiture.

(nn)      “Retirement” means a Participant’s termination of employment with the Company or an Affiliate on or after the age of 55 years, unless otherwise determined by the Committee, with at least 10 years of employment with the Company or an Affiliate.

(oo)      “Section 162(m) Exemption” means the exemption from the limitation on deductibility imposed by Section 162 (m) of the Code that is set forth in Section 162(m)(4)(C) of the Code or any successor provision thereto.

(pp)      “Shares” means shares of the Company’s Stock. If there has been an adjustment or substitution pursuant to Section 15.1, the term “Shares” shall also include any shares of stock or other securities that are substituted for Shares or into which Shares are adjusted pursuant to Section 15.1.

(qq)      “Stock” means the $.01 par value common stock of the Company and such other securities of the Company as may be substituted for Stock pursuant to Article 15.

(rr)      “Stock Appreciation Right” or “SAR” means a right granted to a Participant under Article 8 to receive a payment equal to the difference between the Fair Market Value of a Share as of the date of exercise of the SAR over the grant price of the SAR, all as determined pursuant to Article 8.

(ss)      “Subsidiary” means any corporation, limited liability company, partnership or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Subsidiary shall have the meaning set forth in Section 424(f) of the Code.

(tt)      “1933 Act” means the Securities Act of 1933, as amended from time to time.

(uu)      “1934 Act” means the Securities Exchange Act of 1934, as amended from time to time.

ARTICLE 3

EFFECTIVE TERM OF PLAN

3.1.      Effective Date.    The Plan, as amended and restated, shall be effective as of the date of the 2009 annual meeting of the Company’s stockholders; provided that it is approved by the stockholders of the Company at that meeting (the “Effective Date”). If not so approved, the Effective Date shall remain April 27, 2005, the date that the Plan was originally approved by the stockholders of the Company.

3.2.      Termination of Plan.    The Plan shall terminate on the tenth anniversary of the Effective Date unless earlier terminated as provided herein. The termination of the Plan on such date shall not affect the validity of any Award outstanding on the date of termination.

ARTICLE 4

ADMINISTRATION

4.1.      Committee.    The Plan shall be administered by a Committee appointed by the Board (which Committee shall consist of at least two directors) or, at the discretion of the Board from time to time, the Plan may be administered by the Board. It is intended that at least two of the directors appointed to serve on the Committee shall be “non-employee directors” (within the meaning of Rule 16b-3 promulgated under the 1934 Act) and “outside directors” (within the meaning of Code Section 162(m)) and that any such members of the Committee who do not so qualify shall abstain from participating in any decision to make or administer Awards that are made to Eligible Participants who at the time of consideration for such Award (i) are persons subject to the short-swing profit rules of Section 16 of the 1934 Act, or (ii) are reasonably anticipated to become Covered Employees during the term of the Award. However, the mere fact that a Committee member shall fail to qualify under either of the foregoing requirements or shall fail to abstain from such action shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan. The members of the Committee shall be appointed by, and may be changed at any time and from time to time in the discretion of, the Board. The Board may reserve to itself any or all of the authority and responsibility of the Committee under the Plan or may act as administrator of the Plan for any and all purposes. To the extent the Board has reserved any authority and responsibility or during any time that the Board is acting as administrator of the Plan, it shall have all the powers of the Committee hereunder, and any reference herein to the Committee (other than in this Section 4.1) shall include the Board. To the extent any action of the Board under the Plan conflicts with actions taken by the Committee, the actions of the Board shall control.

4.2.      Action and Interpretations by the Committee.    For purposes of administering the Plan, the Committee may from time to time adopt rules, regulations, guidelines and procedures for carrying out the provisions and purposes of the Plan and make such other determinations, not inconsistent with the Plan, as the Committee may deem appropriate. The Committee’s interpretation of the Plan, any Awards granted under the Plan, any Award Certificate and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company’s or an Affiliate’s independent certified public accountants, Company counsel or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

4.3.      Authority of Committee.    Except as provided below, the Committee has the exclusive power, authority and discretion to:

(a)      Grant Awards;

(b)      Designate Participants;

(c)      Determine the type or types of Awards to be granted to each Participant;

(d)      Determine the number of Awards to be granted and the number of Shares, DRLP Units or dollar amount to which an Award will relate;

(e)      Determine the terms and conditions of any Award, not inconsistent with the provisions of the Plan, granted under the Plan, including but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, based in each case on such considerations as the Committee in its sole discretion determines;

(f)      Determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(g)      Prescribe the form of each Award Certificate, which need not be identical for each Participant;

(h)      Decide all other matters that must be determined in connection with an Award;

(i)      Establish, adopt or revise any rules, regulations, guidelines or procedures as it may deem necessary or advisable to administer the Plan;

(j)      Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan;

(k)      Amend the Plan or any Award Certificate as provided herein; and

(l)      Adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of the United States or any non-U.S. jurisdictions in which the Company or any Affiliate may operate, in order to assure the viability of the benefits of Awards granted to participants located in the United States or such other jurisdictions and to further the objectives of the Plan.

Notwithstanding the foregoing, grants of Awards to Non-Employee Directors hereunder shall be made only in accordance with the terms, conditions and parameters of a plan, program or policy for the compensation of Non-Employee Directors as in effect from time to time, and the Committee may not make discretionary grants hereunder to Non-Employee Directors.

Notwithstanding the above, the Board or the Committee may, by resolution, expressly delegate to a special committee, consisting of one or more directors who are also officers of the Company, the authority, within specified parameters, to (i) designate officers, employees and/or consultants of the Company or any of its Affiliates to be recipients of Awards under the Plan, and (ii) to determine the number of such Awards to be granted to any such Participants; provided that a limit on the total number or dollar value of Awards to be granted to any such Participants shall be approved in advance by the Board or the Committee and provided further that such delegation of duties and responsibilities to such special committee may not be made with respect to the grant of Awards to eligible participants (a) who are subject to Section 16(a) of the 1934 Act at the Grant Date, or (b) who as of the Grant Date are reasonably anticipated to be become Covered Employees during the term of the Award. The acts of such delegates shall be treated hereunder as acts of the Board and such delegates shall report regularly to the Board and the Committee regarding the delegated duties and responsibilities and any Awards so granted.

4.4.      Award Certificates.    Each Award shall be evidenced by an Award Certificate. Each Award Certificate shall include such provisions, not inconsistent with the Plan, as may be specified by the Committee.

ARTICLE 5

SHARES SUBJECT TO THE PLAN

5.1.      Number of Shares.    Subject to adjustment as provided in Sections 5.2 and 15.1, the aggregate number of Shares reserved and available for issuance pursuant to Awards granted under the Plan shall be (i) 3,900,000, plus (ii) the number of Shares remaining available for issuance under the Plan as of April 28, 2009, plus (iii) the number of Shares underlying Awards outstanding under the Plan as of April 29, 2009. The maximum number of Shares that may be issued upon exercise of Incentive Stock Options granted under the Plan shall be 5,000,000.

5.2.      Share Counting.

(a)      To the extent that an Award is canceled, terminates, expires, is forfeited or lapses for any reason, any unissued Shares from such Award will again be available for issuance pursuant to Awards granted under the Plan.

(b)      Shares subject to Awards settled in cash will again be available for issuance pursuant to Awards granted under the Plan.

(c)      Shares withheld from an Award to satisfy minimum tax withholding requirements will again be available for issuance pursuant to Awards granted under the Plan, but Shares delivered by a Participant (by either actual delivery or attestation) to satisfy tax withholding requirements shall not be added back to the number of Shares available for issuance under the Plan.

(d)      If the exercise price of an Option is satisfied by delivering Shares to the Company (by either actual delivery or attestation), only the net number of Shares actually issued by the Company shall be considered for purposes of determining the number of Shares remaining available for issuance pursuant to Awards granted under the Plan.

(e)      To the extent that the full number of Shares subject to an Award is not issued for any reason, only the number of Shares issued and delivered shall be considered for purposes of determining the number of Shares remaining available for issuance pursuant to Awards granted under the Plan. Nothing in this subsection shall imply that any particular type of cashless exercise of an Option is permitted under the Plan, that decision being reserved to the Committee or other provisions of the Plan.

5.3.      Stock Distributed.    Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

5.4.      Limitation on Awards.    Notwithstanding any provision in the Plan to the contrary (but subject to adjustment as provided in Section 15.1), the maximum number of Shares with respect to one or more Options and/or SARs that may be granted during any one calendar year under the Plan to any one Participant shall be 500,000. The maximum number of Shares, Share equivalents or DRLP Units issuable with respect to one or more Full Value Awards (excluding any additional Shares, Share equivalents or DRLP Units received as a result of actual or deemed dividend reinvestments on such Awards) that may be granted during any one calendar year under the Plan to any one Participant shall be 400,000. The maximum aggregate dollar value of any Performance-Based Cash Award that may be granted to any one Participant during any one calendar year under the Plan shall be $5,000,000. For purposes of the preceding sentence, the maximum dollar value of a Performance Based Cash Award shall equal the maximum dollar amount that would be payable at the end of the performance period if all performance-based conditions were attained and the award was fully vested. With respect to any election to defer the payment of Full Value Awards or Performance-Based Cash Awards to a later date, any Shares, Share equivalents, DRLP Units or cash payments made to a Participant in excess of the amounts payable at the time of the deferral shall not be subject to the above limitations, provided that the additional amount paid is based either on a reasonable rate of interest or one or more predetermined actual investments in accordance with Treasury Regulation 1.162-27(e)(2)(iii)(B).

ARTICLE 6

ELIGIBILITY

6.1.      General.    Awards may be granted only to Eligible Participants; except that Incentive Stock Options may be granted to only to Eligible Participants who are employees of the Company or a Parent or Subsidiary as defined in Section 424(e) and (f) of the Code.

ARTICLE 7

STOCK OPTIONS

7.1.      General.    The Committee is authorized to grant Options to Participants subject to terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall establish, including the following:

(a)      Exercise Price.    The exercise price per Share under an Option shall be determined by the Committee; provided, however, that the exercise price of an Option shall not be less than the Fair Market Value as of the Grant Date.

(b)      Time and Conditions of Exercise.    The Committee shall determine the time or times at which an Option may be exercised in whole or in part, subject to Section 7.1(d). The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised or vested. Except under certain circumstances contemplated by Section 14.9 or as may be set forth in an Award Certificate with respect to death, Disability or Retirement of a Participant, Options will not be exercisable before the expiration of one year from the Grant Date.

(c)      Payment.    The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, cash, Shares, or other property (including “cashless exercise” arrangements), and the methods by which Shares shall be delivered or deemed to be delivered to Participants. .

(d)      Exercise Term.    In no event may any Option be exercisable for more than ten years from the Grant Date.

(e)      No Deferral Feature.    No Option shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the exercise or disposition of the Option.

(f)      No Dividend Equivalents.    No Option shall provide for Dividend Equivalents.

(g)      Prohibition on Repricing.    Except as otherwise provided in Article 15, the base price of an Option may not be reduced, directly or indirectly by cancellation and regrant or otherwise, without the prior approval of the stockholders of the Company.

7.2.      Incentive Stock Options.    The terms of any Incentive Stock Options granted under the Plan must comply with the following additional rules:

(a)      Exercise Price.      The exercise price of an Incentive Stock Option shall not be less than the Fair Market Value as of the Grant Date.

(b)      Lapse of Option.    Subject to any earlier termination provision contained in the Award Certificate, an Incentive Stock Option shall lapse upon the earliest of the following circumstances; provided, however, that the Committee may, prior to the lapse of the Incentive Stock Option under the circumstances described in subsections (3), (4) or (5) below, provide in writing that the Option will extend until a later date, but if an Option is so extended and is exercised after the dates specified in subsections (3) and (4) below, it will automatically become a Nonstatutory Stock Option:

(1)	The expiration date set forth in the Award Certificate.

(2)	The tenth anniversary of the Grant Date.

(3)	Three months after termination of the Participant’s Continuous Status as a Participant for any reason other than the Participant’s Disability or death.

(4)	One year after the Participant’s Continuous Status as a Participant by reason of the Participant’s Disability.

(5)	Two years after the Participant’s death if the Participant dies while employed, or during the three-month period described in paragraph (3) or during the one-year period described in paragraph (4) and before the Option otherwise lapses. Unless the exercisability of the Incentive Stock Option is accelerated as provided in Article 14, if a Participant exercises an Option after termination of employment, the Option may be exercised only with respect to the Shares that were otherwise vested on the Participant’s termination of employment. Upon the Participant’s death, any exercisable Incentive Stock Options may be exercised by the Participant’s beneficiary, determined in accordance with Section 14.5.

(c)      Individual Dollar Limitation.    The aggregate Fair Market Value (determined as of the Grant Date) of all Shares with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000.00.

(d)      Ten Percent Owners.    No Incentive Stock Option shall be granted to any individual who, at the Grant Date, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary unless the exercise price per share of such Option is at least 110% of the Fair Market Value per Share at the Grant Date and the Option expires no later than five years after the Grant Date.

(e)      Expiration of Authority to Grant Incentive Stock Options.    No Incentive Stock Option may be granted pursuant to the Plan after the day immediately prior to the tenth anniversary of the Effective Date of the Plan, or the termination of the Plan, if earlier.

(f)      Right to Exercise.    During a Participant’s lifetime, an Incentive Stock Option may be exercised only by the Participant or, in the case of the Participant’s Disability, by the Participant’s guardian or legal representative.

(g)      Eligible Grantees.    The Committee may not grant an Incentive Stock Option to a person who is not at the Grant Date an employee of the Company or a Parent or Subsidiary.

ARTICLE 8

STOCK APPRECIATION RIGHTS

8.1.      Grant of Stock Appreciation Rights.    The Committee is authorized to grant SARs to Participants upon such terms and conditions as the Committee may establish, including the following:

(a) Right to Payment.    Upon the exercise of a SAR, the Participant to whom it is granted has the right to receive, for each Share with respect to which the SAR is being exercised, the excess, if any, of:

(1)	The Fair Market Value of one Share on the date of exercise; over

(2)	The base price of the SAR on the Grant Date, as determined by the Committee, which, except in connection with an adjustment provided in Section 15.1, shall not be less than the Fair Market Value of one Share on the Grant Date.

(b)      No Deferral Feature.    No SAR shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the exercise or disposition of the SAR.

(c)      Exercise Term.    Except for SARs granted to Participants outside the United States, no SAR shall be exercisable for more than ten years after the Grant Date.

(d)      No Dividend Equivalents.    No SAR shall provide for Dividend Equivalents.

(e)      Prohibition on Repricing.    Except as otherwise provided in Article 15, the base price of a SAR may not be reduced, directly or indirectly by cancellation and regrant or otherwise, without the prior approval of the stockholders of the Company.

(f)      Other Terms.    All awards of SARs shall be evidenced by an Award Certificate. The terms, methods of exercise, methods of settlement, form of consideration payable in settlement, and any other terms and conditions of any SAR shall be determined by the Committee at the time of the grant of the Award and shall be reflected in the Award Certificate.

ARTICLE 9

PERFORMANCE AWARDS

9.1.      Grant of Performance Awards.    The Committee is authorized to grant Performance Shares, Performance Units or Performance-Based Cash Awards to Participants on such terms and conditions as may be selected by the Committee. The Committee shall have the complete discretion to determine the number of Performance Awards granted to each Participant, subject to Section 5.4, and to designate the provisions of such Performance Awards as provided in Section 4.3. All Performance Awards shall be evidenced by an Award Certificate or a written program established by the Committee, pursuant to which Performance Awards are awarded under the Plan under uniform terms, conditions and restrictions set forth in such written program.

9.2.      Performance Goals.    The Committee may establish performance goals for Performance Awards which may be based on any performance criteria selected by the Committee. Such performance criteria may be described in terms of Company-wide objectives or in terms of objectives that relate to the performance of the Participant, an Affiliate or a division, region, department or function within the Company or an Affiliate. The length of a performance period shall be determined by the Committee; provided, however, that a performance period shall not be shorter than 12 months.

9.3.      Right to Payment.    The grant of a Performance Share to a Participant will entitle the Participant to receive at a specified later time a specified number of Shares or DRLP Units, or the equivalent cash value, if the performance goals established by the Committee are achieved and the other terms and conditions thereof are satisfied. The grant of a Performance Unit to a Participant will entitle the Participant to receive at a specified later time a specified dollar value, which may be settled in cash or other property, including Shares or DRLP Units, variable under conditions specified in the Award, if the performance goals in the Award are achieved and the other terms and conditions thereof are satisfied. The grant of a Performance-Based Cash Award to a Participant will entitle the Participant to receive at a specified later time a specified dollar value in cash variable under conditions specified in the Award, if the performance goals in the Award are achieved and the other terms and conditions thereof are satisfied. The Committee shall set performance goals and other terms or conditions to payment of the Performance Awards in its discretion which, depending on the extent to which they are met, will determine the value of the Performance Awards that will be paid to the Participant.

9.4.      Other Terms.    Performance Awards may be payable in cash, Stock, DRLP Units or other property, and have such other terms and conditions as determined by the Committee and reflected in the Award Certificate. For purposes of determining the number of Shares to be used in payment of a Performance Award denominated in cash but payable in whole or in part in Shares or Restricted Stock, the number of Shares to be so paid will be determined by dividing the cash value of the Award to be so paid by the Fair Market Value of a Share on the date of determination by the Committee of the amount of the payment under the Award, or, if the Committee so directs, the date immediately preceding the date the Award is paid.

ARTICLE 10

RESTRICTED STOCK AND RESTRICTED STOCK UNIT AWARDS

10.1.      Grant of Restricted Stock and Restricted Stock Units.    The Committee is authorized to make Awards of Restricted Stock or Restricted Stock Units to Participants in such amounts and subject to such terms and conditions as may be selected by the Committee. An Award of Restricted Stock or Restricted Stock Units shall be evidenced by an Award Certificate setting forth the terms, conditions, and restrictions applicable to the Award.

10.2.      Issuance and Restrictions.    Restricted Stock or Restricted Stock Units shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock or dividend equivalents on the Restricted Stock Units) covering a period of time specified by the Committee (the “Restriction Period”). These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of performance goals or otherwise, as the Committee determines at the time of the grant of the Award or thereafter. Except as otherwise provided in an Award Certificate or any special Plan document governing an Award, the Participant shall have all of the rights of a stockholder with respect to the Restricted Stock, and the Participant shall have none of the rights of a stockholder with respect to Restricted Stock Units until such time as Shares of Stock are paid in settlement of the Restricted Stock Units.

10.3.      Forfeiture.    Except for certain limited situations (including the death, Disability or Retirement of the Participant or a Change in Control referred to in Section 14.9), Restricted Stock Awards and Restricted Stock Unit Awards subject solely to continued employment restrictions shall have a Restriction Period of not less than three years from the Grant Date (but permitting pro-rata vesting over such time). Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, immediately after termination of Continuous Status as a Participant during the applicable restriction period or upon failure to satisfy a performance goal during the applicable restriction period, Restricted Stock or Restricted Stock Units that are at that time subject to restrictions shall be forfeited.

10.4.      Delivery of Restricted Stock.    Shares of Restricted Stock shall be delivered to the Participant at the time of grant either by book-entry registration or by delivering to the Participant, or a custodian or escrow agent (including, without limitation, the Company or one or more of its employees) designated by the Committee, a stock certificate or certificates registered in the name of the Participant. If physical certificates representing shares of Restricted Stock are registered in the name of the Participant, such certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

ARTICLE 11

DEFERRED STOCK UNITS

11.1.      Grant of Deferred Stock Units.    The Committee is authorized to grant Deferred Stock Units to Participants subject to such terms and conditions as may be selected by the Committee. Deferred Stock Units shall entitle the Participant to receive Shares of Stock (or the equivalent value in cash or other property if so determined by the Committee) at a future time as determined by the Committee, or as determined by the Participant within guidelines established by the Committee in the case of voluntary deferral elections. An Award of Deferred Stock Units shall be evidenced by an Award Certificate setting forth the terms and conditions applicable to the Award.

ARTICLE 12

DIVIDEND EQUIVALENTS

12.1.      Grant of Dividend Equivalents.    The Committee is authorized to grant Dividend Equivalents with respect to Full Value Awards granted hereunder, subject to such terms and conditions as may be selected by the Committee. Dividend Equivalents shall entitle the Participant to receive payments equal to dividends with respect to all or a portion of the number of Shares subject to a Full Value Award, as determined by the

Committee. The Committee may provide that Dividend Equivalents be paid or distributed when accrued or be deemed to have been reinvested in additional Shares or units equivalent to Shares, or otherwise reinvested. Notwithstanding the preceding sentence, if Dividend Equivalents are granted with respect to a Performance Award, such Dividend Equivalents shall, as provided in the Award Certificate, either (i) be reinvested in the form of additional Shares or units equivalent to Shares, which shall be subject to the same performance and vesting provisions as provided for the host Performance Award, or (ii) be credited by the Company to an account for the Participant and accumulated without interest until the date upon which the host Performance Award becomes earned and vested. Dividend Equivalents credited to a Participant’s account with respect to vested Performance Awards shall be distributed to the Participant at the same time as the distribution of cash or Shares under the host Performance Award. A Participant shall have no right to Dividend Equivalents accumulated with respect to Performance Awards that are forfeited, and any such unearned Dividend Equivalents will be reconveyed to the Company without further consideration or any act or action by the Participant. Unless otherwise provided in the applicable Award Certificate, Dividend Equivalents paid on Full Value Awards that are not Performance Awards will be paid or distributed no later than the 15th day of the 3rd month following the later of (i) the calendar year in which the corresponding dividends were paid to stockholders, or (ii) the first calendar year in which the Participant’s right to such Dividends Equivalents is no longer subject to a substantial risk of forfeiture.

ARTICLE 13

STOCK OR OTHER STOCK-BASED AWARDS

13.1.      Grant of Stock or Other Stock-based Awards.    The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to Shares or other property, as deemed by the Committee to be consistent with the purposes of the Plan, including without limitation Shares awarded purely as a “bonus” and not subject to any restrictions or conditions, convertible or exchangeable debt securities, DRLP Units, other rights convertible or exchangeable into Shares, and Awards valued by reference to book value of Shares or the value of securities of or the performance of specified Parents or Affiliates (“Other Stock-Based Awards”). Such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan (other than Options or SARs). The Committee shall determine the terms and conditions of such Other Stock-Based Awards. Except for certain limited situations (including the death, Disability or Retirement of the Participant or a Change in Control referred to in Section 14.9), Other Stock-Based Awards subject solely to continued employment restrictions shall be subject to restrictions imposed by the Committee for a period of not less than three years from the Grant Date (but permitting pro-rata vesting over such time); provided that such restrictions shall not be applicable to any substitute awards granted under Section 14.14, grants of Other Stock-Based Awards in payment of Performance Awards pursuant to Article 9, grants of Other Stock-Based Awards granted in lieu of cash or other compensation, or grants of Other Stock-Based Awards on a deferred basis.

ARTICLE 14

PROVISIONS APPLICABLE TO AWARDS

14.1.      Stand-alone and Tandem Awards.    Awards granted under the Plan (other than Options or SARs) may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, any other Award granted under the Plan. Subject to Section 16.2, awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

14.2.      Term of Award.    The term of each Award shall be for the period as determined by the Committee, provided that in no event shall the term of any Option or SAR exceed a period of ten years from its Grant Date (or, if Section 7.2(d) applies, five years from its Grant Date).

14.3.      Form of Payment for Awards.    Subject to the terms of the Plan and any applicable law or Award Certificate, payments or transfers to be made by the Company or an Affiliate on the grant or exercise of an Award may be made in such form as the Committee determines at the Grant Date, including without limitation, cash, Stock, other Awards, or other property, or any combination, and may be made in a single payment or transfer, in installments, or (other than Options or SARs) on a deferred basis, in each case determined in accordance with rules adopted by, and at the discretion of, the Committee; provided, that any payment or transfer elected to be made on a deferred basis must be in accordance with the election provisions and all other requirements of one of the Company’s then-existing deferred compensation plans that would be applicable to such Participant.

14.4.      Limits on Transfer.      No right or interest of a Participant in any unexercised or restricted Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or an Affiliate, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or an Affiliate. No unexercised or restricted Award shall be assignable or transferable by a Participant without stockholder approval other than by will or the laws of descent and distribution or, except in the case of an Incentive Stock Option, pursuant to a domestic relations order that would satisfy Section 414(p)(1)(A) of the Code if such Section applied to an Award under the Plan. Notwithstanding the foregoing, the Committee may (but need not), without stockholder approval, permit the transfer of Nonqualified Stock Options by an optionee to: (i) the spouse, child or grandchildren of the optionee (“Immediate Family Members”); (ii) a trust or trusts for the exclusive benefit of Immediate Family Members; or (iii) a partnership or limited liability company in which the optionee and/or the Immediate Family Members are the only equity owners (collectively, “Eligible Transferees”); provided that, in the event the Committee permits the transferability of Nonqualified Stock Options granted to an optionee, the Committee may subsequently, in its discretion, restrict the ability of the optionee to transfer Nonqualified Stock Options granted to the optionee thereafter. An option that is transferred to an Immediate Family Member shall not be transferable by such Immediate Family Member, except for any transfer by such Immediate Family Member’s will or by the laws of descent and distribution upon the death of such Immediate Family Member. Incentive Stock Options granted under the Plan shall be nontransferable.

In the event that the Committee, in its sole discretion, permits the transfer of Nonqualified Stock Options by an optionee to an Eligible Transferee under this Section 14.4, the options transferred to the Eligible Transferee must be exercised by such Eligible Transferee and, in the event of the death of such Eligible Transferee, by such Eligible Transferee’s executor or administrator only in the same manner, to the same extent and under the same circumstances (including, without limitation, the time period within which the options must be exercised) as the optionee or, in the event of the optionee’s death, the executor or administrator of the optionee’s estate, could have exercised such options. The optionee, or in the event of optionee’s death, the optionee’s estate, shall remain liable for all federal, state, city and local taxes applicable upon the exercise of a Nonqualified Stock Option by an Eligible Transferee.

14.5.      Beneficiaries.    Notwithstanding Section 14.4, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award Certificate applicable to the Participant, except to the extent the Plan and Award Certificate otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If no beneficiary has been designated or survives the Participant, any payment due to the Participant shall be made to the Participant’s estate. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant, in the manner provided by the Company, at any time provided the change or revocation is filed with the Company.

14.6.      Stock Certificates.    All Stock issuable under the Plan is subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate or issue instructions to the transfer agent to reference restrictions applicable to the Stock.

14.7.      Treatment Upon Death.    Except as otherwise provided in the Award Certificate or any special Plan document governing an Award, upon a Participant’s death during his or her Continuous Status as a Participant, all of such Participant’s outstanding Options, SARs, and other Awards in the nature of rights that may be exercised shall become fully exercisable, all time-based vesting restrictions on the Participant’s outstanding Awards shall lapse, and any performance-based criteria shall be deemed to be satisfied at the greater of “target” or actual performance as of the date of such termination. Any Awards shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Certificate; provided, however, that any Awards in the nature of rights that may be exercised shall remain exercisable for a period of two years after the Participant’s death. To the extent that this Section 14.7 causes Incentive Stock Options to exceed the dollar limitation set forth in Section 7.2(c), the excess Options shall be deemed to be Nonstatutory Stock Options.

14.8.    Treatment Upon Disability.    Except as otherwise provided in the Award Certificate or any special Plan document governing an Award, upon termination of employment due to a Participant’s Disability, all of such Participant’s outstanding Options, SARs, and other Awards in the nature of rights that may be exercised shall become fully exercisable, and all time-based vesting restrictions on the Participant’s outstanding Awards shall lapse. In addition, with respect to any Awards containing performance-based criteria that have not been met as of the date of termination due to the Participant’s Disability, the performance-based Award shall be payable to the Participant within thirty (30) days after the date on which the Award would have been paid if the Participant’s service had not terminated due to Disability, and shall be based on actual performance during the period. Any Awards shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Certificate; provided, however, that any Awards in the nature of rights that may be exercised shall remain exercisable until the earlier of the original expiration of the Award or two years following the date of termination due to the Participant’s Disability. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 7.2(c), the excess Options shall be deemed to be Nonstatutory Stock Options. If any Incentive Stock Option is not exercised within one year after the date of termination due to Disability, it shall be deemed to be a Nonstatutory Stock Option.

14.9.      Treatment Upon a Change in Control.    Except as otherwise provided in the Award Certificate or any special Plan document governing an Award, upon the occurrence of a Change in Control, (i) all outstanding Options, SARs, and other Awards in the nature of rights that may be exercised shall become fully exercisable, (ii) all vesting restrictions on outstanding Awards shall lapse, (iii) any performance-based criteria with respect to outstanding Awards (other than those pertaining to vesting) shall be deemed to be satisfied at the greater of “target” or actual performance as of the date of the Change in Control. All amounts due under all Awards vested pursuant to this Section 14.9 that are not subject to exercise shall be paid within sixty (60) days following the effective date of the Change in Control.

14.10.      Qualified Performance-based Awards.

(a)      The provisions of the Plan are intended to ensure that all Options and SARs granted hereunder to any Covered Employee shall qualify for the Section 162(m) Exemption.

(b)      When granting any other Award, the Committee may designate such Award as a Qualified Performance-Based Award, based upon a determination that the recipient is or may be a Covered Employee with respect to such Award, and the Committee wishes such Award to qualify for the Section 162(m) Exemption. If an Award is so designated, the Committee shall establish performance goals for such Award within the time period prescribed by Section 162(m) of the Code based on one or more of the following Qualified Business Criteria, which may be expressed in terms of Company-wide objectives or in terms of objectives that relate to the performance of an Affiliate or a division, region, department or function within the Company or an Affiliate:

•	Revenue

•	Sales

•

Profit (net profit, gross profit, operating profit, economic profit, profit margins or other corporate profit measures) Earnings (EBIT, EBITDA, earnings per share, or other corporate earnings measures)

•	Funds from Operations (“FFO”) as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), or a similar performance measure adopted by NAREIT

•	Adjusted Funds from Operations (FFO as adjusted for certain specified income, expense or cash flow amounts that are not considered in the computation of FFO)

•	Net income (before or after taxes, operating income or other income measures)

•	Cash (cash flow, cash generation or other cash measures)

•	Stock price or performance

•	Growth in annualized dividends per share to common stockholders

•	Total stockholder return (stock price appreciation plus reinvested dividends divided by beginning share price)

•	Return measures (including, but not limited to, return on assets, capital, equity, or sales, and cash flow return on assets, capital, equity, or sales)

•	Market share

•	Volume of asset acquisitions or dispositions

•	Occupancy rates of real estate rental properties

•	Volume of lease transactions

•	Volume and/or profitability of real estate developments

•	Volume and/or profitability of construction contracts

•	Debt or capital raising transactions (debt or equity placements and joint venture transactions)

•	Improvements in capital structure

•	Expenses (expense management, expense ratio, expense efficiency ratios or other expense measures)

•	Business expansion or consolidation (acquisitions and divestitures)

•	Internal rate of return or increase in net present value

•	Working capital targets relating to inventory and/or accounts receivable

•	Planning accuracy (as measured by comparing planned results to actual results)

Performance goals with respect to the foregoing Qualified Business Criteria may be specified in absolute terms, in percentages, or in terms of growth from period to period or growth rates over time, as well as measured relative to an established or specially-created performance index of Company competitors or peers. Any member of a specially-created performance index that disappears during a measurement period shall be disregarded for the entire measurement period. Performance goals need not be based upon an increase or positive result under a business criterion and could include, for example, the maintenance of the status quo or the limitation of economic losses (measured, in each case, by reference to a specific business criterion). Unless otherwise provided in the Award Certificate, performance goals that are based upon earnings per share or FFO shall be calculated without regard to any change in accounting standards or definitions that may be required by the Financial Accounting Standards Board, the Securities and Exchange Commission or the National Association of Real Estate Investment Trusts.

(c)      Each Qualified Performance-Based Award (other than a market-priced Option or SAR) shall be earned, vested and payable (as applicable) only upon the achievement of performance goals established by the Committee based upon one or more of the Qualified Business Criteria, together with the satisfaction of any other conditions, such as continued employment, as the Committee may determine to be appropriate; provided, however, that the Committee may provide, either in connection with the grant thereof or by amendment thereafter, that achievement of such performance goals will be waived upon the death or Disability of the Participant, or upon a Change in Control. The Committee has the right, in connection with the grant of a Qualified Performance-Based Award, to exercise negative discretion to determine that the portion of such Award actually earned, vested and/or payable (as applicable) shall be less than the portion that would be earned, vested and/or payable based solely upon application of the applicable performance goals.

(d)      The Committee may provide in any Qualified Performance-Based Award, at the time the performance goals are established, that any evaluation of performance shall exclude or otherwise objectively adjust for any specified event that occurs during a performance period, including by way of example but without limitation the following: (a) asset write-downs or impairment charges; (b) Company stock or debt buybacks, (c) litigation or claim judgments or settlements; (d) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (e) accruals for reorganization and restructuring programs; (f) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year; (g) acquisitions or divestitures; and (h) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

(e)      Any payment of a Qualified Performance-Based Award granted with performance goals pursuant to subsection (c) above shall be conditioned on the written certification of the Committee in each case that the performance goals and any other material conditions were satisfied. Except as specifically provided in subsection (c), no Qualified Performance-Based Award held by a Covered Employee or by an employee who in the reasonable judgment of the Committee may be a Covered Employee on the date of payment, may be amended, nor may the Committee exercise any discretionary authority it may otherwise have under the Plan with respect to a Qualified Performance-Based Award under the Plan, in any manner to waive the achievement of the applicable performance goal based on Qualified Business Criteria or to increase the amount payable pursuant thereto or the value thereof, or otherwise in a manner that would cause the Qualified Performance-Based Award to cease to qualify for the Section 162(m) Exemption.

(f)      Section 5.4 sets forth the maximum number of Shares or dollar value that may be granted in any one-year period to a Participant in designated forms of Qualified Performance-Based Awards.

14.11.      Termination of Employment.    The provisions of this Section 14.11 are qualified by Section 17.3 to the extent applicable. Whether military, government or other service or other leave of absence shall constitute a termination of employment shall be determined in each case by the Committee at its discretion, and any determination by the Committee shall be final and conclusive. A Participant’s Continuous Status as a Participant shall not be deemed to terminate (i) in a circumstance in which a Participant transfers from the Company to an Affiliate, transfers from an Affiliate to the Company, or transfers from one Affiliate to another Affiliate, or (ii) in the discretion of the Committee as specified at or prior to such occurrence, in the case of a spin-off, sale or disposition of the Participant’s employer from the Company or any Affiliate. To the extent that this provision causes Incentive Stock Options to extend beyond three months from the date a Participant is deemed to be an employee of the Company, a Parent or Subsidiary for purposes of Sections 424 (e) and 424(f) of the Code, the Options held by such Participant shall be deemed to be Nonstatutory Stock Options.

14.12.      Deferral.    Subject to applicable law, the Committee may permit or require a Participant to defer such Participant’s receipt of the payment of cash or the delivery of Shares or other property that would otherwise be due to such Participant by virtue of the lapse or waiver of restrictions with respect to Restricted Stock or Restricted Stock Units, or the satisfaction of any requirements or goals with respect to Performance Awards, and Other Stock-Based Awards. If any such deferral election is required or permitted, the Board shall, in its sole discretion, establish rules and procedures for such payment deferrals; provided, that any such deferral election must be in accordance with the election provisions and all other requirements of one of the Company’s then-existing deferred compensation plans that would be applicable to such Participant.

14.13.      Forfeiture Events.    The Committee may specify in an Award Certificate that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of employment for cause, violation of material Company or Affiliate policies, breach of non-competition, confidentiality or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company or any Affiliate.

14.14.      Substitute Awards.    The Committee may grant Awards under the Plan in substitution for stock and stock-based awards held by employees of another entity who become employees of the Company or an Affiliate as a result of a merger or consolidation of the former employing entity with the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or stock of the former employing corporation. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

ARTICLE 15

CHANGES IN CAPITAL STRUCTURE

15.1.      General.    In the event of a corporate event or transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the authorization limits under Section 5.1 and 5.4 shall be adjusted proportionately, and the Committee shall adjust the Plan and Awards to preserve, but not increase, the benefits or potential benefits of the Awards. Action by the Committee may include: (i) adjustment of the number and kind of shares which may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the exercise price of outstanding Awards or the measure to be used to determine the amount of the benefit payable on an Award; and (iv) any other adjustments that the Committee determines to be equitable. In addition, the Committee may, in its sole discretion, provide (i) that Awards will be settled in cash rather than Stock, (ii) that Awards will become immediately vested and exercisable and will expire after a designated period of time to the extent not then exercised, (iii) that Awards will be assumed by another party to a transaction or otherwise be equitably converted or substituted in connection with such transaction, (iv) that outstanding Awards may be settled by payment in cash or cash equivalents equal to the excess of the Fair Market Value of the underlying Stock, as of a specified date associated with the transaction, over the exercise price of the Award, (v) that performance targets and performance periods for Performance Awards will be modified, consistent with Code Section 162(m) where applicable, or (vi) any combination of the foregoing. The Committee’s determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated. Without limiting the foregoing, in the event of a subdivision of the outstanding Stock (stock-split), a declaration of a dividend payable in Shares, or a combination or consolidation of the outstanding Stock into a lesser number of Shares, the authorization limits under Section 5.1 and 5.4 shall automatically be adjusted proportionately, and the Shares then subject to each Award shall automatically be adjusted proportionately without any change in the aggregate purchase price therefor. To the extent that any adjustments made pursuant to this Article 15 cause Incentive Stock Options to cease to qualify as Incentive Stock Options, such Options shall be deemed to be Nonstatutory Stock Options. Notwithstanding the foregoing, the Committee shall not make any adjustments to outstanding Options or SARs that would constitute a modification or substitution of the stock right under Treas. Reg. Sections 1.409A-1(b)(5)(v) that would be treated as the grant of a new stock right or change in the form of payment for purposes of Code Section 409A.

ARTICLE 16

AMENDMENT, MODIFICATION AND TERMINATION

16.1.      Amendment, Modification and Termination.    The Board or the Committee may, at any time and from time to time, amend, modify or terminate the Plan without stockholder approval; provided, however, that if an amendment to the Plan would, in the reasonable opinion of the Board or the Committee, either (i) materially increase the number of Shares available under the Plan, (ii) expand the types of awards under the Plan,

(iii) materially expand the class of participants eligible to participate in the Plan, (iv) materially extend the term of the Plan, or (v) otherwise constitute a material change requiring stockholder approval under applicable laws, policies or regulations or the applicable listing or other requirements of an Exchange, then such amendment shall be subject to stockholder approval; and provided, further, that the Board or Committee may condition any other amendment or modification on the approval of stockholders of the Company for any reason, including by reason of such approval being necessary or deemed advisable to (i) permit Awards made hereunder to be exempt from liability under Section 16(b) of the 1934 Act, (ii) to comply with the listing or other requirements of an Exchange, or (iii) to satisfy any other tax, securities or other applicable laws, policies or regulations.

16.2.      Awards Previously Granted.    At any time and from time to time, the Committee may amend, modify or terminate any outstanding Award without approval of the Participant; provided, however:

(a)      Subject to the terms of the applicable Award Certificate, such amendment, modification or termination shall not, without the Participant’s consent, materially reduce or diminish the economic value of such Award;

(b)      The original term of an Option or SAR may not be extended without the prior approval of the stockholders of the Company;

(c)      Except as otherwise provided in Article 15, the Committee shall not be permitted to (i) lower the exercise price per Share of an Option or the base price of a SAR after it is granted, (b) cancel an Option or SAR when the exercise price or base per Share exceeds the Fair Market Value of the underlying Shares in exchange for another Award, or (c) take any other action with respect to an Option or SAR that may be treated as a repricing under the rules and regulations of the New York Stock Exchange, without the prior approval of the stockholders of the Company; and

(d)      No termination, amendment, or modification of the Plan shall materially reduce or diminish the economic value or otherwise materially adversely affect any Award previously granted under the Plan, without the written consent of the Participant affected thereby.

ARTICLE 17

GENERAL PROVISIONS

17.1.      No Rights to Awards; Non-uniform Determinations.    No Participant or any Eligible Participant shall have any claim to be granted any Award under the Plan. Neither the Company, its Affiliates nor the Committee is obligated to treat Participants or Eligible Participants uniformly, and determinations made under the Plan may be made by the Committee selectively among Eligible Participants who receive, or are eligible to receive, Awards (whether or not such Eligible Participants are similarly situated).

17.2.      No Stockholder Rights.    No Award gives a Participant any of the rights of a stockholder of the Company unless and until Shares are in fact issued to such person in connection with such Award.

17.3.      Special Provisions Related to Section 409A of the Code.

(a)      General.    It is intended that the payments and benefits provided under the Plan and any Award shall either be exempt from the application of, or comply with, the requirements of Section 409A of the Code. The Plan and all Award Certificates shall be construed in a manner that effects such intent. Nevertheless, the tax treatment of the benefits provided under the Plan or any Award is not warranted or guaranteed. Neither the Company, its Affiliates nor their respective directors, officers, employees or advisers (other than in his or her capacity as a Participant) shall be held liable for any taxes, interest, penalties or other monetary amounts owed by any Participant or other taxpayer as a result of the Plan or any Award.

(b)      Definitional Restrictions.    Notwithstanding anything in the Plan or in any Award Certificate to the contrary, to the extent that any amount or benefit that would constitute non-exempt “deferred compensation” for purposes of Section 409A of the Code would otherwise be payable or distributable, or a different form of payment (e.g., lump sum or installment) would be effected, under the Plan or any Award Certificate by reason of the occurrence of a Change in Control, or the Participant’s Disability, termination of employment or separation from service, such amount or benefit will not be payable or distributable to the Participant, and/or such different form of payment will not be effected, by reason of such circumstance unless (i) the circumstances giving rise to such Change in Control, Disability, termination of employment or separation from service meet any description or definition of “change in control event”, “disability” or “separation from service”, as the case may be, in Section 409A of the Code and applicable regulations (without giving effect to any elective provisions that may be available under such definition), or (ii) the payment or distribution of such amount or benefit would be exempt from the application of Section 409A of the Code by reason of the short-term deferral exemption or otherwise. This provision does not prohibit the vesting of any Award. If this provision prevents the payment or distribution of any amount or benefit, such payment or distribution shall be made on the next earliest payment or distribution date or event specified in the Award Certificate that is permissible under Section 409A. If this provision prevents the application of a different form of payment of any amount or benefit, such amount or benefit shall be paid or distributed in the form that would have applied absent the Change in Control, Disability, termination of employment, or separation from service, as applicable.

(c)      Allocation among Possible Exemptions.    If any one or more Awards granted under the Plan to a Participant could qualify for any separation pay exemption described in Treas. Reg. Section 1.409A-1(b)(9), but such Awards in the aggregate exceed the dollar limit permitted for the separation pay exemptions, the Company (acting through the Committee or the Head of Human Resources) shall determine which Awards or portions thereof will be subject to such exemptions.

(d)      Six-Month Delay in Certain Circumstances.    Notwithstanding anything in the Plan or in any Award Certificate to the contrary, if any amount or benefit that would constitute non-exempt “deferred compensation” for purposes of Section 409A of the Code would otherwise be payable or distributable under this Plan or any Award Certificate by reason of a Participant’s separation from service during a period in which the Participant is a Specified Employee (as defined below), then, subject to any permissible acceleration of payment by the Committee under Treas. Reg. Section 1.409A-3(j)(4)(ii) (domestic relations order), (j)(4)(iii) (conflicts of interest), or (j)(4)(vi) (payment of employment taxes):

(i)      the amount of such non-exempt deferred compensation that would otherwise be payable during the six-month period immediately following the Participant’s separation from service will be accumulated through and paid or provided on the first day of the seventh month following the Participant’s separation from service (or, if the Participant dies during such period, within thirty (30) days after the Participant’s death) (in either case, the “Required Delay Period”); and

(ii)      the normal payment or distribution schedule for any remaining payments or distributions will resume at the end of the Required Delay Period.

For purposes of this Plan, the term “Specified Employee” has the meaning given such term in Code Section 409A and the final regulations thereunder, provided, however, that, as permitted in such final regulations, the Company’s Specified Employees and its application of the six-month delay rule of Code Section 409A(a)(2)(B)(i) shall be determined in accordance with rules adopted by the Board or a committee thereof, which shall be applied consistently with respect to all nonqualified deferred compensation arrangements of the Company, including this Plan.

(e)      Grants to Employees of Affiliates.    Eligible Participants who are service providers to an Affiliate may be granted Options or SARs under this Plan only if the Affiliate qualifies as an “eligible issuer of service recipient stock” within the meaning of §1.409A-1(b)(5)(iii)(E) of the final regulations under Code Section 409A. For the avoidance of doubt, as of January 28, 2009, Duke Realty Limited Partnership, Duke Realty Services Limited Partnership, and Duke Construction Limited Partnership qualify as “eligible issuers of service recipient stock.”

(f)      Installment Payments.    If, pursuant to an Award, a Participant is entitled to a series of installment payments, such Participant’s right to the series of installment payments shall be treated as a right to a series of separate payments and not to a single payment. For purposes of the preceding sentence, the term “series of installment payments” has the meaning provided in Treas. Reg. Section 1.409A-2(b)(2)(iii) (or any successor thereto).

17.4.      Withholding.    The Company or any Affiliate shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of the Plan. The Company shall have the authority to require a Participant to remit cash to the Company in lieu of the surrender of Shares for tax withholding obligations if the surrender of Shares in satisfaction of such withholding obligations would result in the Company’s recognition of expense under generally accepted accounting principles. With respect to withholding required upon any taxable event under the Plan, the Committee may, at the time the Award is granted or thereafter, require or permit that any such withholding requirement be satisfied, in whole or in part, by withholding from the Award Shares having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes.

17.5.      No Right to Continued Service.    Nothing in the Plan, any Award Certificate or any other document or statement made with respect to the Plan, shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any Participant’s employment or status as an officer, director or consultant at any time, nor confer upon any Participant any right to continue as an employee, officer, director or consultant of the Company or any Affiliate, whether for the duration of a Participant’s Award or otherwise.

17.6.      Unfunded Status of Awards.    The Plan is intended to be an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Certificate shall give the Participant any rights that are greater than those of a general creditor of the Company or any Affiliate. This Plan is not intended to be subject to ERISA.

17.7.      Relationship to Other Benefits.    No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Company or any Affiliate unless provided otherwise in such other plan.

17.8.      Expenses.    The expenses of administering the Plan shall be borne by the Company and its Affiliates.

17.9.      Titles and Headings.    The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

17.10.      Gender and Number.    Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

17.11.      Fractional Shares.    No fractional Shares shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding up or down.

17.12.      Government and Other Regulations.

(a)      Notwithstanding any other provision of the Plan, no Participant who acquires Shares pursuant to the Plan may, during any period of time that such Participant is an affiliate of the Company (within the meaning of the rules and regulations of the Securities and Exchange Commission under the 1933 Act), sell such Shares, unless such offer and sale is made (i) pursuant to an effective registration statement under the 1933 Act, which is current and includes the Shares to be sold, or (ii) pursuant to an appropriate exemption from the registration requirement of the 1933 Act, such as that set forth in Rule 144 promulgated under the 1933 Act.

(b)      Notwithstanding any other provision of the Plan, if at any time the Committee shall determine that the registration, listing or qualification of the Shares covered by an Award upon any Exchange or under any foreign, federal, state or local law or practice, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the purchase or receipt of Shares thereunder, no Shares may be purchased, delivered or received pursuant to such Award unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Committee. Any Participant receiving or purchasing Shares pursuant to an Award shall make such representations and agreements and furnish such information as the Committee may request to assure compliance with the foregoing or any other applicable legal requirements. The Company shall not be required to issue or deliver any certificate or certificates for Shares under the Plan prior to the Committee’s determination that all related requirements have been fulfilled. The Company shall in no event be obligated to register any securities pursuant to the 1933 Act or applicable state or foreign law or to take any other action in order to cause the issuance and delivery of such certificates to comply with any such law, regulation or requirement.

17.13.      Governing Law.    To the extent not governed by federal law, the Plan and all Award Certificates shall be construed in accordance with and governed by the laws of the State of Indiana.

17.14.      Additional Provisions.    Each Award Certificate may contain such other terms and conditions as the Committee may determine; provided that such other terms and conditions are not inconsistent with the provisions of the Plan.

17.15.      No Limitations on Rights of Company.    The grant of any Award shall not in any way affect the right or power of the Company to make adjustments, reclassification or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets. The Plan shall not restrict the authority of the Company, for proper corporate purposes, to draft or assume awards, other than under the Plan, to or with respect to any person. If the Committee so directs, the Company may issue or transfer Shares to an Affiliate, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Affiliate will transfer such Shares to a Participant in accordance with the terms of an Award granted to such Participant and specified by the Committee pursuant to the provisions of the Plan.

17.16.      Indemnification. Each person who is or shall have been a member of the Committee, or of the Board, or an officer of the Company to whom authority was delegated in accordance with Article 4 shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of his or her own willful misconduct or except as expressly provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

The foregoing is hereby acknowledged as being the Duke Realty Corporation 2005 Long-Term Incentive Plan as most recently adopted by the Board on January 28, 2009, and approved by the stockholders on [                    , 2009].

DUKE REALTY CORPORATION

By:
Dennis D. Oklak,
Chairman of the Board and Chief Executive Officer

DUKE REALTY CORPORATION ATTN: SHONA BEDWELL 600 EAST 96TH STREET, SUITE 100 INDIANAPOLIS, INDIANA 46240

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DKERE1                                 KEEP THIS PORTION FOR YOUR RECORDS

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

DUKE REALTY CORPORATION		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. _________________________________
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL NOMINEES.”
1.	Proposal to elect twelve directors to serve for a term of one year.	☐	☐	☐
NOMINEES:
	01) Thomas J. Baltimore, Jr.	07) Martin C. Jischke, Ph.D.
	02) Barrington H. Branch	08) L. Ben Lytle
	03) Geoffrey Button	09) Dennis D. Oklak
	04) William Cavanaugh III	10) Jack R. Shaw
	05) Ngaire E. Cuneo	11) Lynn C. Thurber
	06) Charles R. Eitel	12) Robert J. Woodward, Jr.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL.							For	Against	Abstain
2.	Proposal to ratify the reappointment of KPMG LLP as its independent registered public accounting firm.						☐	☐	☐
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL.							☐	☐	☐
3.

Proposal to approve the Company’s Amended and Restated 2005 Long-Term Incentive Plan to increase the shares of common stock that may be issued thereunder by 3,900,000 shares and re-approve a list of qualified business criteria for performance based awards in order to preserve Federal income tax deductions.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDERS. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS ONE, TWO AND THREE.
The undersigned acknowledges receipt from Duke Realty Corporation of, prior to the execution of this proxy, a notice of the meeting, a proxy statement, and an annual report to shareholders.

NOTE: Please sign exactly as your name appears above. When shares are held as joint tenants, both owners should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If the signer is a corporation, please sign in full corporate name by President or other authorized officer. If the signer is a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]		Date			Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting of Shareholders to be Held on April 29, 2009

The Company’s 2009 Proxy Statement, 2009 Proxy Card and 2008 Annual Report are available at http://phx.corporate-ir.net/phoenix.zhtml?c=60691&p=proxy.

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DKERE2

DUKE REALTY CORPORATION

PROXY

600 EAST 96th STREET, SUITE 100

INDIANAPOLIS, INDIANA 46240

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints Dennis D. Oklak and Howard L. Feinsand, and each of them, attorneys-in-fact and proxies, with full power of substitution, to vote, as designated on the reverse side of this proxy, all shares of common stock of Duke Realty Corporation which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held on April 29, 2009, at 3:00 p.m. local time, at the Conrad Indianapolis, 50 West Washington Street, Indianapolis, Indiana 46204, and at any adjournment or postponement thereof.

To vote your proxy, please date and sign on the reverse side, and mail your proxy card in the envelope provided as soon as possible. You may also vote on the Internet or by telephone by following the instructions on page 4 of the proxy statement.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(Continued on the reverse side)

REVOCABLE PROXY